UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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BROADCOM INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:	April 5, 2021
Time:	11:00 a.m. Pacific Time
Place:	1320 Ridder Park Drive, San Jose, California 95131
Items of business:	●	To elect each of the nine director nominees named in this proxy statement for the next year.
	●	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending October 31, 2021.
	●	To approve an amendment and restatement of our 2012 Stock Incentive Plan.
	●	To hold an advisory vote to approve the compensation of our named executive officers.
	●	To transact any other business as may properly come before the meeting or any postponements or adjournments to the meeting.
Record date:	February 8, 2021
These items of business are described more fully in the accompanying Proxy Statement. We will be providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, on or about February 19, 2021, we are mailing to most of Broadcom’s common stockholders a notice of availability of proxy materials instead of a paper copy of the Proxy Statement and our 2020 Annual Report.
Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. Voting will ensure you are represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting. You may cast your vote over the Internet, by telephone, by mail or during the Annual Meeting.
By Order of the Board,
Hock E. Tan
Director, Chief Executive Officer and President

February 19, 2021
Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 5, 2021:
The notice of meeting, Proxy Statement and annual report to stockholders are available at http://investors.broadcom.com.

We are monitoring public health and travel safety concerns relating to COVID-19. If we determine that a change in the date, time or location of the Annual Meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release and additional proxy materials filed with the Securities and Exchange Commission, and on our Investor Center page at http://investors.broadcom.com. Please check this website in advance of the meeting date if you are planning to attend in person, and we encourage you to vote your shares prior to the Annual Meeting.

Broadcom Inc.    i

ii    2021 Proxy Statement

Broadcom Inc.    iii

PROXY STATEMENT SUMMARY
Your proxy is being solicited by the Board of Directors of Broadcom Inc. (our “Board”) in connection with the 2021 Annual Meeting of Stockholders (the “Annual Meeting”). We are making the Notice of Internet Availability of Proxy Materials (the “Internet Notice”), this proxy statement (the “Proxy Statement”) and the accompanying proxy card, and our Annual Report on Form 10-K (the “2020 Annual Report”) for our fiscal year ended November 1, 2020 (“Fiscal Year 2020”) available to common stockholders on or about February 19, 2021. This summary highlights information contained elsewhere in this Proxy Statement. We encourage you to review the entire Proxy Statement before voting.
Unless the context otherwise requires, references in this Proxy Statement to “Broadcom,” “we,” “our,” “us” and similar terms are to Broadcom Inc.

2021 Annual Meeting of Stockholders

Date:	Monday, April 5, 2021
Time:	11:00 a.m., Pacific Time
Place:	Broadcom Inc., 1320 Ridder Park Drive, San Jose, CA 95131
Record Date:	February 8, 2021

How to Vote
Your vote is important. Holders of common stock as of the close of business on February 8, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible using one of the following methods:

Internet	Telephone	Mail

Vote your shares online at www.proxyvote.com	Vote by calling (800) 690-6903	Complete, sign and date your proxy card and return it in the postage-paid envelope
Proposals and Board Recommendations

Proposal		Board Recommendation	Page
●	To elect each of the nine director nominees for the next year	For each director nominee	16
●	To ratify the appointment of our independent registered public accounting firm for our fiscal year ending October 31, 2021	For	21
●	To approve an amendment and restatement of our 2012 Stock Incentive Plan	For	24
●	To hold an advisory vote to approve the compensation of our named executive officers	For	36

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2021 Director Nominees

		Committees				# of Other Public
Name	Independent	Audit	Compensation	NESG	Executive	Company Boards
Diane M. Bryant	✓		◆			—
Gayla J. Delly	✓	◆		◆		2
Raul J. Fernandez	✓	◆		◆		3
Eddy W. Hartenstein (Lead Independent Director)	✓		❖	❖	◆	1
Check Kian Low	✓		◆	◆		1
Justine F. Page	✓	❖			◆	—
Henry Samueli, Ph.D. (Chairman of the Board)					❖	—
Hock E. Tan (CEO)					◆	—
Harry L. You	✓	◆	◆			2
◆ Member ❖ Chairperson

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Our Financial Performance
Fiscal Year 2020 Financial Results Highlights
Our Fiscal Year 2020 performance continued to be strong despite the on-going COVID-19 pandemic and macroeconomic uncertainties. As shown in the charts below, our financial results highlights for Fiscal Year 2020 include:
•    Continued increase in year-over-year revenue to $23,888 million, a 6% increase over our fiscal year ended November 3, 2019 (“Fiscal Year 2019”).
•    GAAP operating income of $4,014 million, a 17% increase over Fiscal Year 2019, and our non-GAAP operating income of $12,939 million, an 8% increase over Fiscal Year 2019.*
•    Net cash provided by operating activities of $12,061 million, a 24% increase over Fiscal Year 2019, and free cash flow of $11,598 million, a 25% increase over Fiscal Year 2019.*

Revenue
(in billions)
$24.5
$24.0
$23.5
$23.0
$22.5
$22.0
$21.5
$21.0
$20.5
$20.0
$19.5
$19.0
$20.8
$22.6
$23.9
2018
2019
2020

Operating Income
(in billions)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
$5.1
$3.4
$4.0
2018
2019
2020

Free Cash Flow
(in billions)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$8.2
$9.3
$11.6
2018
2019
2020

* See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.
Return of Capital to Stockholders
Our strong cash flow in Fiscal Year 2019 enabled us to return an aggregate of $6,000 million to our stockholders during Fiscal Year 2020, consisting of $5,235 million in cash dividends and $765 million in eliminations of shares withheld to cover employee withholding taxes due upon the vesting of net settled equity awards. Our strong free cash flow in Fiscal Year 2020 enabled us to increase our quarterly dividend to $3.60 per share in our first quarter of our fiscal year ending October 31, 2021 (“Fiscal Year 2021”), an increase of 11% over the quarterly dividend paid in Fiscal Year 2020.

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Total Stockholder Return
Our five-year total stockholder return (“TSR”) performance, based on an investment of $100 in Broadcom common stock on the last trading day of our fiscal year 2015, has been very strong on both an absolute and relative basis. Although our one-year TSR increased significantly, we believe long-term TSR is a more relevant measure, as our stock price over short-term periods is frequently impacted by short-term market volatility, share price movements and macroeconomic pressures unrelated to our underlying performance.
As shown in the graph below:
•    Our one-year TSR increased by 23.5% in Fiscal Year 2020.
•    Our TSR has increased by 15.7% annually on average over the past three years, and by 26.8% annually on average over the past five years.
•    Our TSR for all three of these periods have significantly outperformed our peer group median and the S&P 500 Index.
•    We have significantly increased our absolute TSR since our initial public offering in 2009 by over 2,500%, with a cumulative TSR increase of 34.0% annually on average.

Cumulative TSR
Broadcom
S&P 500 Index
Peer Group Median
$350
$300
$250
$200
$150
$100
$50
$-
2015
2016
2017
2018
2019
2020

Executive Compensation
Executive Compensation Program Governance
Our executive compensation program is designed to reward our executive officers for producing sustainable growth in share value that is consistent with our strategic plan, to align the interests of our executive officers with the interests of our stockholders, and to attract and retain top talent. The table below highlights our key executive compensation program governance practices.

Best Practices We Employ		Practices We Do Not Employ
✓	Majority of named executive officer (“NEO”) compensation tied to long-term performance	X	No excessive risk taking in our incentive plan design
✓	Performance metrics are directly tied to value creation for stockholders	X	No re-pricing of underwater stock options
✓	Caps on cash and equity incentive plan payouts	X	No excise tax gross-ups
✓	“Double trigger” change in control payments and benefits	X	No supplemental retirement and pension benefits
✓	Engagement of an independent compensation consultant	X	No guaranteed bonuses
✓	Annual risk assessment of all of our compensation programs	X	No perquisites, other than in modest amounts
✓	Chief Executive Officer (“CEO”) compensation is reviewed and approved by the independent directors
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Fiscal Year 2020 Named Executive Officer Pay Mix
The following charts compare the percentage breakdown of target total direct compensation for Fiscal Year 2020 for our CEO and our other NEOs. About half of our NEOs’, and more for our CEO’s, target total direct compensation in Fiscal Year 2020 is dependent upon our financial performance. Target total direct compensation consists of base salary, target short-term incentives (“STI”) through our annual performance cash bonus plan and target long-term incentives (“LTI”) in the form of equity awards comprised of service-based restricted stock units (“RSUs”) and performance-based stock units (“PSUs”) based on the fair market value of the awards on the grant date. In Fiscal Year 2019, we granted to our NEOs, other than our CEO, multi-year equity grants of RSUs and PSUs, which vest on the same basis as if four annual equity grants were made on March 15 each year, beginning in 2019 for four successive years (the “Multi-Year Equity Awards”). The NEO chart below only shows those Multi-Year Equity Awards granted January 15, 2019 that began vesting on March 15, 2020, assuming target performance level attainment. Likewise, as the PSU award granted to our CEO during our fiscal year ended October 29, 2017 (“Fiscal Year 2017”) was a long-term multi-year award, the chart below shows the annualized value of this award, which vests over four years, assuming target performance level attainment. Our NEOs did not receive any equity award grants in Fiscal Year 2020.
Corporate Governance
We design our corporate governance framework to support the long-term interests of our stockholders and compliance with regulatory requirements related to corporate governance. We also closely monitor governance trends and best practices. Some of our key governance practices include the following:

✓	Proactive adoption of market standard proxy access provisions	✓	Annual election of directors
✓	Two or more stockholders holding at least 10% of outstanding shares may call special meetings	✓	Majority voting for directors in uncontested election
✓	No supermajority voting requirements for bylaw amendments	✓	Separate Chairman and CEO roles, with a Lead Independent Director
✓	No “poison pill” anti-takeover provisions	✓	Strong independent Board, 7 of 9 directors are independent
✓	Annual say-on-pay vote	✓	Annual Board and committee evaluations
✓	Anti-hedging and anti-pledging policy for employees and directors	✓	Mandatory offer of board resignation at age 75
✓	Stock ownership guidelines for all executive officers and directors	✓	Active board refreshment process, adding 3 women directors and 2 ethnically diverse directors since 2017
Stockholder Engagement
We believe actively engaging with, and understanding the concerns and views of, our stockholders is an important factor in developing corporate practices that support our business, including in designing an effective executive compensation program. Our Lead Independent Director and chairperson of the Compensation Committee, Mr. Hartenstein, together with members of management and the Investor Relations (“IR”) team, annually participate in our robust stockholder outreach and engagement program.
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During Fiscal Year 2020, Mr. Hartenstein, with members of management and the IR team, contacted stockholders beneficially owning over 60% of our then outstanding shares of common stock. This resulted in discussions with our largest stockholders on matters such as our executive management succession plan, executive compensation program and equity compensation strategy.
Following Fiscal Year 2020, Mr. Hartenstein, along with our Chairman of the Board and members of management, continued to meet with our stockholders to discuss our executive management succession plan, executive compensation program, equity compensation strategy, proposed amendment and restatement of our 2012 Stock Incentive Plan (the “2012 Plan”) and our corporate social responsibility program.
Corporate Social Responsibility
In response to increasing interest in our corporate social responsibility and sustainability program, we produced in February 2021 our first report on environment/climate, social and governance matters that discusses our responsible business and procurement practices, as well as our talented and dedicated workforce. Our Environmental, Social and Governance (“ESG”) Report is available in the Citizenship and the Investor Center sections of our website.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the Securities and Exchange Commission (“SEC”), such as those discussed under the heading, “Risk Factors,” in our 2020 Annual Report and as may be updated in our subsequent SEC filings.

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CORPORATE GOVERNANCE
Board of Directors
Our Board oversees the conduct of our business by our senior management, provides guidance on our strategic and business planning processes, is principally responsible for the succession planning for our key executives, including our CEO, and ensures that the long-term interests of stockholders are being served.
Our Board held eight meetings during Fiscal Year 2020. Each director attended at least 75% of the aggregate number of meetings of our Board and all committees of our Board on which he or she served during Fiscal Year 2020. Our independent directors met at regularly scheduled executive sessions without management present. Our Corporate Governance Guidelines provide that each director is expected to attend the annual meetings of our stockholders. All of our directors attended the annual meeting in March 2020.
Board Leadership Structure
Our Board believes that Broadcom and its stockholders are best served by a Board leadership structure in which the roles of the CEO and the Chairman of the Board are held by different individuals, and that there be a Lead Independent Director if the Chairman is not independent. Under this structure our CEO is generally responsible for setting the strategic direction of Broadcom and for the day-to-day management of our operations. The independent Chairman or the Lead Independent Director, as applicable, provides strong independent leadership to assist our Board in fulfilling its oversight role of management and our risk management practices, approves the agenda for Board meetings and presides over Board meetings and over the meetings of our independent directors in executive session. Our Board annually reviews its leadership structure to determine whether it continues to best serve Broadcom and its stockholders. Currently, Mr. Tan serves as our President and CEO, Dr. Samueli serves as our Chairman of the Board and Mr. Hartenstein serves as our Lead Independent Director. Upon his election as Chairman of the Board in 2018, Dr. Samueli resigned from his position as our Chief Technical Officer.
Director Independence
Our Board annually reviews the independence of each director and nominee and considers whether such individual has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our Board has made the determination that transactions or relationships between Broadcom and an entity where a director or nominee serves as a non-employee director and/or is the beneficial owner, directly or indirectly, of less than 10% of such entity, or where a director or nominee for director serves on a non-employee advisory board of, or in a non-employee advisory capacity to, such an entity, are presumed immaterial for the purposes of assessing a director’s independence.
As a result of its review, our Board has determined that Messrs. Hartenstein, Fernandez, Low and You, and Mses. Bryant, Delly and Page, representing seven of our nine director nominees, are currently “independent directors,” as defined under the applicable rules and regulations of the SEC and the Nasdaq Stock Market (“Nasdaq”). In addition, our Board previously determined that Mr. Peter Marks, who retired from our Board on March 30, 2020, was independent.
Director Nominations
In accordance with our Corporate Governance Guidelines, our Board seeks individuals to serve as directors who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective in providing the diversity of skills and background, soundness of judgment appropriate for the business and operations of Broadcom, and serving the long-term interests of our stockholders.
When evaluating director candidates, the Nominating, Environmental, Social & Governance Committee (“NESG Committee”) seeks to ensure that our Board has the requisite skills, experience and expertise, and that our Board consist of persons with appropriately diverse and independent backgrounds. The NESG Committee will consider all aspects of a candidate’s qualifications in the context of the needs of Broadcom, including:
•    independence from management;
•    personal and professional integrity, ethics and values;
•    experience as an officer in corporate management;
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•    experience and expertise in our industry and international business and familiarity with Broadcom;
•    experience as a board member of another public company;
•    practical and mature business judgment;
•    diversity of background and perspective (inclusive of age, ethnicity, experience, gender and race);
•    current Board size and composition and the extent to which a candidate would fill a present need on our Board; and
•    other ongoing commitments and obligations of the candidate.
The NESG Committee will consider nominee recommendations from its members, other Board members and members of our management, as well as nominees recommended by our stockholders. The NESG Committee has from time to time also engaged third-party search firms to assist in identifying and evaluating possible candidates.
See “Other Information – Stockholder Proposals and Director Nominations for the 2022 Annual Meeting” below for information on the requirements for director nominations, including nominations using proxy access.
Board Committees
Our Board has an Audit Committee, a Compensation Committee, a NESG Committee and an Executive Committee. Each of the Audit Committee, the Compensation Committee and the NESG Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. The charters for all four committees are available in the “Investor Center—Corporate Governance—Documents” section of our website (http://investors.broadcom.com). Stockholders may also request a copy from Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131.
Audit Committee
Each member of the Audit Committee is independent in accordance with the audit committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Mses. Delly and Page and Mr. You is an audit committee financial expert under applicable SEC rules and has the requisite financial sophistication required by applicable Nasdaq rules.
•

Members	Primary Responsibilities	Meetings in Fiscal Year 2020

Justine F. Page (Chair) Gayla J. Delly Raul J. Fernandez Harry L. You
•Oversee the quality and integrity of our financial statements and internal controls
•Determine the appointment, compensation, retention, qualifications and independence of our independent registered public accounting firm
•Conduct an annual performance evaluation of our internal audit function and independent registered public accounting firm
•Oversee our financial and operational risk, including any exposures and risks related to data privacy and information technology systems controls and security, and the steps management takes to monitor, control and report such exposure
•Oversee our compliance with legal and regulatory requirements
•Review related party transactions
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Compensation Committee
Each member of the Compensation Committee is independent in accordance with the compensation committee independence requirements under the applicable rules and regulations of the SEC and Nasdaq and is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Members	Primary Responsibilities	Meetings in Fiscal Year 2020

Eddy W. Hartenstein (Chair) Diane M. Bryant Check Kian Low Harry L. You
•Determine our executives’ base and incentive compensation (other than that of our CEO)
•Provide input and recommendations to the independent directors of our Board regarding our CEO’s compensation
•Design (in consultation with management or our Board) and evaluate our compensation plans, policies and programs
•Administer our equity-based plans and approve the terms of equity-based grants pursuant to those plans
•Confirm that our compensation programs do not encourage unnecessary risk taking
•Review and discuss, at least annually, the relationship between risk management policies and practices, business strategy and officers’ compensation
•Establish and periodically review policies concerning perquisite benefits
•Review and approve all employment agreements, severance and change-in-control arrangements and perquisites for officers and other executives, other than the CEO, and make recommendations to our Board regarding such agreements and perquisites with our CEO
•Review and make recommendations to our Board compensation for non-employee directors
•Provide oversight over the Compensation Committee’s compensation consultant
5
Our management conducted its annual review of our compensation policies and practices for our employees, as they relate to our risk management, and reported their findings in January 2021 to the Compensation Committee. Our compensation policies and practices (described in more detail under “Compensation Discussion and Analysis” and “Executive Compensation” below) balance short- and long-term goals and awards, as well as the mix of the cash and equity components. Based upon this review, the Compensation Committee believes the elements of our compensation programs do not encourage unnecessary or excessive risk-taking, and are not reasonably likely to have a material adverse effect on Broadcom in the future.
To the extent permitted by applicable law and the Nasdaq rules, the Compensation Committee may delegate its responsibilities to a subcommittee or officers, and may authorize members of our Human Resources department to carry out certain administrative duties regarding our compensation programs.
For information on the processes and procedures followed by the Compensation Committee and our Board, and the role of its compensation consultant and our CEO, in the consideration and determination of executive compensation, see “Compensation Discussion and Analysis” below.
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Nominating, Environmental, Social & Governance Committee
Each member of the NESG Committee is independent in accordance with the applicable Nasdaq rules and regulations.

Members	Primary Responsibilities	Meetings in Fiscal Year 2020

Eddy W. Hartenstein (Chair) Gayla J. Delly Raul J. Fernandez Check Kian Low
•Take a leadership role in shaping our corporate governance policies and procedures and develop recommendations for our Board
•Identify, evaluate and recommend to our Board qualified candidates to become directors and to fill vacancies on the Board
•Assess director independence
•Oversee the annual evaluation of our Board and its committees
•Consider stockholder proposals submitted for consideration at our annual meeting of stockholders
•Periodically assess director continuing education with respect to our business, financial statements, corporate governance and other appropriate subjects
•Periodically review and assess our Corporate Governance Guidelines and recommend changes to our Board
•Oversee Broadcom's corporate responsibility and sustainability program, including the impact of environment/climate, social (diversity and inclusion) and governance issues on Broadcom's business, and reporting to the Board on such program and issues
4
Executive Committee
The Executive Committee is comprised of our CEO, the Chairman of the Board and such other directors as our Board appoints.

Members	Primary Responsibilities	Meetings in Fiscal Year 2020

Henry Samueli, Ph.D. (Chair) Eddy W. Hartenstein Justine F. Page Hock E. Tan
Review and approve, subject to specified limitations:
•investments, acquisitions, dispositions and capital expenditures
•new or incremental debt financings or borrowings, or amendments thereto, or refinancings thereof, including convertible debt, bond financing and commercial paper
•treasury, cash management and other banking matters
Review and provide recommendations to our Board on matters requiring full Board approval, including:
•business opportunities, strategies and proposals, and other strategic matters
•business plans, annual budgets, targets, operational plans, capital structure and dividend policy
•proposed transactions that exceed its approval thresholds
•efficient organization and management structure of Broadcom
0
Code of Ethics and Business Conduct
Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that is applicable to all members of our Board, executive officers and employees, including our CEO, Chief Financial Officer (“CFO”) and principal accounting officer, a copy of which is available in the “Investor Center—Corporate Governance—Documents” section of our website, or upon request to: Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131. Any amendments to, or waivers from, a provision of the Code of Ethics for our executive officers or directors will be disclosed on our website.
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Corporate Governance Guidelines
Our Board is committed to ensuring that the long-term interests of stockholders are being served. As such, our Board has adopted the Corporate Governance Guidelines that covers various topics relating to our Board and its activities, a copy of which is available in the “Investor Center—Corporate Governance—Documents” section of our website, or upon request to: Investor Relations, Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131. Some of the governance best practices included in our Corporate Governance Guidelines are as follows:
Protections against Director Overboarding
To ensure that our directors are not over-committed and have adequate time to fulfill their duties on our Board, directors may not serve on more than four other public company boards without prior approval, except that a director who also serves as the chief executive officer of a public company should not serve on more than two public company boards in addition to our Board.
Resignation Offered with Significant Job Change
Any director who retires from or terminates his or her present employment, or who materially changes his or her position, is required to submit an offer of resignation as a director of our Board. This provides our Board the opportunity to evaluate whether the individual should continue to sit on our Board in light of his or her new occupational status. Our Board may invite any such director to remain a director if our Board determines that continued access to such director’s knowledge, skills and experience is in the best interests of Broadcom and our stockholders.
Resignation Offered at Age 75
Our Board does not currently believe that a mandatory retirement age for non-employee directors is necessary, and that continued service by a particular director may be in the best interests of Broadcom and our stockholders. However, when a non-employee director reaches the age of 75 years, the director is required to offer his or her resignation to our Board, to be effective as of the next annual meeting of stockholders. This allows our Board to evaluate the composition and needs of our Board and the interests of Broadcom and our stockholders.
Board Evaluations
Our Board is committed to reviewing its performance through an annual evaluation process. The NESG Committee oversees the evaluation process. Through the evaluations, our directors provide feedback on our Board and its committees and our Board assesses its processes and overall effectiveness. The Chairman of the Board and the Lead Independent Director report the results to our full Board and the Chairpersons of each committee report the results to their respective committees.
Board Oversight of Risk Management
Our Board believes that evaluating Broadcom’s risk management practices is one of its most important areas of oversight. In carrying out this critical responsibility, our Board regularly reviews and discusses with management information regarding risks related to our operations, liquidity and credit, cybersecurity, compensation programs and succession planning. In addition, our Board has delegated certain aspects of risk management oversight to each Board committee. The committees report regularly to our Board on matters relating to the specific areas of risk the committees oversee. Members of management report, at least annually, on our risk management practices to the relevant committees and to the full Board.
CEO and Management Succession Planning
Our Board oversees CEO and key management personnel succession planning, which is reviewed by our Board at least bi-annually. Our CEO and Vice President of Human Resources regularly provide our Board with recommendations and evaluations of potential successors for our CEO and other senior management personnel, and review their qualifications and experience. Our Board also regularly reviews the development priorities and achievements of these individuals with our CEO and Vice President of Human Resources. Directors engage with potential CEO and key management personnel successors at least annually at Board meetings and in less formal settings to allow directors to personally assess the candidates. Further, our Board periodically reviews the overall composition of our key management personnel’s qualifications, tenure and experience.
Our Board has developed a CEO succession plan, both on an interim and a longer-term basis. The interim plan would utilize internal candidates and will become effective in the event our CEO unexpectedly becomes unable to perform his
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duties, in order to minimize potential disruption or loss of continuity to Broadcom’s business and operations. The longer-term CEO succession plan is also currently focused on the development of identified internal candidates, as well as on maintaining business and operational continuity.
Stock Ownership Guidelines
Based on competitive market data and after consultation with Compensia, Inc. (“Compensia”), the Compensation Committee’s independent compensation consultants, the stock ownership guidelines for our non-employee directors and executive officers are as follows:

Position	Aggregate Value*
Non-employee Director	5x annual cash retainer
CEO	6x base salary
Executive Officer	3x base salary

*Fair market value of common stock based on the closing price per share as quoted on the Nasdaq Global Select Market on the date of valuation.
Our non-employee directors and executive officers, including our CEO, are expected to satisfy the applicable guidelines within five years of the date on which they become a director or an executive officer and to hold at least such minimum value in shares of common stock for so long as he or she remains a director or an executive officer.
Shares of common stock held in a trust or other estate-planning vehicle established by a non-employee director or an executive officer, which continue to be beneficially owned by such non-employee director or executive officer under SEC rules, count toward achieving the applicable guideline level of stock ownership. Outstanding service-based RSU awards and PSU awards for which the performance criteria have been met count toward achieving the applicable guideline level of stock ownership at a rate of 100%. Vested and exercisable stock option awards held by an executive officer also count toward achieving the applicable guideline level of stock ownership at a rate of 50%, i.e. two vested option shares will count as one share of common stock.
As of February 8, 2021, all of our executive officers and non-employee directors had achieved the level of stock ownership set forth under the guidelines.
Anti-Hedging and Trading Restrictions
Our insider trading policy prohibits our directors and employees (including, without limitation, our executive officers) from hedging or pledging our securities, making short sales or trading in derivative securities related to our securities.
Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee, Ms. Bryant and Messrs. Hartenstein, Low and You, are not, and have never been, officers or employees of Broadcom. During Fiscal Year 2020, none of our executive officers served on the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.
Corporate Social Responsibility
Our NESG Committee oversees and regularly reports to our Board on environment/climate, social (diversity and inclusion) and governance matters, including with respect to Broadcom’s corporate social responsibility and sustainability program and initiatives. In recognition of the increased importance of corporate social responsibility and sustainability for Broadcom’s continued business success, our Board changed the name of the “Nominating and Corporate Governance Committee” to the “Nominating, Environmental, Social and Governance Committee.”
In addition, we produced our first Environmental, Social and Governance (“ESG”) Report in February 2021 that covers our activities in Fiscal Year 2020 due to the increasing interest in our corporate social responsibility and sustainability program. Our report discusses our responsible business and procurement practices, as well as our talented and dedicated workforce whose diversity of ideas, experiences, cultures and perspectives enable us to deliver mission-critical solutions to our customers. Our Board also reviewed our first ESG Report. For more information, see our ESG 2020 Report, a copy of which is available in the Citizenship and the Investor Center sections of our website.
12    2021 Proxy Statement

Stockholder Communications With Our Board
You may communicate with our Board at the following address:
The Board of Directors
Broadcom Inc.
c/o Chief Legal Officer
1320 Ridder Park Drive
San Jose, California 95131
Communications are distributed to our Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded, but will be made available to any director upon request.

13    Broadcom Inc.

DIRECTOR COMPENSATION
On an annual basis, the Compensation Committee reviews our non-employee director compensation, with input from Compensia, its independent compensation consultant, regarding market practice and the competitiveness of our non-employee director compensation program. Compensia also conducts a review of our non-employee director compensation levels relative to our peer group provided in “Compensation Discussion and Analysis” below, and our total average compensation to our non-employee directors (excluding Dr. Samueli who declined compensation for his Board service) as of December 2020 was at approximately the 63rd percentile of such compensation peer group. Our Board approves any changes to our non-employee director compensation, taking into consideration the recommendations of the Compensation Committee and based on its own review. Our non-employee directors receive cash and equity compensation in consideration for their service on our Board, as set forth in more detail below, but do not receive any non-equity incentive compensation or participate in any company pension plan or deferred compensation plan. Based on the recommendation of the Compensation Committee, our Board decided to not make any changes to our non-employee director compensation for Fiscal Year 2020.
Dr. Samueli has declined all compensation, including equity awards, for his service on our Board and as its Chairman. However, we provide Dr. Samueli with access to office space and administrative support in connection with the discharge of his duties as Chairman. The unvested equity awards that we previously granted to Dr. Samueli during his tenure as an employee of Broadcom will continue to vest, subject to the terms and conditions of the awards. We also do not compensate Mr. Tan for his service on our Board or any committee of our Board.
Director Compensation Program
Cash Compensation
Our non-employee directors are entitled to receive the following annual cash compensation, payable quarterly:

Annual Fees
Board membership (payable to all non-employee directors)	$90,000
Additional amounts, as applicable, payable to:
Independent Chairperson of the Board	$150,000
Lead Independent Director	$100,000
Chairperson of the Audit Committee	$40,000
Chairperson of the Compensation Committee	$22,500
Chairperson of the NESG Committee	$20,000
Member of the Audit Committee (other than chairperson)	$15,000
Member of the Compensation Committee (other than chairperson)	$10,000
Member of the NESG Committee (other than chairperson)	$10,000
In addition, we reimbursed or paid non-employee directors for travel and other out-of-pocket expenses related to their attendance at Board and committee meetings, the annual meeting of stockholders and other Board-related travel undertaken at our request.
Equity Compensation
Our non-employee directors also receive the following equity awards:
•    upon appointment to our Board, an initial RSU award using a target value of $220,000, prorated based on the expected portion of a year to be served between the time of such director’s appointment and the anticipated date of our annual meeting of stockholders immediately following the director’s appointment; and, thereafter,
•    an annual RSU award using a target value of $220,000, to be granted on the date of each annual meeting of stockholders, subject to the director’s re-election at such meeting.
To determine the number of shares of common stock granted pursuant to such awards, the value of the award is divided by the average of our per share closing market prices quoted on the Nasdaq Global Select Market, over the 30 calendar days immediately preceding the grant date. These RSU awards vest in full on the earlier of (i) the first anniversary of the grant date or (ii) the date on which the annual meeting of stockholders immediately following the grant date is held, subject to the director’s continued service on our Board.
14    2021 Proxy Statement

Director Compensation for Fiscal Year 2020
The following table sets forth information regarding compensation earned by our non-employee directors during Fiscal Year 2020.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Diane M. Bryant	$100,000	$215,537	$315,537
Gayla J. Delly	$115,000	$215,537	$330,537
Raul J. Fernandez(2)	$86,250	$249,947	$336,197
Eddy W. Hartenstein	$232,500	$215,537	$448,037
Check Kian Low	$110,000	$215,537	$325,537
Peter J. Marks(3)	$55,000	—	$55,000
Justine F. Page	$130,000	$215,537	$345,537
Harry L. You	$112,500	$215,537	$328,037

(1)    Represents the grant date fair value of RSU awards granted in Fiscal Year 2020, determined in accordance with Accounting Standards Codification Topic Number 718 (“ASC 718”), which is the closing market price of Broadcom common stock on the date of grant, reduced by the present value of dividends expected to be paid on Broadcom common stock prior to vesting. The amounts shown represent the grant date fair value of a RSU award for 949 shares of common stock granted to the director on March 30, 2020 following his or her election to our Board. With respect to Mr. Fernandez, the amount also includes the grant date fair value of an initial RSU award of 115 shares of common stock granted on January 10, 2020 in connection with his appointment to our Board. The table below shows the aggregate number of shares of common stock underlying RSUs held by our non-employee directors as of November 1, 2020:

Name	Number of Shares Underlying RSUs (#)
Diane M. Bryant	949
Gayla J. Delly	949
Raul J. Fernandez	949
Eddy W. Hartenstein	949
Check Kian Low	949
Peter J. Marks	—
Justine F. Page	949
Harry L. You	949
(2)    Mr. Fernandez was appointed to our Board effective January 10, 2020.
(3)    Mr. Marks did not stand for re-election and ceased to be a director effective March 30, 2020.
15    Broadcom Inc.

PROPOSAL 1:
ELECTION OF DIRECTORS
Director Nominees
Our Board is comprised of nine directors and our directors are elected each year at the annual meeting of stockholders. Upon the recommendation of the NESG Committee, our Board nominated the nine individuals below for election as directors, all of whom are currently directors. Our Board expects that each of the director nominees will be available to serve as a director. Stockholders may not vote their proxies for a greater number of persons than the number of nominees named below.
In the event a director nominee resigns or otherwise becomes unwilling or unable to serve after the mailing of the Internet Notice but before the Annual Meeting, our intention would be to make a public announcement of such resignation and either reduce the size of our Board or appoint a substitute nominee, in accordance with our Amended and Restated Bylaws (the “Bylaws”). If we reduce the size of our Board, this would reduce the number of nominees to be elected at the Annual Meeting. Votes received in respect of such director would not be counted in such circumstances. In the event that we instead propose to elect a substitute nominee at the Annual Meeting to fill any such vacancy, it is intended that the shares represented by the proxy will be voted for such substitute nominee.
Our NESG Committee and our Board evaluate director nominees based on a number of qualifications and attributes. In considering whether the director nominees have the experience, qualifications, attributes and skills to serve as directors of Broadcom, in light of our business and structure, the NESG Committee and our Board focused primarily on the information discussed in each of the director nominee’s biographical information set forth below. Our Board believes that each director nominee has the relevant experience, personal and professional integrity, the ability to make independent, analytical inquiries, experience with and understanding of our business and business environment, and the willingness and ability to devote adequate time to Board duties. We also believe that the director nominees together have the skills and experience to form a board that is well suited to oversee the risks and opportunities facing Broadcom. The biographical information of each director nominee provided below is as of February 8, 2021.

Diane M. Bryant

Independent Director Director since 2019 Board Committees: •Compensation Age: 58
Ms. Bryant has served as Chief Executive Officer of NovaSignal Corp. since January 2020. She served as the Chief Operating Officer of Google Cloud (cloud computing services) from 2017 to 2018, where she focused on accelerating the scale and reach of Google Cloud’s business, including optimization of the global supply chain, acceleration of customer adoption, and development of next-generation information technology solutions. Prior to Google Cloud, Ms. Bryant spent 32 years at Intel Corporation, most recently serving as Group President of Intel’s Data Center Group, the worldwide organization that develops server, storage and network platforms for the digital services economy, in 2017 and having led that group since 2012, and serving as Intel’s Corporate Vice President and Chief Information Officer, responsible for corporate-wide information technology solutions and services that enable Intel’s business, from 2008 to 2012. Ms. Bryant currently serves on the U.C. Davis Chancellor’s Board of Advisors and U.C. Davis College of Engineering Board of Advisors. She also served as a director of United Technologies Corporation from 2017 until its merger with Raytheon Company in April 2020.

Qualifications: Ms. Bryant’s qualifications to serve on our Board include her more than three decades of experience and executive leadership in the semiconductor industry, in enterprise information technology solution development and deployment, and in advancing cloud computing services worldwide, cybersecurity experience, as well as her public company board and committee experience.

16    2021 Proxy Statement

Gayla J. Delly

Independent Director Director since 2017 Board Committees: •Audit •NESG Age: 61
Ms. Delly served as Chief Executive Officer of Benchmark Electronics Inc. (“Benchmark”), a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments, from January 2012 to September 2016, and served as a director from 2011 to September 2016. At Benchmark, she previously served as President from 2006 to December 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. Ms. Delly is a certified public accountant and was a senior audit manager at KPMG before joining Benchmark. Ms. Delly serves as a director of Flowserve Corporation and National Instruments Corporation.

Qualifications: Ms. Delly’s qualifications to serve on our Board include her leadership experience in senior executive and financial management positions, her international manufacturing experience, her education and experience as an accounting professional, as well as her public company board and committee experience.

Raul J. Fernandez

Independent Director Director since 2020 Board Committees: •Audit •NESG Age: 54
Mr. Fernandez has served as Vice Chairman and owner of Monumental Sports & Entertainment, a private partnership that co-owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and Wizards District Gaming NBA 2K team, and which co-owns and operates the Capital One Arena in Washington, DC, since 2010. He also serves as Special Advisor to, and is a Limited Partner of, each of General Atlantic Partners, a growth equity firm, and Carrick Capital Partners, a private equity firm. Mr. Fernandez previously served in several leadership roles at various technology companies, including, from 2004 to 2017, as Chairman and Chief Executive Officer for ObjectVideo, Inc., a developer of intelligent video surveillance software. Mr. Fernandez also founded Proxicom, Inc., a global provider of e-commerce solutions for Fortune 500 companies, and served as its Chief Executive Officer and Chairman of its board of directors since its inception in 1991 until its acquisition in 2001. He serves as a director of GameStop Corp., DXC Technology Company and Capitol Investment Corp. V. Mr. Fernandez also served as a director of Kate Spade & Co. from 2001 through 2017 and as a member of President George W. Bush’s Council of Advisors on Science and Technology.

Qualifications: Mr. Fernandez’s qualifications to serve on the Board include his more than two decades of extensive operating experience and executive leadership, as a founder and chief executive officer of technology and software companies, his familiarity with government affairs, as well as his public company board and committee experience.

17    Broadcom Inc.

Eddy W. Hartenstein

Lead Independent Director since 2018 Director since 2016 Board Committees: •Compensation (Chair) •NESG (Chair) •Executive Age: 70
Mr. Hartenstein was the publisher and Chief Executive Officer of the Los Angeles Times from August 2008 to August 2014. In addition, he served as co-President of the Tribune Company from October 2010 to May 2011 and as President and Chief Executive Officer from May 2011 to January 2013. Previously, Mr. Hartenstein was Vice Chairman and a member of the board of directors of The DIRECTV Group Inc. (formerly Hughes Electronics Corp.), from December 2003 until his retirement in December 2004. He served as Chairman and Chief Executive Officer of DIRECTV Inc. from late 2001 through 2004 and as President from its inception in 1990 to 2001. He serves as lead independent director of the board of SIRIUS XM Holdings Inc. Mr. Hartenstein also served as a director of Broadcom Corporation from June 2008 through January 2016; SanDisk Corporation from 2005 to May 2016; Rovi Corporation from September 2015 until its acquisition by TiVo Corporation in September 2016; Yahoo, Inc. from April 2016 to June 2017; Tribune Publishing Company from August 2014 to May 2020; and TiVo Corporation from September 2016 until its acquisition by Xperi Corporation in June 2020.

Qualifications: Mr. Hartenstein’s qualifications to serve on our Board include his business leadership and extensive senior management experience, including successfully creating and entering new markets, cybersecurity experience, as well as his considerable public company director and governance experience.

Check Kian Low

Independent Director Director since 2016 Board Committees: •Compensation •NESG Age: 61
Mr. Low was one of the founding partners and has served as a director of NewSmith Capital Partners LLP, an independent partnership providing corporate finance advice and investment management services, for which he manages the Asia Pacific offices, since 2003. He is also an owner, and has served as a director of, Cluny Capital Limited (BVI) since February 2007. Prior to founding NewSmith in 2003, Mr. Low served as Senior Vice-President and Member of the Executive Management Committee of Merrill Lynch & Co., as well as its Chairman for the Asia Pacific Region, where he held various positions since the start of his employment with that firm in October 1995. Mr. Low serves as the lead independent director of Singapore Telecommunications Limited, a public company listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”). He also serves as a trustee of the Singapore London School of Economics Trust and the Nanyang Technological University. Mr. Low previously served as a director of Neptune Orient Lines Limited from April 2011 to June 2016, a public company listed on the SGX-ST.

Qualifications: Mr. Low’s qualifications to serve on our Board include his considerable executive management, global business and financial and investment experience, as well as his public company board and committee experience.

18    2021 Proxy Statement

Justine F. Page

Independent Director Director since 2019 Board Committees: •Audit (Chair) •Executive Age: 58
Ms. Page served as the Chief Financial Officer, Vice President of Finance, Treasurer, and Secretary of Integrated Circuit Systems, Inc. (“ICS”) from May 1999 to September 2005 when ICS merged with Integrated Device Technology, Inc. (“IDT”), following which Ms. Page retired. She joined ICS in 1993, holding titles including Director of Finance and Administration and Assistant Treasurer. From June 2008 until April 2017, Ms. Page served on the board of our predecessors Avago Technologies Limited and Broadcom Limited. Ms. Page also served as a director and chairperson of the audit committee of SunEdison Semiconductor Limited from May 2014 until December 2016. Ms. Page holds a B.A. degree in accounting from Immaculata College and a Master of Taxation degree from Villanova University.

Qualifications: Ms. Page’s qualifications to serve on our Board include her career in senior financial management positions with semiconductor companies, her education and training as an accounting professional, as well as her public company board and committee experience.

Henry Samueli, Ph.D.

Chairman of the Board since 2018 Director since 2016 Board Committees: •Executive (Chair) Age: 66
Dr. Samueli served as our as Chief Technical Officer from February 2016 to December 2018. He was a co-founder of Broadcom Corporation and served as its Chief Technical Officer from its inception in August 1991 to May 2008 and from December 2009 through January 2016. Dr. Samueli also served as Broadcom Corporation’s Vice President of Research and Development from 1991 to May 2003 and as a technology advisor from May 2008 to December 2009. Dr. Samueli has also been a Professor in the Electrical and Computer Engineering Department at the University of California, Los Angeles since 1985 (on leave of absence since 1995) and a Distinguished Adjunct Professor in the Electrical Engineering and Computer Science Department of the University of California, Irvine since 2003. Prior to Broadcom Corporation, he was the Chief Scientist and one of the founders of PairGain Technologies. From 1980 until 1985, he was employed in various engineering and management positions in the Electronics and Technology Division of TRW, Inc. Dr. Samueli served as Chairman or Co-Chairman of the board of directors of Broadcom Corporation from August 1991 to May 2008 and from May 2011 to January 2016. Dr. Samueli is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a Fellow of the American Academy of Arts and Sciences, a Fellow of the National Academy of Inventors and a Member of the National Academy of Engineering. He received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles. He is a named inventor in 75 U.S. patents.

Qualifications: Dr. Samueli’s qualifications to serve on our Board include his over 40 years of engineering and his management experience in the fields of communications systems and semiconductors. In addition, his co-founding of Broadcom Corporation and his prior service as its Chief Technical Officer provide unique insights into, and understanding of, our operations, technologies and industry.

19    Broadcom Inc.

Hock E. Tan

President and Chief Executive Officer Director since 2006 Board Committees: •Executive Age: 69
Mr. Tan has served as our President and Chief Executive Officer since March 2006. From September 2005 to January 2008, he served as Chairman of the board of directors of IDT. Prior to IDT, Mr. Tan was the President and Chief Executive Officer of ICS from June 1999 to September 2005. Prior to ICS, Mr. Tan was Vice President of Finance with Commodore International, Ltd. from 1992 to 1994, and previously held senior management positions with PepsiCo, Inc. and General Motors Corporation. Mr. Tan served as managing director of Pacven Investment, Ltd., a venture capital fund in Singapore, from 1988 to 1992, and served as managing director for Hume Industries Ltd. in Malaysia from 1983 to 1988.

Qualifications: Mr. Tan’s qualifications to serve on our Board include his role as our Chief Executive Officer, his extensive career in the technology industry in general, and in the semiconductor industry in particular, including service as the chairman of the board of directors of a publicly-traded semiconductor company, and his extensive knowledge of our business developed over the course of his career at Broadcom.

Harry L. You

Independent Director Director since 2019 Board Committees: •Audit •Compensation Age: 61
Mr. You has served as Chairman of dMY Technology Group (“dMY”) since January 2020 and as Vice Chairman of GTY Technology Holdings Inc. (“GTY”) since February 2019. dMY and GTY are blank check companies focusing on the technology industry, in particular on state and local government SaaS, gaming, education technology and quantum computing. Mr. You previously served as Chief Financial Officer of GTY from September 2016 to August 2019 and as its President and a director from September 2016 to February 2019. He also served as GTY President from May 7 to May 19, 2019 From 2008 to 2016, Mr. You served as the Executive Vice President in the Office of the Chairman of EMC Corporation (“EMC”). Mr. You joined EMC in 2008 to oversee corporate strategy and new business development, which included mergers and acquisitions, joint ventures and venture capital activity. Mr. You was Chief Executive Officer of BearingPoint Inc. from 2005 to 2007 and also served as BearingPoint’s Interim Chief Financial Officer from 2005 to 2006. From 2004 to 2005, Mr. You served as Executive Vice President and Chief Financial Officer of Oracle Corporation, helping begin Oracle’s acquisition run with the takeovers of Peoplesoft, Inc. and Retek Inc. in 2005. From 2001 to 2004, Mr. You served as Chief Financial Officer of Accenture Ltd. Mr. You also previously spent 14 years in the financial services industry, including serving as a managing director in the Investment Banking Division of Morgan Stanley. Mr. You served as a director of Korn/Ferry International, a global executive recruiting company, from 2004 to 2016, and has been a trustee of the U.S. Olympic Committee Foundation since 2016.

Qualifications: Mr. You’s qualifications to serve on our Board include his extensive and varied mergers and acquisitions experience, financial and strategic planning expertise, public company financial management experience, cybersecurity experience, and executive leadership roles at various technology-driven companies, as well as his public company board and committee experience.

Our Board recommends a vote FOR the election of each of the director nominees.
20    2021 Proxy Statement

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our consolidated financial statements. The Audit Committee has re-appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for Fiscal Year 2021. Our Board and the Audit Committee believe that the continued retention of PwC is in the best interests of Broadcom and our stockholders. We expect a representative from PwC to be present at the Annual Meeting. This representative will have the opportunity to make a statement if the representative so desires and is expected to be available to respond to appropriate questions.
Our stockholders are not required to ratify the appointment of PwC as our independent auditors. However, we are submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote, the Audit Committee will reconsider whether or not to continue to retain PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Broadcom and our stockholders.
Principal Accounting Fees and Services
Set forth below are the fees for all services rendered by PwC to Broadcom for Fiscal Years 2020 and 2019.

	Fiscal Year 2020	Fiscal Year 2019
	($ in thousands)
Audit Fees	$16,131	$16,420
Audit-Related Fees	—	592
Tax Fees	2,477	2,984
All Other Fees	79	229

Total	$18,687	$20,225

Audit Fees consist of fees billed for professional services provided in connection with the integrated audit of our annual consolidated financial statements, audit of internal controls over financial reporting, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. The fees include audit fees related to business combination accounting for our recently closed acquisitions, inclusive of the acquisition of the Symantec Enterprise Security business (the “Symantec Business”) and CA, Inc. (“CA”) in Fiscal Year 2020 and Fiscal Year 2019, respectively.
Audit-Related Fees consist of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our consolidated financial statements and not included in Audit Fees. In Fiscal Year 2019, these fees included services related to acquisition due diligence.
Tax Fees consist of fees billed for professional services for tax compliance and tax consulting.
All Other Fees consist of fees for professional services rendered by PwC for permissible non-audit services. In Fiscal Years 2020 and 2019, these fees included services for various license and compliance reviews and a license for specialized accounting research software. Fees in Fiscal Year 2020, also included services related to government financing-related attestation procedures.
In considering the nature of the services provided by PwC, the Audit Committee determined that the provision of these services is compatible with maintaining the independence of PwC. The Audit Committee discussed these services with PwC and our management to determine that they are permitted under the rules and regulation concerning independent registered public accounting firms’ independence promulgated by the SEC, as well as by the American Institute of Certified Public Accountants.
Other than as stated above, no fees were billed to Broadcom by PwC for Fiscal Years 2020 and 2019.
21    Broadcom Inc.

Audit Committee Pre-Approval of Services Policy
All engagements with our independent registered public accounting firm, regardless of amount, must be authorized in advance by the Audit Committee. The Audit Committee has delegated its pre-approval authority to the Chairperson of the Audit Committee, provided that any matters approved in such manner are presented to the Audit Committee at its next regularly scheduled meeting. Pursuant to the charter of the Audit Committee, committee approval of non-audit services (other than review and attest services) is not required, if such services fall within available exceptions established by the SEC. However, to date, the Audit Committee’s policy has been to approve all services provided by our independent registered public accounting firm. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the Audit Committee’s pre-approval and the fees for the services performed to date.
During Fiscal Years 2020 and 2019, all services provided to Broadcom by PwC were pre-approved by the Audit Committee.
Our Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal Year 2021.
22    2021 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for assisting the Board with its oversight responsibilities regarding the following:
•    the quality and integrity of Broadcom’s financial statements and internal controls;
•    the appointment, compensation, retention, qualifications and independence of Broadcom’s independent registered public accounting firm;
•    the performance of Broadcom’s internal audit function and independent registered public accounting firm;
•    Broadcom’s compliance with legal and regulatory requirements; and
•    related party transactions.
Fiscal Year 2020 Financial Statements
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Broadcom’s financial statements for the fiscal year ended November 1, 2020 (“Fiscal Year 2020”) with Broadcom’s management and PwC. In addition, the Audit Committee has discussed with PwC, with and without management present, Broadcom’s internal controls over financial reporting and overall quality of Broadcom’s financial reporting. The Audit Committee also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Based on the Audit Committee’s review and discussions noted above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for Fiscal Year 2020 be included in Broadcom’s Annual Report on Form 10-K for Fiscal Year 2020 for filing with the SEC.
Independence and Pre-Approval Policy
The Audit Committee also received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed the independence of PwC with that firm.
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Broadcom’s independent registered public accounting firm. For each proposed service, PwC provides the Audit Committee with a description of the service and sufficient information to confirm PwC’s determination that the provision of such service will not impair its independence. The Audit Committee reviewed and pre-approved all audit and non-audit services performed by PwC during Fiscal Year 2020 in accordance with established procedures.
Independent Auditor Tenure and Rotation
As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PwC has been Broadcom’s independent auditor since 2006. The Audit Committee believes there are significant benefits to having PwC as its independent auditor. These include:
•    Higher quality audit work and accounting advice due to PwC’s institutional knowledge of and familiarity with Broadcom’s business and operations, accounting policies and financial systems, and internal control framework.
•    Operational efficiencies and a resulting lower fee structure because of PwC’s history and familiarity with Broadcom’s business.
In addition, the Audit Committee oversees the process for, and ultimately approves, the selection of the lead audit engagement partner every five years. At the Audit Committee’s instruction, PwC selects candidates to be considered for this role, who are then interviewed by members of Broadcom’s senior management. After discussing the results of senior management’s interviews, the Audit Committee interviews the candidates. The Audit Committee then considers the appointment and votes on the selection.
The Audit Committee and the Board approved the selection of PricewaterhouseCoopers LLP as Broadcom’s independent registered public accounting firm for the fiscal year ending November 1, 2020.

AUDIT COMMITTEE
Justine F. Page, Chairperson
Gayla J. Delly
Raul J. Fernandez
Harry L. You
23    Broadcom Inc.

PROPOSAL 3:
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR
2012 STOCK INCENTIVE PLAN
Overview
At the Annual Meeting, we are asking stockholders to approve the amendment and restatement of our 2012 Plan. In this Proposal 3, we refer to the proposed amendment and restatement of the 2012 Plan in the form attached to this Proxy Statement as Appendix B as the “Proposed 2012 Plan.” Our Board unanimously approved the Proposed 2012 Plan on February 5, 2021, subject to stockholder approval at the Annual Meeting.
The primary purpose of the Proposed 2012 Plan is to permit Broadcom to have a modernized equity plan that (i) is consistent with good governance and stockholder interests, (ii) can serve all of our employees, directors and consultants, and (iii) can provide equity awards to attract, retain and motivate our employees, some of whom are not currently eligible to receive equity awards under any of our equity compensation plans. We believe that the ability to award equity compensation, including performance-based equity compensation, has been, and will continue to be, critical to our success. Equity compensation aligns the interests of our employees, directors and consultants with our stockholders, is a key component in attracting and retaining top talent, and assists in the successful and rapid integration of employees who join Broadcom through acquisitions. Granting equity compensation is a common benefit offered by our competitors and is a highly-valued benefit that is necessary in order for us to effectively compete with other companies.
Many of our employees, including our CEO, are not currently eligible to receive equity awards under the 2012 Plan or any other equity compensation plan. Historically, we have made equity award grants under three plans: the 2012 Plan; the Avago Technologies Limited 2009 Equity Incentive Plan (the “Avago Plan”), which expired in 2019 and was the only plan under which these employees could receive equity awards; and the LSI Corporation 2003 Equity Incentive Plan (the “LSI Plan”). If stockholders approve the Proposed 2012 Plan, all employees will be eligible for equity award grants under the Proposed 2012 Plan and we will not make any further grants under any other current equity compensation plan. However, if stockholders do not approve the Proposed 2012 Plan, many of our employees will not be eligible to receive equity awards under any of our equity compensation plans and the equity awards approved for the retention of Mr. Tan and the promotion of Mr. Krause and Dr. Kawwas in December 2020 will be cancelled. We refer to these equity awards in this proposal as “Contingent Grants” and describe them in detail under “Compensation Discussion and Analysis — Additional Compensation Practices and Policies — Fiscal Year 2021 Compensation Actions.”
Summary of the Changes and Features in the Proposed 2012 Plan

Proposed 2012 Plan Highlights
✓	Reduces number of shares available for new equity award grants from over 100,000,000 shares to 20,000,000 shares
✓	All of our employees are eligible to participate, including our CEO and other executives who are not currently eligible to receive equity awards under any equity compensation plan
✓	No fixed termination date
✓	Modernizes and streamlines the 2012 Plan and reflects our current corporate structure and name
X	No evergreen share replenishment provision
X	No repricing of underwater options without stockholder approval
X	No dividends payable on awards prior to vesting
The following is a summary of the changes made to the 2012 Plan that are consistent with good governance and stockholder interests:
•Reduction in number of shares available for new equity award grants. Under the Proposed 2012 Plan, 20,000,000 shares of common stock (“shares”) are available for new equity award grants following the Annual Meeting (such date, the “Effective Date”).
This is a material decrease from the 108,351,387 shares that were available for grant under the 2012 Plan as of January 31, 2021. In addition, we will not make any further grants under any other current equity compensation
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plan following the Annual Meeting if stockholders approve the Proposed 2012 Plan. The shares underlying the Contingent Grants will be deducted from the 20,000,000 shares available for new equity award grants under the Proposed 2012 Plan.
•Removal of Evergreen. The Proposed 2012 Plan removes the “evergreen” share replenishment provision, which previously had made over 12 million additional shares available each year under the 2012 Plan without stockholder approval.
•Expansion of Eligibility. Under Nasdaq rules, only non-employee directors and employees and consultants who joined Broadcom from Broadcom Corporation or after the acquisition of Broadcom Corporation closed in February 2016 are eligible for equity awards under the 2012 Plan. Employees and consultants who joined Broadcom before that acquisition, including most of our executives, may not receive equity awards under the 2012 Plan. We do not currently have an equity compensation plan under which many of our employees, including Messrs. Tan and Krause, can receive equity awards. If stockholders approve the Proposed 2012 Plan, all of our employees, including all executives, will be eligible to participate under one plan, along with non-employee directors and consultants.
•No Repricing Without Stockholder Approval. The Proposed 2012 Plan prohibits repricing of outstanding stock options and stock appreciation rights to a lower exercise price without stockholder approval.
•No Dividends Payable on Awards Prior to Vesting. A new provision prohibits payment of dividends or dividend equivalents on an award until it vests, although dividends or dividend equivalents may accrue on unvested awards.
•No grants in excess of shares available under the Proposed 2012 Plan. We removed the provision that allows the granting, subject to stockholder approval, of awards covering more shares than are then available.
•Streamlined Change in Control Provisions with Default Treatment for Performance-Based Awards. The Proposed 2012 Plan consolidates and streamlines the 2012 Plan’s original change in control and hostile takeover provisions and now specifies change in control treatment of awards subject to performance vesting conditions that will apply unless an award agreement contains provisions on the subject.
•Expanded Misconduct Definition. We expanded the definition of “misconduct” to include material failure to comply with or observe our rules or policies, a material breach of agreements with Broadcom and intentional misconduct affecting our reputation.
•Extension of Plan Term. The Proposed 2012 Plan removes the May 15, 2022 expiration date and will continue until the earlier to occur of: (i) all outstanding equity awards have been settled and no shares are available for new equity awards or (ii) all outstanding equity awards are terminated in connection with a change in control transaction. However, no stock options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), may be granted after February 5, 2031.
•Plan Name Reflects Broadcom’s Current Structure; Global Updates. The full name of the Proposed 2012 Plan is the Broadcom Inc. 2012 Stock Incentive Plan, rather than the Broadcom Corporation 2012 Stock Incentive Plan. Similar changes to terminology were made globally in the spirit of reflecting our current corporate structure as a Delaware corporation. In addition, prior standalone amendments were incorporated, references that were no longer relevant were removed, and provisions were consolidated and clarified globally, as needed.
The Proposed 2012 Plan contains additional features that are consistent with good governance and stockholder interests, including the following:
•Fair Market Value Grants. The exercise price of a stock option or stock appreciation right may not be less than the fair market value of a share on the date of grant, except when equity awards are assumed or replaced as part of a corporate transaction and the spread between fair market value and exercise price is not increased.
•Flexibility to Grant Various Types of Awards; Performance-Based Awards. We may continue to grant stock options, stock appreciation rights, direct stock issuances, restricted stock, RSUs and other stock-based awards, as well as awards that are subject to performance vesting conditions, such as PSUs.
•Specific Limits. We are limited in the number of shares that may be granted to any participant per calendar year.
If stockholders do not approve the Proposed 2012 Plan, we may continue to grant awards under the 2012 Plan and the LSI Plan. However, the Contingent Grants—which are a material component of three of our senior executives’
25    Broadcom Inc.

compensation packages—will be cancelled, and Messrs. Tan and Krause and certain other executives, as well as many of our employees, will not be eligible to receive equity awards under any of our equity compensation plans.
Summary of the Proposed 2012 Plan
The following summary of the material provisions of the Proposed 2012 Plan is qualified in its entirety by the complete text of the Proposed 2012 Plan, a copy of which is attached as Appendix B to this Proxy Statement.
Purpose and History
The Proposed 2012 Plan is intended to promote the interests of Broadcom and our stockholders by (i) attracting and retaining top talent, (ii) providing our employees, directors and consultants an opportunity to become Broadcom stockholders, and (iii) motivating our employees and consultants to contribute to our growth and success by aligning the interests of our employees and consultants with those of our stockholders.
The 2012 Plan was originally adopted by the board of directors and shareholders of Broadcom Corporation in 2012 and has subsequently been amended by the board of directors of Broadcom Corporation prior to our acquisition of Broadcom Corporation and our Board after the closing of the acquisition.
Share Reserve
Following stockholder approval, the number of shares available for new equity award grants under the Proposed 2012 Plan is 20,000,000 shares, subject to any additional shares authorized by vote of our Board and approved by our stockholders. The shares underlying the Contingent Grants will be deducted from the 20,000,000 shares available for new equity award grants.
The aggregate maximum number of shares reserved for issuance under the Proposed 2012 Plan is (i) the number of shares subject to unvested equity awards granted under the 2012 Plan prior to the Effective Date (which as of January 31, 2021, was 21,131,875 shares), plus (ii) the 20,000,000 shares for new equity award grants.
Any Returning Shares will be available for equity award grants under the Proposed 2012 Plan to the extent such shares become available. “Returning Shares” means any shares (i) subject to outstanding equity awards under the Proposed 2012 Plan, including shares subject to equity awards under the 2012 Plan, that expire or terminate for any reason prior to the issuance of the shares subject to those equity awards, (ii) used to pay the exercise price or base price of an equity award and/or shares withheld to satisfy withholding taxes related to the issuance, exercise, vesting or settlement of an equity award, in each case granted under the Proposed 2012 Plan or the 2012 Plan, and (iii) unvested shares issued under the Proposed 2012 Plan or the 2012 Plan that are cancelled or repurchased by Broadcom pursuant to repurchase rights under the award agreement.
Equity awards assumed by Broadcom in connection with a merger, consolidation, stock purchase or similar transaction, or issued by Broadcom in substitution for equity awards granted by another entity in connection with such transaction will not reduce the shares available under the Proposed 2012 Plan, nor will shares subject to such assumed or substituted equity awards become available for issuance under the Proposed 2012 Plan.
As of January 31, 2021, 108,351,387 shares remained available for new equity award grants under the 2012 Plan and 21,131,875 shares were subject to outstanding awards (in each case, disregarding the Contingent Grants). The Proposed 2012 Plan decreases the number of shares available for future new equity award grants under the 2012 Plan by over 88,000,000 shares and eliminates the “evergreen” share replenishment provision. Further, if the Proposed 2012 Plan is approved by stockholders, we will not make any further grants under any other current equity compensation plan, including the LSI Plan. See “Additional Information Regarding Decrease in Share Reserve” below for additional details regarding the proposed share decrease.
No participant in the Proposed 2012 Plan may be granted equity awards for more than 4,000,000 shares per calendar year. This limit has been increased from 3,956,992 shares per calendar year for rounding purposes.
Eligibility
Employees, directors and consultants in the service of Broadcom or any of its parents or subsidiaries are eligible to participate in the Proposed 2012 Plan. As noted above, stockholder approval of the Proposed 2012 Plan will expand the group of employees and consultants who are eligible to participate.
As of January 31, 2021, 4,436 of our employees were not eligible to participate in and receive equity awards under the 2012 Plan. Notably, those employees who we employed prior to the February 1, 2016 acquisition of Broadcom
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Corporation, including Messrs. Tan and Krause, Dr. Kawwas and Ms. Spears, are not eligible to participate in and receive equity awards under the 2012 Plan. Under Nasdaq rules, only non-employee directors and employees and consultants who joined Broadcom from Broadcom Corporation or after the acquisition of Broadcom Corporation closed are eligible for awards under the 2012 Plan.
If the Proposed 2012 Plan is approved by stockholders, all non-employee directors and approximately 20,450 employees and 80 consultants as of January 31, 2021 will be eligible to participate in and receive equity awards under the Proposed 2012 Plan.
Valuation
Under the Proposed 2012 Plan, the fair market value per share on any relevant date is the closing selling price per share in regular hours trading on the Nasdaq Global Select Market on that date, as reported by Nasdaq. If there is no closing selling price for the shares of Broadcom on the date in question, the fair market value is the closing selling price on the last preceding date for which such price exists.
As of January 31, 2021, 21,131,875 shares were subject to outstanding equity awards under the 2012 Plan (consisting of 18,914,522 shares subject to RSUs and 2,217,353 shares subject to PSUs (assuming maximum performance levels)) and 108,351,387 shares remained available for grant under the 2012 Plan. The Contingent Grants are excluded from the numbers in the preceding sentence. Based on the closing price per share of Broadcom common stock of $450.50 on January 29, 2021, the aggregate market value of the 20,000,000 shares available for new equity awards under the Proposed 2012 Plan was approximately $9.0 billion.
Equity Incentive Programs
The Proposed 2012 Plan consists of two equity incentive programs: (i) the discretionary grant program and (ii) the stock issuance program. The principal features of each program are described below.

The term Plan Administrator, as used in this summary, means the Compensation Committee or other committee appointed by our Board, which is authorized to administer the discretionary grant and stock issuance programs. Under the Proposed 2012 Plan, the independent directors of our Board may serve as the Plan Administrator for awards granted to our CEO and a disinterested majority of our Board must approve discretionary awards granted to directors who serve on the committee acting as the Plan Administrator.
Discretionary Grant Program
The Plan Administrator can, subject to the terms of the Proposed 2012 Plan, determine who receives an equity award under the discretionary grant program, when equity awards are made, the number of shares subject to each award, the applicable vesting and exercisability schedule, the maximum term for each equity award and whether any option is an incentive stock option or a non-statutory option under the federal tax laws.
Stock Options. The Plan Administrator will set the exercise price, which must not be less than 100% of the fair market value of the common stock on the grant date, except pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, such as assumptions or substitutions of options in connection with certain mergers and acquisitions. No option will have a term in excess of ten years, and each option will generally become exercisable in one or more installments over a specified period of service. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under those immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the participant ceases service with Broadcom prior to vesting in those shares. The exercise price generally may be paid in cash, in shares valued at fair market value on the exercise date or through a sell-to-cover procedure.
If a participant ceases service with Broadcom, such participant will have a limited period of time within which to exercise their outstanding options for any shares that are vested and exercisable at the time of such cessation of service. The Plan Administrator has discretion to extend the period during which the outstanding options may be exercised (but not beyond the option term) and/or to permit the option to be exercised with respect to additional shares that would have vested had the participant continued service with Broadcom. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the participant’s actual cessation of service.
If the participant ceases service with Broadcom for any reason other than misconduct and the entire exercise period falls within a trading blackout period imposed by Broadcom, the Plan Administrator may permit Broadcom to automatically (i) exercise any unexercised portion of the option on the last business day of the exercise period and (ii) withhold the number of shares having a fair market value equal to the aggregate exercise price and the amount necessary to satisfy any applicable withholding taxes, subject to certain limitations.
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Stock Appreciation Rights. The Plan Administrator has the authority to issue the following two types of stock appreciation rights under the discretionary grant program:
•    Tandem stock appreciation rights, which provide participants with the right to surrender their options for a payment in an amount equal to the excess of (i) the fair market value of the vested shares subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. The Proposed 2012 Plan clarifies that the base price per share of any tandem stock appreciation rights will be set in accordance with the applicable rules for setting the exercise price of the underlying stock option, and tandem rights may not have a term in excess of ten years.
•    Standalone stock appreciation rights, which allow participants to exercise those rights as to a specific number of shares and receive in exchange a payment in an amount equal to the excess of (i) the fair market value of the shares as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share on the date the standalone stock appreciation right is granted, and the right may not have a term in excess of ten years.
Payments with respect to exercised tandem or standalone stock appreciation rights may, at the discretion of the Plan Administrator, be made in cash or in shares. Upon cessation of service with Broadcom, a participant holding one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares that are vested and exercisable at the time of such cessation of service. The Plan Administrator has the discretion to extend the period during which the outstanding stock appreciation rights may be exercised (but not beyond the stock appreciation right term) and/or to permit the stock appreciation right to be exercised with respect to additional stock appreciation rights that would have vested had a participant continued service with Broadcom. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after a participant’s actual cessation of service.
Repricing. The Proposed 2012 Plan does not permit options or stock appreciation rights to be repriced to a lower exercise price without first obtaining stockholder approval, except in connection with certain changes to the capital structure, as explained below under “General Provisions — Changes in Capitalization” or in issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies or in accordance with the assumption, continuation or replacement of equity awards in connection with a change in control pursuant to the Proposed 2012 Plan.
Stock Issuance Program
Shares may be issued under the stock issuance program for such valid consideration under the General Corporation Law of the State of Delaware as the Plan Administrator deems appropriate, such as cash or past or future services. In addition, shares of restricted stock may be issued that vest in one or more installments over a participant’s period of service or upon attainment of specified performance objectives. Shares may also be issued under such program pursuant to RSUs or other stock-based awards that entitle a participant to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated deferral period following the vesting of those awards or units, including a deferred distribution date following the cessation of a participant’s service with Broadcom. The Proposed 2012 Plan now makes clear that, in the Plan Administrator’s discretion, awards under the stock issuance program may be structured to vest upon a participant’s attainment of retirement eligibility. Alternatively, shares may be fully and immediately vested upon issuance.
The Plan Administrator can, subject to the terms of the Proposed 2012 Plan, determine who receives an equity award under the stock issuance program, when those equity awards are to be made, the number of shares subject to each equity award, the applicable vesting and issuance schedule for each equity award and the cash consideration (if any) payable per share.
The Plan Administrator has the discretionary authority to structure one or more equity awards under the stock issuance program so that the shares will not vest unless performance goals are achieved, including, goals based on total stockholder return. In addition, the performance goals may be based upon the attainment of specified levels of Broadcom’s performance relative to the performance of other entities and may also be based on the performance of any of the business groups or divisions thereof or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective will be interpolated on a straight-line basis. In addition, the Proposed 2012 Plan removes certain restrictions that were previously required for grants of equity awards to qualify as performance-based compensation under the prior version of Section 162(m) of the Code.
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The Plan Administrator has the discretionary authority at any time to accelerate the vesting and/or waive the vesting requirements of any and all shares of restricted stock or other equity awards outstanding under the stock issuance program.
Outstanding RSUs or other stock-based awards under the stock issuance program will automatically terminate, and no shares will actually be issued and the shares subject to such awards will be surrendered (as applicable) if the performance goals or service requirements established for such awards are not attained, except as otherwise provided above or in the applicable award agreement or unless the Plan Administrator waives such requirements.
General Provisions
Change in Control
Unless otherwise provided in the applicable award agreement or another applicable agreement, any equity award that is outstanding immediately before a change in control will not vest, lapse (including, without limitation, with respect to forfeiture restrictions or rights of repurchase), and/or become exercisable (as applicable) solely as a result of the change in control, but will instead be assumed, continued, or replaced with a cash retention program that preserves the spread existing at the time of the change in control. The equity awards, so assumed, continued or replaced, will vest, become exercisable, or have any restrictions lapse pursuant to the terms of such equity awards in effect immediately before the change in control, subject to the following conditions. The Proposed 2012 Plan newly specifies that performance-based equity awards (including, without limitation, PSUs) will not be deemed to have been assumed, continued or replaced unless those with performance periods that remain in progress as of the date of the change in control are deemed to have been achieved at one hundred percent (100%) of target levels for the entire performance period (and not pro rata); provided that the performance-based equity awards will continue to be subject to any time-based vesting conditions that were applicable to them before assumption, continuation or replacement. Unless otherwise provided in the applicable award agreement or another applicable agreement, if the Plan Administrator determines the outstanding equity awards are not assumed, continued or replaced in accordance with the Proposed 2012 Plan, effective immediately before the change in control but conditioned upon its completion, with corresponding payments made no later than within thirty (30) days following the change in control:
•    All outstanding equity awards under the discretionary grant program will become fully vested and exercisable (as applicable), and if a participant does not exercise all such awards, the Plan Administrator will pay such participant in exchange for the cancellation of each such unexercised award the difference between the per share consideration provided to other similarly situated stockholders in the change in control and the exercise price or base price per share (as applicable), with such payment generally to be made in cash and/or shares at the Plan Administrator’s discretion (less applicable withholding taxes); provided that any such awards for which the exercise or base price (as applicable) exceeds the per share consideration will be cancelled and terminated without payment;
•    All restrictions imposed on equity awards made under the stock issuance program that are not performance-based will lapse and be of no further force and effect, such that all such equity awards will become fully vested, settled (if applicable) and paid generally in cash and/or shares at the Plan Administrator’s discretion; and
•    All performance-based equity awards for which the performance period has been completed as of the date of the change in control but which have not yet been paid will vest and be paid in cash and/or shares at the Plan Administrator’s discretion, with all performance goals to be deemed achieved at actual performance. Further, unless otherwise provided in the applicable award agreement or another applicable agreement, the Proposed 2012 Plan newly specifies that all performance-based equity awards for which the performance period has not been completed as of the date of the change in control will, with respect to each applicable performance goal and other vesting criteria, be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, and vest and be paid out for the entire performance period (and not pro rata), with the manner of payment to be made generally in cash or shares at the Plan Administrator’s discretion.
Stockholder Rights and Option Transferability
The holder of an option or stock appreciation right will have no stockholder rights with respect to the shares subject to that option or stock appreciation right unless and until such participant exercises the option or stock appreciation right and becomes a holder of record of the shares distributed upon exercise of such award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the participant’s death, and during the participant’s lifetime, may only be exercised by the participant. However, the Plan Administrator may structure non-statutory options and standalone stock appreciation rights so they may be transferred or assigned during the participant’s lifetime, by gift or pursuant to a domestic relations order, to one or more members of the participant’s family or to a trust established for the benefit of the participant and/or one or more such family members or to the participant’s former spouse.
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A participant will have the right to vote shares issued to the participant under the stock issuance program, regardless of whether the participant’s interest in those shares is vested. However, a participant will not have the right to vote the shares subject to a RSU or share right award until such award vests and the underlying shares are actually issued. Dividend-equivalent units may be credited, either in cash or in actual or phantom shares, on outstanding unvested shares issued under the stock issuance program or RSU or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to unvested shares or any share underlying any equity award may be accrued but not paid to a participant until all conditions or restrictions relating to such share have been satisfied or lapsed and will be forfeited if all of such conditions or restrictions are never satisfied or lapse.
Changes in Capitalization
If any change is made to shares by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding shares as a class without our receipt of consideration or should the value of outstanding shares be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Proposed 2012 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted equity awards under the Proposed 2012 Plan per calendar year, (iii) the class of securities and the exercise price or base price per share (or any other cash consideration payable per share) in effect under each outstanding option or stock appreciation right, and (iv) the number and/or class of securities subject to each outstanding RSU or other stock-based award under the Proposed 2012 Plan and the cash consideration (if any) payable per share. The adjustments will be made in such manner as the Plan Administrator deems appropriate to prevent the dilution or enlargement of rights and benefits under the Proposed 2012 Plan and the outstanding equity awards thereunder, and such adjustments will be final, binding and conclusive.
Amendment and Termination
Our Board may amend or modify the Proposed 2012 Plan at any time, subject to any required stockholder approval. Stockholder approval will be required for any amendment that (i) materially increases the number of shares available for issuance under the Proposed 2012 Plan, (ii) materially expands the class of individuals eligible to receive equity awards under the Proposed 2012 Plan, (iii) materially increases the benefits accruing to participants under the Proposed 2012 Plan or materially reduces the price at which shares may be issued or purchased under the Proposed 2012 Plan, (iv) materially extends the term of the Proposed 2012 Plan, (v) expands the types of awards available for issuance under the Proposed 2012 Plan, or (vi) is otherwise required by applicable law or the requirements of the stock exchange on which the shares are at the time primarily traded. In addition, the Proposed 2012 Plan now makes explicit that the Board may not amend the Proposed 2012 Plan to remove the requirement for stockholder approval of any form of repricing of stock options or stock appreciation rights.
Unless sooner terminated by our Board, the Proposed 2012 Plan will terminate on the earliest to occur (i) all shares available for issuance under the Proposed 2012 Plan have been issued as fully-vested shares or (ii) the termination of all outstanding equity awards in connection with a change in control. All equity awards outstanding at the time the Proposed 2012 Plan terminates will continue in force and effect in accordance with the provisions of the documents evidencing those awards.
Additional Information Regarding Equity Awards under the 2012 Plan
On February 1, 2016, we closed our acquisition of Broadcom Corporation and assumed the 2012 Plan. We have not granted any equity awards to our NEOs under the 2012 Plan. Messrs. Tan and Krause, Dr. Kawwas and Ms. Spears are not eligible to participate in or receive equity awards under the 2012 Plan. A summary of equity awards granted to our NEOs under other equity compensation plans that were outstanding as of November 1, 2020 is in the “Executive Compensation — Fiscal Year 2020 Outstanding Equity Awards at Fiscal Year-End Table.” We granted equity awards under the 2012 Plan to our non-employee directors covering an aggregate of 39,734 shares from February 1, 2016 through January 31, 2021. Since February 1, 2016, we granted equity awards under the 2012 Plan covering an aggregate of 42,377,963 shares to employees who are not executive officers and to consultants, which includes Multi-Year Equity Awards. This number reflects PSUs that have vested at actual performance levels and unvested PSUs assuming target performance levels. Since February 1, 2016, we have not granted stock options under the 2012 Plan. Further information about historical grants made to our NEOs and non-employee directors can be found in proxy statements filed with the SEC by Broadcom and our predecessors (Broadcom Limited and Avago Technologies Limited).
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Outstanding Awards and Share Reserve under the Equity Plans
The following table includes information regarding outstanding equity awards and shares available for future grants under the 2012 Plan, the LSI Plan and the Avago Plan as of January 31, 2021:

	2012 Plan	LSI Plan	Avago Plan(1)
Total shares underlying outstanding stock options	—	110,342	219,024
Weighted average exercise price of outstanding stock options	—	$74.94	$66.82
Weighted average remaining contractual life of outstanding stock options, in years	—	0.67	0.21
Total shares underlying outstanding unvested restricted stock, RSUs and PSUs	21,131,875	316,770	8,249,705
Total shares currently available for grant (stock options, restricted stock awards, RSUs and PSUs)	108,351,387(2)	3,216,159(3)	—

(1)    The Avago Plan expired in 2019.
(2)    This amount includes approximately 1,200,000 shares anticipated to be granted between February 1, 2021 and the Annual Meeting as set forth in the Share Reserve Decrease Summary for New Equity Award Grants table below.
(3)    If stockholders approve the Proposed 2012 Plan, we will not make any further grants under the LSI Plan.
Dilution, Burn Rate and Overhang under the Equity Plans
Our dilution, burn rate and overhang measurements below are calculated with respect to our equity compensation plans. We granted Multi-Year Equity Awards in early 2019 to our employees, including our executive officers, that vest on the same basis as if four annual equity grants were made on March 15 of each year, beginning in 2019. For the burn rate and dilution calculations below, 25% of the Multi-Year Equity Awards are considered granted in each of Fiscal Year 2019, 2020, 2021 and 2022.
Broadcom measures net burn rate as (a) the number of shares subject to equity-based awards granted under our 2012 Plan, LSI Plan and Avago Plan in a fiscal year (net of cancellations and forfeitures), divided by (b) the weighted average number of shares of common stock outstanding for that fiscal year. Our three-year average annual net burn rate is approximately 1.9%, as set forth below. If we exclude the effects of cancellations and forfeitures, our three-year average annual gross burn rate is approximately 2.2%, as set forth below.
Broadcom measures dilution as (a) the total number of shares subject to equity awards outstanding under all of our equity compensation plans at the end of the fiscal year, divided by (b) the total shares of common stock outstanding at the end of the fiscal year. Our average dilution over the last three fiscal years is approximately 5.5%, as set forth below.

	Fiscal Year			Three-Year Average (Fiscal Years 2018-2020)
	2020	2019	2018
Stock Options Granted	7,501	—	—
RSUs and PSUs Granted	10,361,745 (1)	8,952,944 (2)	7,163,548
Gross Burn Rate	2.6%	2.2%	1.7%	2.2%
Options Cancelled/Forfeited	1,651	6,000	45,304
RSUs and PSUs Cancelled/Forfeited	2,099,329 (3)	830,356 (4)	1,010,073
Net Burn Rate	2.1%	2.0%	1.5%	1.9%
Total shares underlying outstanding equity awards	18,774,448 (5)	21,622,412 (6)	26,167,146
Dilution	4.6%	5.4%	6.4%	5.5%
Weighted-average common stock outstanding	401,836,391	398,243,321	417,694,254
Common stock outstanding	406,502,394	397,560,810	407,637,618

(1)    Includes 7,800,726 shares subject to Multi-Year Equity Awards with a vesting commencement date in Fiscal Year 2020 and does not include 15,601,452 shares subject to Multi-Year Equity Awards with a vesting commencement date in Fiscal Years 2021 and 2022.
(2)    Excludes 23,402,178 shares subject to Multi-Year Equity Awards with a vesting commencement date in Fiscal Years 2020, 2021 and 2022.
(3)    Includes 277,451 shares subject to Multi-Year Equity Awards with a vesting commencement date in Fiscal Year 2020 that were cancelled in Fiscal Year 2019 and excludes 1,207,314 shares subject to Multi-Year Equity Awards with a vesting commencement date in Fiscal Years 2021 and 2022.
(4)    Excludes 832,353 shares subject to Multi-Year Equity Awards with a vesting commencement date in Fiscal Years 2020, 2021 and 2022, including the 277,451 shares referenced in footnote 3.
(5)    Excludes 13,839,236 shares subject to Multi-Year Equity Awards with a vesting commencement date in Fiscal Years 2021 and 2022.
(6)    Excludes 22,569,825 shares subject to Multi-Year Equity Awards with a vesting commencement date in Fiscal Years 2020, 2021 and 2022.
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An additional metric that we use to measure the cumulative impact of our equity compensation plans is overhang. Broadcom measures overhang as (a) the number of shares subject to equity awards outstanding (with PSUs included at the maximum performance level) plus the number of shares available for grant, divided by (b) the total shares of common stock outstanding at the end of the year. As of January 31, 2021, our overhang was approximately 34.7%, as set forth below, and the three-year average overhang was approximately 33.3%. However, assuming the Proposed 2012 Plan had been approved on January 31, 2021, our overhang would have been approximately 12.3% as of such date, as set forth below.

	As of January 31, 2021	At January 31, 2021, Adjusted for Share Reduction in Connection with Proposed 2012 Plan

Total shares underlying outstanding equity awards	30,111,010	30,111,010
Total shares available for grant	111,567,546	20,000,000
Common stock outstanding	408,202,750	408,202,750
Overhang	34.7%	12.3%
New Plan Benefits
The following Contingent Grants were made effective on December 15, 2020 and are subject to stockholder approval of the Proposed 2012 Plan at the Annual Meeting:
•Mr. Tan was awarded a long-term PSU award to continue to align Mr. Tan’s interests with the interests of our stockholders and to encourage his retention. His only other equity award that is unvested and outstanding is a PSU award granted in Fiscal Year 2017 that will fully vest in June 2021, after which time Mr. Tan would no longer have any unvested equity awards absent his Contingent Grant.
•In connection with his promotion to serve as our President of Infrastructure Software Group, Mr. Krause was awarded a long-term equity incentive award consisting of 50% RSUs and 50% PSUs at target.
•In connection with his promotion to serve as our Chief Operating Officer, Dr. Kawwas was awarded a long-term equity incentive award consisting of 50% RSUs and 50% PSUs at target.
If stockholders do not approve the Proposed 2012 Plan, the Contingent Grants will be cancelled. For further details about the Contingent Grants, see “Compensation Discussion and Analysis — Additional Compensation Practices and Policies — Fiscal Year 2021 Compensation Actions.”
No other grants were made subject to stockholder approval of the Proposed 2012 Plan. Broadcom expects to grant our non-employee directors annual RSU awards (the “2021 Director Grants”) on the date of the Annual Meeting. Other future grants under the Proposed 2012 Plan will be made at the discretion of the Plan Administrator, and, accordingly, are not yet determinable.
The following table includes additional information regarding the equity awards currently contemplated to be made under the Proposed 2012 Plan:

Name and Position(1)	Dollar Value ($)		Number of Units(3)

Hock E. Tan President and Chief Executive Officer	24,999,988	(2)	59,800
Thomas H. Krause, Jr. Chief Financial Officer	14,999,993	(2)	35,880
Charlie B. Kawwas, Ph.D. Senior Vice President and Chief Sales Officer	14,999,993	(2)	35,880
Mark D. Brazeal Chief Legal Officer	—		—
Kirsten M. Spears Principal Accounting Officer, Vice President and Corporate Controller	—		—
All current executive officers as a group(4)	54,999,974	(2)	131,560
All current directors who are not executive officers as a group(5)	1,538,908		3,416
All employees, including all current officers who are not executive officers, as a group	—		—

(1)    Positions listed in this table were in effect at the end of Fiscal Year 2020. See “Compensation Discussion and Analysis” for changes that took effect in Fiscal Year 2021.
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(2)    The dollar value was calculated by multiplying the Number of Units from the adjacent column by $418.06, which was the closing price per share on December 15, 2020. On that date, the value of the shares underlying Mr. Tan’s Contingent Grant, assuming the maximum level of performance, was $74,999,964, and the value of the shares underlying the PSU Contingent Grants for Dr. Kawwas and Mr. Krause, assuming the maximum level of performance under their PSUs, was $14,999,993.
(3)    This column corresponds to the number of RSUs and PSUs subject to the Contingent Grants, assuming target performance levels for the PSUs, and the number of RSUs subject to the 2021 Director Grants. Mr. Tan’s award consists entirely of PSUs, while Dr. Kawwas’ and Mr. Krause’s awards consist 50% of RSUs and 50% of PSUs at target. If the PSU awards vested at maximum performance levels, Mr. Tan’s award would vest at 300% of the target number of shares thereunder (179,400 shares), while Dr. Kawwas’ and Mr. Krause’s PSU awards would vest at 200% of the target number of shares thereunder (35,880 shares for each of Dr. Kawwas and Mr. Krause). The Contingent Grants are not exercisable and do not have exercise prices or expiration dates.
(4)    The amounts in this row are the aggregate of the Contingent Grants.
(5)    The amounts in this row are the aggregate of the 2021 Director Grants, which consist of annual RSU awards to each of our non-employee directors that each have a target value of $220,000, which are intended to be granted on the date of the Annual Meeting, subject to the director’s re-election at the Annual Meeting. The number of units subject to the 2021 Director Grants was estimated based on $450.50, which was the closing price per share on January 29, 2021.
Additional Information Regarding Decrease in Share Reserve
In determining the number of shares available for new equity award grants under the Proposed 2012 Plan, the Compensation Committee and our Board evaluated the 2012 Plan’s and the other equity compensation plans’ historic and anticipated dilution, burn rate and overhang, and determined that the decrease in the share reserve would reduce potential dilution of stockholders’ interests while providing a reasonable number of shares for future equity awards. The proposed decrease of 88,351,387 shares available for new equity award grants under the 2012 Plan represents approximately 21.6% of our 408,202,750 shares of common stock outstanding as of January 31, 2021.
The following table includes additional information regarding the decrease in the number of shares available for new equity award grants under the Proposed 2012 Plan:

Share Reserve Decrease Summary for New Equity Award Grants		Shares
A	Shares available for new equity award grants under the 2012 Plan as of January 31, 2021	108,351,387
B	Shares to be available for new equity award grants after the Annual Meeting(1)	20,000,000
C	Decrease in shares available for new equity award grants, assuming the Annual Meeting was held on January 31, 2021 (A-B)(1)(2)	88,351,387
D	Estimated number of shares anticipated to be granted between February 1, 2021 and the Annual Meeting	1,200,000
E	Estimated decrease in shares available for new equity award grants, giving effect to the anticipated awards in Row D (A-B-D)(1)	87,151,387
F	Number of shares intended to be subject to the Contingent Grants (assuming maximum performance levels for PSUs)	287,040
G	Number of shares expected to be subject to the 2021 Director Grants(3)	3,416
H	Number of shares that would be available for new equity award grants after the Annual Meeting, if the Proposed 2012 Plan is approved (B-F-G)(1)	19,709,544

(1)    Does not reflect the shares that could be recycled due to expirations, terminations or cancellations of awards, or that are withheld for taxes or the exercise prices for equity awards outstanding under the 2012 Plan and the Proposed 2012 Plan.
(2)    By removing the evergreen share replenishment provision, we would also forgo 12,195,965 shares that would otherwise have been added to the plan in January 2022.
(3)    Broadcom expects to grant the 2021 Director Grants on the date of the Annual Meeting. The number of shares is calculated based on $450.50, which was the closing price per share of Broadcom common stock on January 29, 2021.
Federal Income Tax Consequences
The following discussion summarizes material income tax consequences of the Proposed 2012 Plan under current federal income tax law and is intended for general information only. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and locality. Moreover, existing law is subject to change by new legislation, new regulations, administrative pronouncements, and court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below. Interested parties should consult their own tax advisors as to specific tax consequences.
33    Broadcom Inc.

Option Grants
Options granted under the Proposed 2012 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options is as follows:
•    Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for non-statutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the participant as capital gain (long-term or short-term depending on the length of time the shares were held after the stock option was exercised).
•    Non-Statutory Stock Options. No taxable income is recognized when a non-statutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee participant is subject to tax withholding by Broadcom. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the participant’s cessation of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The participant may elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If such timely Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.
Stock Appreciation Rights
No taxable income is recognized upon receipt of a stock appreciation right. The participant will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the base price in effect for the exercised right, and Broadcom will be required to collect certain withholding taxes applicable to such income from the participant. If the stock appreciation right is exercised for stock, any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock
Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income upon the grant of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to a substantial risk of forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the restricted shares are granted, the amount of ordinary income required to be recognized is equal to the excess, if any, of the fair market value of the shares on the date of grant over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.
Direct Stock Issuances
The participant will recognize ordinary income in the year in which shares are actually issued to the participant. The amount of that income will be equal to the fair market value of the shares on the date of issuance less the amount, if any, paid for those shares, and Broadcom will be required to collect certain withholding taxes applicable to such income from the participant.
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RSUs and Other Stock-Based Awards
A participant generally is not required to recognize income upon the grant of a RSU or other stock-based award, including PSUs. When such awards vest, the participant will be required to recognize ordinary income in an amount equal to the fair market value of the shares that vest. Broadcom will be required to collect certain withholding taxes applicable to such ordinary income from the participant. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the award.
General Tax Effect for Broadcom
Broadcom is generally entitled to a tax deduction in connection with an equity award under the Proposed 2012 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a non-statutory stock option). Moreover, if a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, Broadcom will generally be entitled to a deduction in the same amount.
Impact of Section 409A of the Code
Section 409A of the Code applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. The Proposed 2012 Plan now includes a provision specifying that equity awards are intended to be exempt from, or to the extent subject thereto, comply with the requirements of Section 409A of the Code. Awards subject to Section 409A of the Code that fail to satisfy its requirements will subject the award holder to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.
Required Vote
We believe strongly that the approval of the Proposed 2012 Plan is important to Broadcom’s continued success. Such approval would permit Broadcom to have a modernized equity compensation plan that can serve all of our employees, directors and consultants, including our CEO and other executives who are not currently eligible to receive equity awards under any of our equity compensation plans. The Proposed 2012 Plan will enable Broadcom to attract, retain and motivate individuals who are critical to the success of Broadcom. The affirmative vote of a majority of votes represented and entitled to vote at the Annual Meeting is required to approve the Proposed 2012 Plan. For the effects of abstentions and broker non-votes on this Proposal 3, see “Additional Meeting Information—Board Recommendations, Required Vote and Effects of Abstentions and Broker Non-Votes.”
Our Board recommends a vote FOR approval of
an Amendment and Restatement of our 2012 Stock Incentive Plan.

35    Broadcom Inc.

PROPOSAL 4:
ADVISORY VOTE TO APPROVE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our NEOs as described in the “Compensation Discussion and Analysis” and the compensation tables and accompanying narrative disclosure under “Executive Compensation” in this Proxy Statement. We currently hold the say-on-pay vote annually and expect the next say-on-pay vote will occur at the 2022 annual meeting of stockholders.
Our executive compensation program, structured around the achievement of near-term financial and operational targets and longer-term business objectives and strategies, is designed to reward our executive officers for producing sustainable growth in share value and to align their interests with the long-term interests of our stockholders, as well as attract and retain top talent. The Compensation Committee and our Board believe in rewarding excellent performance and that pay should reflect underperformance, if that occurs. In addition, when setting financial and operational targets for the short-term incentives and performance goals for the long-term incentives, the Compensation Committee judiciously determines, in consultation with its independent compensation consultant, the target levels and peer index that would significantly enhance stockholder value, be difficult to attain and require substantial effort to achieve by our executive officers.
Despite adverse macroeconomic uncertainties created by the COVID-19 pandemic and other related conditions outside of our control that affected our revenue in Fiscal Year 2020, the Compensation Committee elected not to adjust the challenging performance goals set for our Fiscal Year 2020 annual performance cash bonus plan (“APB Plan”). As a result, while our Fiscal Year 2020 revenue was up 6% over our Fiscal Year 2019 revenue, our revenue fell significantly below the target attainment level under the APB Plan. However, our adjusted non-GAAP operating margin exceeded the maximum attainment level, which resulted in 104.9% attainment of the corporate performance goals under the APB Plan.
We believe the compensation paid to our NEOs for Fiscal Year 2020 appropriately reflects and rewards our executive officers’ contributions to the performance of Broadcom despite the adverse macroeconomic impact of the COVID-19 pandemic and is aligned with the long-term interests of our stockholders. In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.
Stockholders are being asked to approve the following resolution:
“RESOLVED THAT stockholders approve, on an advisory basis, the compensation of Broadcom’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and in the compensation tables and accompanying narrative disclosure under “Executive Compensation” in this Proxy Statement.”
While the vote on this resolution is advisory and not binding, the Compensation Committee and our Board values input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions.
Our Board recommends a vote FOR approval of
the compensation of our named executive officers on an advisory basis.
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EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board and serve at our Board’s discretion. There are no family relationships among our directors and executive officers. The following table sets forth certain information about our executive officers as of February 8, 2021:

Name	Age	Biography

Hock E. Tan President, Chief Executive Officer and Director	69
Mr. Tan has served as our President and Chief Executive Officer since March 2006. From September 2005 to January 2008, he served as chairman of the board of Integrated Device Technology (“IDT”). Prior to IDT, Mr. Tan was the President and Chief Executive Officer of Integrated Circuit Systems (“ICS”) from June 1999 to September 2005. Prior to ICS, Mr. Tan was Vice President of Finance with Commodore International from 1992 to 1994, and previously held senior management positions with PepsiCo and General Motors. Mr. Tan served as managing director of Pacven Investment, a venture capital fund in Singapore, from 1988 to 1992, and served as managing director for Hume Industries in Malaysia from 1983 to 1988.

Thomas H. Krause, Jr. President of Infrastructure Software Group (former Chief Financial Officer)	43	Mr. Krause has served as President of Infrastructure Software Group since December 2020. He served as our Chief Financial Officer from October 2016 to December 2020 and served as Vice President and acting Chief Financial Officer from March 2016 to October 2016. He joined us as Vice President of Corporate Development in January 2012. Prior to joining, Mr. Krause ran his own financial advisory firm where he represented several public and private technology companies. Prior to this, he served as Vice President of Business Development at Techwell Inc., which was acquired by Intersil in 2010. Additionally, he has had roles with Technology Crossover Ventures and Robertson Stephens.
Mark D. Brazeal Chief Legal Officer	53	Mr. Brazeal has served as our Chief Legal Officer since April 2017. Prior to his current role, he served as the Chief Legal Officer and Senior Vice President, IP Licensing for SanDisk Corporation, until it was acquired by Western Digital Corporation in 2016. Prior to SanDisk, Mr. Brazeal spent 15 years at Broadcom Corporation in various positions of increasing responsibility, most recently as the Senior Vice President and Senior Deputy General Counsel in charge of all commercial, operational, IP licensing and litigation matters for the company. Prior to that, Mr. Brazeal was an attorney in the transactional and IP groups at the law firms of Wilson Sonsini Goodrich & Rosati in Palo Alto, CA, Yuasa & Hara in Tokyo, Japan and Howrey & Simon in Washington, D.C.
Charlie B. Kawwas, Ph.D. Chief Operating Officer (former Senior Vice President and Chief Sales Officer)	50	Dr. Kawwas has served as our Chief Operating Officer since December 2020 He served as Senior Vice President and Chief Sales Officer from June 2015 to December 2020 and served as Senior Vice President, Worldwide Sales from May 2014 to June 2015. Dr. Kawwas joined us through the LSI Corporation (“LSI”) acquisition where he was head of worldwide sales. His previous positions at LSI included Vice President of Sales and Marketing for the networking division and Vice President of Marketing for the networking and storage products group. Before joining LSI, Dr. Kawwas was the leader of Product Line Management for the Optical Ethernet and Multi-service Edge portfolio at Nortel.
Kirsten M. Spears Chief Financial Officer and Chief Accounting Officer (former Principal Accounting Officer, Vice President and Corporate Controller)	57	Ms. Spears has served as our Chief Financial Officer and Chief Accounting Officer since December 2020. She served as Principal Accounting Officer from March 2016 to December 2020 and as Vice President and Corporate Controller from May 2014 to December 2020. Previously, she was Vice President and Corporate Controller at LSI. She joined LSI in 1997 and held a number of management positions in accounting and reporting before her appointment as Corporate Controller in 2007. Before LSI, Ms. Spears worked for PriceWaterhouseCoopers in audit; for Raychem, managing a variety of accounting functions; and for Bank of America, managing branch operations.
37    Broadcom Inc.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (the “CD&A”) describes the philosophy, objectives and structure of our Fiscal Year 2020 executive compensation program. This CD&A is intended to be read in conjunction with the tables and other information beginning on page 57, which provide further historical compensation information for our NEOs, who are our CEO, CFO and each of our three other most highly compensated executive officers serving at the end of our Fiscal Year 2020.
Our NEOs for Fiscal Year 2020 were:
•    Hock E. Tan, President and CEO;
•    Thomas H. Krause, Jr., CFO;
•    Mark D. Brazeal, Chief Legal Officer;
•    Charlie B. Kawwas, Ph.D., Senior Vice President and Chief Sales Officer; and
•    Kirsten M. Spears, Principal Accounting Officer, Vice President and Corporate Controller.
In Fiscal Year 2021, the following promotions took effect:
•    Mr. Krause was appointed President of Infrastructure Software Group;
•    Dr. Kawwas was appointed Chief Operating Officer; and
•    Ms. Spears was appointed Vice President, Chief Financial Officer and Chief Accounting Officer.
Executive Summary:
Fiscal Year 2020 Company Performance and Key Pay Decisions
Our Fiscal Year 2020 performance continued to be strong despite the on-going COVID-19 pandemic and macroeconomic uncertainties. We continued to increase our revenue, grew our non-GAAP operating margin*, and successfully integrated our acquisition of the Symantec Business. Our executive compensation program is structured around the achievement of near-term financial and operational targets and longer-term business objectives and strategies. We believe in rewarding excellent performance, and we believe pay should reflect underperformance, if that occurs. We seek to closely align our executive officers’ interests with those of our stockholders and, accordingly, allocate a significant portion of our executives’ compensation opportunity to RSUs, the value of which fluctuates based on our stock price, and other performance-based compensation, which are dependent on our performance relative to that of our peers and our financial performance.
Our Financial Performance
Fiscal Year 2020 Financial Results Highlights
Our Fiscal Year 2020 performance continued to be strong despite the on-going COVID-19 pandemic and macroeconomic uncertainties. As shown in the charts below, our financial results highlights for Fiscal Year 2020 include:
•    Continued increase in year-over-year revenue to $23,888 million, a 6% increase over Fiscal Year 2019.
•    GAAP operating income of $4,014 million, a 17% increase over Fiscal Year 2019 and our non-GAAP operating income of $12,939 million, an 8% increase over Fiscal Year 2019.*
•    Net cash provided by operating activities of $12,061 million, a 24% increase over Fiscal Year 2019, and free cash flow of $11,598 million, a 25% increase over Fiscal Year 2019.*

* See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
38    2021 Proxy Statement

See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Return of Capital to Stockholders
As shown in the chart below, our strong cash flow in Fiscal Year 2019 enabled us to return an aggregate of $6,000 million to our stockholders during Fiscal Year 2020, consisting of $5,235 million in cash dividends and $765 million for the elimination of shares withheld to cover employee withholding taxes due upon the vesting of net settled equity awards. In addition, our strong free cash flow in Fiscal Year 2020 enabled us to increase our quarterly dividend to $3.60 per share in the first quarter of our Fiscal Year 2021, an increase of 11% over the quarterly dividend paid in Fiscal Year 2020.
Total Stockholder Return
Our five-year TSR performance, based on an investment of $100 in Broadcom common stock on the last trading day of our fiscal year 2015, has been very strong on both an absolute and relative basis. Although our one-year TSR increased significantly, we believe long-term TSR is a more relevant measure, as our stock price over short-term periods is frequently impacted by short-term market volatility, share price movements and macroeconomic pressures unrelated to our underlying performance.
As shown in the graph below:
•    Our one-year TSR increased by 23.5% in Fiscal Year 2020.
•    Our TSR has increased by 15.7% annually on average over the past three fiscal years, and by 26.8% annually on average over the past five fiscal years.
•    Our TSR for all three of these periods have significantly outperformed our peer group median and the S&P 500 Index.
39    Broadcom Inc.

•    We have significantly increased our absolute TSR since our initial public offering in 2009 by over 2,500%, with a cumulative TSR increase of 34.0% annually on average.
Our Strategic Performance
We have completed several strategic transactions over the last few years. We have a proven track record of creating value for our stockholders, employees and customers by efficiently and successfully integrating and growing the businesses we acquire. In Fiscal Year 2020, we completed and successfully integrated the Symantec Business, which allowed us to expand our footprint in mission critical infrastructure software with the Forbes Global 2000 companies, and at the same time we remained focused on our core operations and strong operating performance.
Stockholder Engagement Summary
Our Lead Independent Director and chairperson of the Compensation Committee, Mr. Hartenstein, together with members of management and the IR team, annually participate in our robust stockholder outreach and engagement program. During Fiscal Year 2020, Mr. Hartenstein, with members of management and the IR team, contacted our stockholders beneficially owning over 60% of our then outstanding shares of common stock, as discussed in more detail below. This resulted in discussions with our largest stockholders on matters such as our executive management succession plan, executive compensation program and equity compensation strategy.
Say-on-Pay
At our 2020 annual meeting, we submitted the compensation of our NEOs to a non-binding, advisory vote of our stockholders (the “say-on-pay proposal”). Stockholders representing 80% of the shares of Broadcom common stock present and voting on the matter, voted in favor of our executive compensation say-on-pay proposal at our 2020 annual meeting of stockholders. Following the 2020 annual meeting, the Compensation Committee reviewed the results of the say-on-pay proposal. In light of this approval, the Compensation Committee did not make any significant changes to our executive compensation program.
Fiscal Year 2020 Compensation Highlights and Key Pay Decisions
Annual Cash Incentive Bonus Payouts Reflect Fiscal Year 2020 Company Performance. Payouts under the APB Plan were tied to challenging pre-established annual corporate and divisional or functional performance goals, as well as the individual contributions and performance of each executive. The APB Plan payouts reflected the following considerations:
•    Despite adverse macroeconomic uncertainties created by the COVID-19 pandemic and other related conditions outside of our control that affected our revenue, the Compensation Committee elected not to adjust the performance goals set for Fiscal Year 2020 under the APB Plan.
•    The Compensation Committee set the two Fiscal Year 2020 corporate performance goals – revenue and adjusted non-GAAP operating margin (as defined in “Elements of Executive Compensation – Annual Cash Incentive Bonus
40    2021 Proxy Statement

Plan” below) – at target attainment levels that would significantly enhance stockholder value, be difficult to attain and require substantial effort to achieve. The revenue target was set significantly above our Fiscal Year 2019 actual revenue. The adjusted non-GAAP operating margin target was set to approximate the level achieved in Fiscal Year 2019, as we expected the integration of our recent acquisitions to negatively impact our operating margins in Fiscal Year 2020. The divisional or functional performance goals were also set by the Compensation Committee at levels difficult to attain and would require substantial effort by the division or function and the NEO in charge of the division or function to achieve.
•    Although Fiscal Year 2020 revenue increased 6% over Fiscal Year 2019 revenue, our semiconductor solutions segment was negatively impacted by the ongoing COVID-19 pandemic and macroeconomic uncertainties, resulting in our revenue falling significantly below the target attainment level. However, our adjusted non-GAAP operating margin exceeded the maximum attainment level, which resulted in 104.9% attainment of the corporate performance goals under the APB Plan.
•    A majority of the divisional or functional performance goals unrelated to revenue or margin exceeded target performance levels. This combined with the attainment levels of our corporate goals resulted in payouts for all eligible employees under both our executive and employee APB plans.

•    The Compensation Committee considers our CEO’s recommendations (other than with respect to himself) and judiciously applies individual performance multipliers to recognize the extraordinary efforts of our executives despite adverse market conditions, exceptional performance with respect to our corporate performance goals or an executive’s division or function results, or extraordinary efforts in other areas. Macroeconomic uncertainties outside of our control, such as the COVID-19 pandemic and increased tensions between the U.S. and its international trading partners, made achievement of our corporate performance goals during Fiscal Year 2020 significantly more challenging. The Compensation Committee (and the independent directors in the case of our CEO) carefully assessed the individual performance of our executive officers’, our increased revenue year-over-year despite the COVID-19 pandemic and macroeconomic uncertainties, and the successful integration of the Symantec Business. Based on the assessment, our NEOs received individual performance multipliers of 100%. Mr. Brazeal also received a discretionary cash bonus due to his significant contributions outside of the ordinary course of his responsibilities as discussed below.
Increases to Base Salaries and Target Annual Cash Incentive Bonus Opportunities in Fiscal Year 2020. Other than in connection with Mr. Krause’s appointment to CFO, our NEOs had not received a base salary increase since 2016 or, in the case of Mr. Brazeal, since joining Broadcom in 2017. The target bonus opportunities for our NEOs also had not increased since 2016 or, in the case of Mr. Brazeal, since joining Broadcom in 2017. To remain aligned with the competitive market and focused on performance-based compensation, increases were made to base salaries and target annual cash incentive bonus opportunities under the APB Plan for Messrs. Tan, Krause and Brazeal and Dr. Kawwas in Fiscal Year 2020. These increases were approved in January 2020 by the Compensation Committee and, in the case of our CEO, the independent directors, and were effective as of February 2020, all prior to the macroeconomic impact of the COVID-19 pandemic.
No Equity Awards for our CEO in Fiscal Year 2020. No equity awards were granted to Mr. Tan during Fiscal Year 2020. Mr. Tan last received an equity award in Fiscal Year 2017. This Fiscal Year 2017 long-term PSU award may be earned, if at all, over two overlapping performance periods of three and four years, ending in 2020 and 2021, based on our TSR performance as compared to the S&P 500 (“Relative TSR”) over such periods. In Fiscal Year 2020, Mr. Tan earned 181.95% of the shares that could be earned during the first performance period. See “Additional Compensation Practices and Policies - Fiscal Year 2021 Compensation Actions” below for information relating to an approval of a long-term PSU award for Mr. Tan in Fiscal Year 2021 as Mr. Tan would no longer have any unvested equity awards after June 2021.
No Equity Awards for our Other NEOs in Fiscal Year 2020. No equity awards were granted to our other NEOs during Fiscal Year 2020. In Fiscal Year 2019, our other NEOs received Multi-Year Equity Awards, with 50% consisting of service-based RSUs and 50% consisting of PSUs. As the Fiscal Year 2019 Multi-Year Equity Awards vest on the same basis as four annual equity grants, our NEOs who received them will not receive annual equity awards until at least 2023, except for outside the ordinary course of events related to promotion or retention. Each Fiscal Year 2019 Multi-Year Equity Award vests on the same basis as if four annual equity grants were made on March 15 of each year, beginning in 2019. Each grant vests as to 25% of the shares underlying such grant on each annual anniversary of the vesting start date applicable to that grant, subject to the NEO’s continued employment with Broadcom on the relevant vesting date and attainment of any applicable performance criteria. Each PSU award may be earned, if at all, based on our Relative TSR and absolute TSR performance over four overlapping performance periods of one, two, three and four years, commencing on the March 2nd immediately preceding the March 15th vesting start date applicable to such award and ending on each of March 1st of the first, second, third and fourth years following each of the four performance period commencement dates applicable to such awards. See the “Elements of Executive Compensation – Long-Term Incentive Compensation” section of our proxy
41    Broadcom Inc.

statement filed with the SEC on February 18, 2020 for a detailed discussion of the Fiscal Year 2019 Multi-Year Equity Awards. See “Additional Compensation Practices and Policies - Fiscal Year 2021 Compensation Actions” below for information relating to equity awards approved in connection with the promotions of Mr. Krause, Dr. Kawwas and Ms. Spears in Fiscal Year 2021.
Overview of Our Executive Compensation Program
The Compensation Committee believes that, in general, about half of our executive officers’, and more of our CEO’s, target total direct compensation should be dependent upon our performance. Accordingly, our executive compensation program is designed to reward our executive officers for producing sustainable growth in share value that is consistent with our strategic plan, to align their interests with the interests of our stockholders and to attract and retain top talent.
Our annual, direct compensation consists of three principal elements:

Base Salary	Individual salaries are based on an executive’s responsibilities. Salaries are set to be competitive with market and industry norms and to reflect individual performance.
Short-Term Incentives (STI)
The APB Plan is intended to reward the achievement of pre-established annual corporate and divisional or functional performance goals, as well as the individual contributions and performance of each executive.

In Fiscal Year 2020, our corporate performance goals were (i) revenue and (ii) adjusted non-GAAP operating income as a percentage of revenue. Pre-established attainment levels are designed to significantly enhance stockholder value, to be difficult to attain and to require substantial effort to achieve.

Long-Term Incentives (LTI)	Equity awards, in the form of service-based RSU awards and PSU awards, are granted to incentivize our executives to grow sustainable, long-term stockholder value. Further, they serve as retention tools for our key executives and are intended to reflect the value we place on their contribution to Broadcom.
Target Total Direct Compensation
The following charts compare the percentage breakdown of target total direct compensation for Fiscal Year 2020 for our CEO compared to our other NEOs. Target total direct compensation consists of base salary, target STI through the APB Plan, and target LTI in the form of equity awards comprised of service-based RSU awards and PSU awards based on the fair market value of the awards on the grant date. As shown in the charts below, approximately 91% of our NEOs target total direct compensation in Fiscal Year 2020 is comprised of variable compensation elements.
Our NEOs did not receive any equity award grants in Fiscal Year 2020. As the Fiscal Year 2019 equity awards for our NEOs, other than our CEO, were Multi-Year Equity Awards of RSUs and PSUs, which vest on the same basis as if four annual equity grants were made on March 15 each year beginning in 2019 for four successive years, the chart below only shows those Multi-Year Equity Awards granted January 15, 2019 that began vesting on March 15, 2020, assuming target performance level attainment. Likewise, as Mr. Tan’s Fiscal Year 2017 PSU award was a long-term, multi-year award, the chart shows the annualized value of this award, which vests over four years (the term of this award), assuming target performance level attainment.
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Executive Compensation Program Governance
The table below highlights our key executive compensation program governance practices.

Best Practices We Employ		Practices We Do Not Employ
✓	Majority of CEO and other NEO compensation tied to long-term performance	X	No excessive risk taking in our incentive plan designs
✓	Performance metrics are directly tied to value creation for stockholders	X	No re-pricing of underwater stock options
✓	Caps on cash and equity incentive plan payouts	X	No excise tax gross-ups
✓	“Double trigger” change in control payments and benefits	X	No supplemental retirement or pension benefits
✓	Engagement of an independent compensation consultant	X	No guaranteed bonuses
✓	Annual risk assessment of all of our compensation programs	X	No perquisites, other than in modest amounts
✓	CEO compensation is reviewed and approved by the independent directors
Compensation Philosophy and Objectives
Our executive compensation program is designed to achieve the following:
•    attract qualified, experienced and talented executives in a highly competitive market;
•    retain, motivate and reward these executives, whose skills, knowledge and performance are critical to our on-going success;
•    encourage our executives to focus on the achievement of our corporate financial and operational performance goals by aligning their APB Plan payout to the achievement of pre-established annual corporate and divisional or functional goals, as well as the individual contributions and performance of each executive; and
•    align our executives’ interests with those of our stockholders by linking a significant portion of each executive’s target total direct compensation opportunity to returns realizable by our stockholders in the form of PSUs that are subject to the attainment of pre-established performance-based objectives, and the rest in the form of service-based RSUs, the value of which fluctuates based on our stock price.
Equity awards are a long-term retention tool for our key executives, intended to reflect the value we place on their expected contributions to Broadcom. When granting equity awards or, in the case of our CEO, when recommending an equity award to the independent directors for approval, the Compensation Committee considers each executive’s level of experience and expertise and overall value to Broadcom, as well as how much vested and unvested equity the executive then holds.
The Compensation Committee has adopted a compensation philosophy that is designed to keep our executives’ target total direct compensation competitive with that of compensation for similarly situated executives at other companies (i) in our compensation peer group and (ii) included in the third-party market salary surveys it reviews. Generally, target total cash compensation falls below the median of the competitive market whereas, in combination with equity, target total direct compensation around the 75th percentile or better of the competitive market is generally viewed as desirable. However, the Compensation Committee bases its compensation decisions on the needs of Broadcom and an executive’s level of expertise, experience and marketability and will make exceptions to this philosophy when it determines it to be necessary or appropriate. As a result, target total direct compensation for an executive may fall outside the referenced range from time to time.
While the Compensation Committee and our Board generally consider the accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically.
Stockholder Engagement
Each year we conduct significant stockholder outreach efforts. In Fiscal Year 2020, we contacted stockholders beneficially owning over 60% of our then outstanding shares of common stock, and engaged with stockholders owning over 46% of our then outstanding stock, to discuss our compensation philosophy and structure, as well as Compensation Committee actions and decisions. Our Lead Independent Director and chairperson of the Compensation Committee, Mr. Hartenstein, participated in these discussions with our largest stockholders and discussed with them our succession plan for our CEO and executives, executive compensation program and equity compensation strategy among other topics.
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These stockholders indicated that they continue to be generally supportive of our compensation actions and decisions and program design. The feedback received from our stockholders was reported to both the Compensation Committee and the Board.
Following Fiscal Year 2020, Mr. Hartenstein, along with our Chairman of the Board and members of management, continued to meet with our stockholders to discuss our executive management succession plan, executive compensation program, equity compensation strategy, proposed amendment and restatement of our 2012 Plan as set forth in this Proxy Statement and our corporate social responsibility program.
Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee devotes significant time throughout the year to our executive compensation program to ensure that it aligns executive pay with corporate performance and incentivizes our executives to pursue corporate financial, operational and strategic goals that will create sustainable, long-term stockholder value.
 The Compensation Committee reviews and approves the compensation for our key executives, except for our CEO, whose compensation is reviewed and approved by the independent directors of our Board based on recommendations from the Compensation Committee.
Individual Executive Compensation Assessment. In addition to market compensation data provided by its compensation consultant, the Compensation Committee (and, in the case of our CEO, the independent directors) considers the following information, among other factors, for each executive when determining his or her compensation:
•    current base salary, target APB Plan opportunities (and prior fiscal year payouts), the accumulated value of outstanding and unvested equity awards and other benefits;
•    the individual’s overall performance, as well as the importance of the role, the individual’s knowledge and skills to Broadcom, the individual’s leadership within Broadcom and the individual’s contributions to Broadcom’s culture; and
•    our CEO’s recommendation on compensation and individual performance (other than for himself).
This information helps the Compensation Committee and the independent directors to understand the long-term retentive elements and total compensation being delivered to our executives.
Internal Pay Parity. While we do not maintain a formal policy regarding internal pay parity, it is often considered as a factor by the Compensation Committee and the independent directors when determining compensation.
Our CEO is compensated at a higher level than our other executives because he has a significantly higher level of responsibility, accountability and experience. Mr. Tan also receives more of his target total direct compensation in the form of LTI compensation through long-term PSU awards as compared to our other executives. Given Mr. Tan’s responsibility for our overall performance, the independent directors believe that compensating him at a higher level than our other executives and weighting his total compensation more heavily toward long-term, performance-based incentive compensation is consistent with market practice, appropriately reflects his contributions and directly aligns his incentives with the interests of our stockholders.
Compensation Risk Oversight. While our Board has overall responsibility for risk oversight, each of the committees of our Board regularly assesses risk in connection with executing their responsibilities. The Compensation Committee annually reviews and discusses the risks that relate to all of our compensation policies and practices and it does not believe that our compensation policies or practices encourage excessive or inappropriate risk taking.
Role of Compensation Consultant
In Fiscal Year 2020, Compensia provided consulting services to the Compensation Committee and the independent directors, including the preparation of separate assessments of executive and non-employee director compensation based on analyses of competitive market compensation data. In addition, the Compensation Committee relied on Compensia for periodic updates on regulatory developments and market trends related to executive and non-employee director compensation matters. Compensia does not provide any other services to Broadcom other than advising the Compensation Committee and the independent directors on compensation-related matters.
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The Compensation Committee has assessed the independence of Compensia pursuant to the six independence factors set forth in the SEC and Nasdaq rules and has concluded that Compensia is independent, and that its work for the Compensation Committee does not raise any conflict of interest.
Compensation Competitive Analysis
The Compensation Committee works with Compensia to develop a meaningful compensation peer group for purposes of understanding competitive market compensation practices. This peer group is reviewed and updated annually as necessary. The peer group is used for comparative purposes only; the Compensation Committee does not benchmark any pay elements or target total direct compensation to a specific percentile. However, the Compensation Committee and, in the case of our CEO, the independent directors, target executive officers’ total direct compensation to be competitive relative to the companies in our compensation peer group. Generally, target total cash compensation falls below the median of the competitive market whereas, in combination with equity, target total direct compensation around the 75th percentile or better of the competitive market is generally viewed as desirable. In the absence of relevant peer group data, the Compensation Committee reviews industry-based market compensation survey data as described below.
In October 2019, the Compensation Committee approved the compensation peer group for Fiscal Year 2020, which appears below and was developed in consultation with Compensia.
The following selection criteria were considered when developing the compensation peer group:
•    Revenues: comparability across annual revenue, generally 0.5 to 2.0 times that of Broadcom;
•    Market capitalization: market capitalization that generally fall between 0.3 to 3.0 times that of Broadcom; and
•    Industry: companies in semiconductor-related and other technology-focused industries having a similar scale.

Fiscal Year 2020 Peer Group
3M Company	Cisco Systems, Inc.	Mastercard, Inc.	Qualcomm Inc.
Adobe, Inc.	Dell Technologies, Inc.	Micron Technology, Inc.	Salesforce.com, Inc.
Applied Materials, Inc.	Honeywell International, Inc.	NVIDIA Corporation	Texas Instruments, Inc.
Automatic Data Processing, Inc.	Intel Corporation	Oracle Corporation	Thermo Fisher Scientific, Inc.
Booking Holdings	International Business Machines Corporation	PayPal Holdings, Inc.	Visa, Inc.

	Percentile	Revenue ($mm)(1)	Market Capitalization ($mm)(2)
Fiscal Year 2020 Peer Group	25th Median 75th	$ 15,039 $ 21,788 $ 38,840	$ 88,034 $118,715 $156,762
Broadcom		$ 21,813	$113,065
	Rank	50%	45%

(1)    Represents publicly reported revenue for the trailing four quarters ended May 5, 2019.
(2)    As of July 25, 2019, using publicly reported data available at such date.
In October 2020, the compensation peer group was updated for Fiscal Year 2021 to reflect the growth in our revenue and market capitalization. Visa, Inc. was removed due to its market capitalization falling outside of the selection criteria set forth above. Danaher Corporation was added to the compensation peer group, which is viewed as an appropriate peer because its revenues and market capitalization better aligned with the applicable relevant selection criteria set forth above.
Where the peer group data does not provide sufficient information for a particular executive position, the Compensation Committee reviews industry-based market compensation survey data (“market survey data”) from the Radford Global Technology Survey, Radford Global Sales Survey and Mercer High Tech Salary Survey (Asia).
Elements of Executive Compensation
The principal elements of our executive compensation program are:
•    base salary;
•    an annual cash incentive bonus plan;
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•    LTI compensation in the form of equity awards, including a substantial weighting toward PSU awards;
•    severance and change in control payments and benefits; and
•    modest perquisites and other personal benefits.
Base Salary
We believe that a competitive base salary is an important element of our executive compensation program designed to attract, engage and retain our executive officers. Base salaries provide fixed, baseline compensation and are set at levels intended to reflect an executive’s individual performance throughout the prior fiscal year and level and scope of responsibility, to be within a competitive range for similar positions at the companies in our compensation peer group and/or in the market survey data, and to take into account internal pay parity among our executive officers. The Compensation Committee also reviews our economic and business conditions and outlook. The base salaries of our key executives are reviewed annually by the Compensation Committee.
Our CEO makes recommendations to the Compensation Committee with respect to base salary adjustments for our executive officers (other than himself).
The Compensation Committee also reviews and considers many factors in determining individual performance for the purposes of adjusting base salaries. These factors include such measures as division or function performance against budget, achievement of divisional or functional goals, new product introductions and corporate strategy implementation.
In consultation with Compensia, the Compensation Committee on January 28, 2020 and, in the case of our CEO, the independent directors on January 31, 2020, elected to increase the base salaries for Messrs. Tan, Krause and Brazeal and Dr. Kawwas effective in February 2020 to remain aligned with the competitive market. Other than in connection with Mr. Krause’s appointment to CFO, our NEOs have not received a base salary increase since 2016 or, in the case of Mr. Brazeal, since joining Broadcom in 2017. These increases were approved in January 2020 prior to any significant macroeconomic impact of the COVID-19 pandemic.

NEO	Title	Base Salary (USD) Effective July 1, 2019	Base Salary (USD) Effective February 15, 2020	% Change
Hock E. Tan	President and Chief Executive Officer	$ 1,100,000	$ 1,200,000	9.1%
Thomas H. Krause, Jr.	Chief Financial Officer	$ 400,000	$ 500,000	25.0%
Mark D. Brazeal	Chief Legal Officer	$ 450,000	$ 500,000	11.1%
Charlie B. Kawwas, Ph.D.	Senior Vice President and Chief Sales Officer	$ 488,529	$ 500,000	2.3%
Kirsten M. Spears	Principal Accounting Officer, Vice President and Corporate Controller	$ 332,964	$ 332,964	—
Annual Cash Incentive Bonus Plan
We believe that a significant portion of our executive officers’ target total direct compensation should be dependent upon performance. Accordingly, we use the APB Plan to provide a performance-based annual cash incentive bonus opportunity for our executive officers. The APB Plan is designed to encourage and motivate our CEO to achieve our overall corporate goals for the fiscal year and our other executive officers to achieve both corporate and divisional or functional goals, and to drive positive contributions to Broadcom’s growth and performance.
Each executive officer is annually assigned a specified target annual cash incentive bonus opportunity under the APB Plan, expressed as a percentage of the executive officer’s eligible earnings. The Compensation Committee considers the compensation peer group data and market survey data as one factor in determining an executive officer’s target annual cash incentive bonus opportunity and, in the case of our CEO, the Compensation Committee includes the data in its recommendation to the independent directors. In addition, the Compensation Committee determines or, in the case of our CEO, recommends to the independent directors for approval, target annual cash incentive bonus opportunities based on such additional factors as an executive’s experience in the executive’s role and the executive’s level of responsibility within Broadcom, which the Compensation Committee believes directly correlates to the executive’s ability to influence corporate and operational results.
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Fiscal Year 2020 APB Plan
In consultation with Compensia, the Compensation Committee and, in case of our CEO, the independent directors, approved an increase in target annual cash incentive bonus opportunities for Messrs. Tan, Krause and Brazeal and Dr. Kawwas to remain aligned with the competitive market. The target annual cash incentive bonus opportunities for our NEOs have not increased since 2016 or, in case of Mr. Brazeal, since joining Broadcom in 2017. These increases were approved in January 2020, prior to anticipating any significant macroeconomic impacts of the COVID-19 pandemic.

NEO	Fiscal Year 2019 APB Plan Target Bonus (as a % of eligible earnings)	Fiscal Year 2020 APB Plan Target Bonus (as a % of eligible earnings)
Hock E. Tan	150%	200%
Thomas H. Krause, Jr.	75%	100%
Mark D. Brazeal	60%	100%
Charlie B. Kawwas, Ph.D.	75%	100%
Kirsten M. Spears	50%	50%
Annual cash incentive bonuses under the APB Plan are calculated as follows:
Bonuses under the APB Plan are payable to our NEOs in cash, with the exception of our CEO in certain circumstances. In the event the independent directors assign our CEO an individual performance multiplier (discussed in more detail below) greater than 100%, they may elect to pay the difference between the dollar amount of our CEO’s actual annual cash incentive bonus payout and the dollar amount of his annual cash incentive bonus payout calculated using a performance factor of 100% in the form of an equity award. The type and terms of any such equity award are determined by the independent directors. The independent directors believe that this feature gives them the flexibility to further incentivize our CEO to focus on our mid-term to long-term performance and value creation for our stockholders, to more closely align our CEO’s interests with those of our stockholders generally, and to provide additional retention incentive to our CEO.
Corporate Performance Components
The corporate performance goals for the Fiscal Year 2020 APB Plan were:
•    revenue threshold attainment level set at $23,644 million, target set at $24,889 million and maximum set at $26,133 million; and
•    adjusted non-GAAP operating income as a percentage of revenue (referred to as “adjusted non-GAAP operating margin”) threshold attainment level set at 53.2%, target set at 54.2% and maximum set at 56.2%.
These performance attainment levels were established by the Compensation Committee, based on the recommendation of our CEO, and approved by the independent directors. Revenue target was set significantly above our Fiscal Year 2019 actual revenue. Adjusted non-GAAP operating margin target was set to approximate the level achieved in Fiscal Year 2019, as we expected the integration of our recent acquisitions to negatively impact our operating margins in Fiscal Year 2020. These attainment levels were designed to significantly enhance stockholder value, be difficult to attain and to require substantial effort to achieve. Each goal carried an equal weighting of 50% of the corporate performance component. Macroeconomic uncertainties outside of our control, such as the COVID-19 pandemic and increased tensions between the U.S. and its international trading partners made achievement of our corporate performance goals during Fiscal Year 2020 more challenging. However, the Compensation Committee elected not to adjust the challenging performance goals set for our Fiscal Year 2020 APB Plan.
Divisional or Functional Performance Components
The Compensation Committee, taking into account our CEO’s recommendations, determined an executive officer’s divisional or functional goals and set their weightings based on its assessment of the business requirements of the particular division or function to which the goals related and the relative importance of the goals to the division or function. Each divisional or functional goal was set by the Compensation Committee to be difficult to attain and to require substantial effort by the division or function and the NEO in charge of the division or function to achieve. The table below
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under “Fiscal Year 2020 APB Plan Attainment and Payout Amounts” sets forth the divisional and functional goals for Fiscal Year 2020.
Individual Performance Multiplier
The final payouts under the APB Plan included the effect of a non-subjective individual performance multiplier applied judiciously to recognize the extraordinary efforts of our executives despite adverse market conditions or exceptional performance with respect to our corporate goals or an executive’s division or function results. Each individual NEO’s performance multiplier (other than our CEO’s) is approved by the Compensation Committee based, in part, on the recommendations of our CEO and by the independent directors in the case of our CEO with input from the Compensation Committee. In evaluating individual performance to determine the applicable multiplier, the Compensation Committee considers the requirements of the NEO’s position, including the achievement of the corporate, divisional or functional goals, fiscal responsibility as determined by the Compensation Committee with input from our CEO, the NEO’s senior leadership ability and contribution to Broadcom’s culture, and how each of these factors impact the overall performance of Broadcom or the NEO’s division or function, as applicable. Based on each NEO’s contribution to Broadcom’s performance and their respective division or function’s levels of performance, the Compensation Committee or, in the case of our CEO, the independent directors, assigns each NEO an individual performance multiplier of between 50% and 150%. NEOs who consistently meet or exceed the requirements of their position, as determined by the Compensation Committee, receive an individual performance multiplier of between 100% and 150%. NEOs who meet some, but not all, of the requirements of their position or for whom the Compensation Committee believes that improvement is needed receive a bonus multiplier of between 50% and 100%.
Fiscal Year 2020 APB Plan Attainment
In December 2020, the Compensation Committee and the independent directors reviewed Broadcom’s actual performance for Fiscal Year 2020 to determine the level of achievement for the corporate performance goals and the divisional or functional goals, and to assign an individual performance multiplier for each of our executives.
Corporate Performance Component
For Fiscal Year 2020, we achieved revenue of $23,888 million, which, while a 6% improvement over Fiscal Year 2019 that exceeded the pre-established threshold attainment, was below the pre-established target attainment level of performance. Adjusted non-GAAP operating margin was 56.5%, which was above the pre-established maximum attainment levels of performance. The Compensation Committee elected not to adjust the corporate performance goals established for our Fiscal Year 2020 APB Plan despite adverse macroeconomic impact of the COVID-19 pandemic and other conditions outside of our control, which negatively impacted our revenue growth. See Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Revenue Performance Goal Attainment
Fiscal Year 2019 Revenue Achieved (in millions)	Fiscal Year 2020 Revenue Threshold Attainment Level (in millions)	Fiscal Year 2020 Revenue Target Attainment Level (in millions)	Fiscal Year 2020 Revenue Maximum Attainment Level (in millions)	Fiscal Year 2020 Revenue Achieved (in millions)
$22,597	$23,644	$24,889	$26,133	$23,888

Non-GAAP Operating Margin Performance Goal Attainment
Fiscal Year 2019 APB Plan Adjusted Non-GAAP Operating Margin Achieved	Fiscal Year 2020 Adjusted Non-GAAP Operating Margin Threshold Attainment Level	Fiscal Year 2020 Adjusted Non-GAAP Operating Margin Target Attainment Level	Fiscal Year 2020 Adjusted Non-GAAP Operating Margin Maximum Attainment Level	Fiscal Year 2020 Non-GAAP Operating Income Achieved (in millions)	Provisions or Accruals for Anticipated Payouts Under APB Plan (in millions)	Fiscal Year 2020 Adjusted Non- GAAP Operating Income Achieved (in millions)	Fiscal Year 2020 Adjusted Non-GAAP Operating Margin Achieved
54.4%	53.2%	54.2%	56.2%	$12,939	$549	$13,488	56.5%

Corporate Performance Attainment Level
Corporate Performance Goals	Actual Fiscal Year 2020 Performance (in millions)	As a % of Target Attainment	Weight	Weighted Attainment
Revenue	$23,888	59.8%	50%	29.9%
Adjusted non-GAAP Operating Margin	56.5%	150%	50%	75.0%
Total Attainment				104.9%
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Divisional or Functional Performance Components
The Compensation Committee determined each NEO’s divisional or functional performance percentage based on the actual level of achievement of the pre-established goals by the division or function overseen by the NEO. In December 2020, the Compensation Committee determined that the NEO’s divisional or functional goals had been achieved at the levels set forth in the table below under “Fiscal Year 2020 APB Plan Attainment and Payout Amounts.”
Individual Performance Multiplier
When assessing the performance of our NEOs, the Compensation Committee noted that ongoing COVID-19 pandemic and macroeconomic uncertainties negatively impacted our operating results. The Compensation Committee determined that, despite the ongoing COVID-19 pandemic and macroeconomic uncertainties, our individual NEOs still performed well, which resulted in increased revenue year-over-year, increased non-GAAP operating margin and the successful integration of the Symantec Business. The Compensation Committee, with input from our CEO, determined that each of our NEOs (other than our CEO) should receive an individual performance multiplier of 100%.
The independent directors, based upon the recommendation of the Compensation Committee, determined that Mr. Tan should receive an individual performance multiplier of 100% for his performance in delivering strong financial and operational results, despite the macroeconomic factors outside Broadcom’s control, including the ongoing COVID-19 pandemic and increased tensions between the U.S. and its international trading partners, resulting in a payout of 105% of his target bonus.
Fiscal Year 2020 APB Plan Attainment and Payout Amounts
Each of the corporate and divisional or functional goals for our NEOs, and their respective weighting is set forth in the following table.

Name	Bonus Target Percent	Fiscal Year 2020 Bonus Goals	Fiscal Year 2020 Bonus Achievement	Fiscal Year 2020 Payout Amount in Dollars (USD) and as a Percentage of Base Salary Paid(1)
Hock E. Tan	200%	Revenue (50%)	60%
President and Chief Executive Officer		Adjusted non-GAAP Operating Margin (50%)	150%
		Fiscal Year 2020 Attainment	105%	$ 2,452,930	209.8%
Thomas H. Krause, Jr.	100%	Revenue (25%)	60%
Chief Financial Officer		Adjusted non-GAAP Operating Margin (25%)	150%
		Direct Expenses (50%)(2)	120%
		Fiscal Year 2020 Attainment	112%	$ 527,638	112.4%
Mark D. Brazeal	100%	Revenue (25%)	60%
Chief Legal Officer		Adjusted non-GAAP Operating Margin (25%)	150%
		Direct Expenses (50%)(2)	120%
		Fiscal Year 2020 Attainment	112%	$ 544,938	112.4%
Charlie B. Kawwas, Ph.D.	100%	Revenue (25%)	60%
Senior Vice President and Chief Sales Officer		Adjusted non-GAAP Operating Margin (25%)	150%
		Bookings (15%)	150%
		Product Revenue (12.5%)	60%
		Design Wins (12.5%)	80%
		Direct Expenses (10%)(2)	120%
		Fiscal Year 2020 Attainment	104%	$ 518,478	104.4%
Kirsten M. Spears	50%	Revenue (25%)	60%
Principal Accounting Officer, Vice President and Corporate Controller		Adjusted non-GAAP Operating Margin (25%)	150%
		Direct Expenses (50%)(2)	120%
		Fiscal Year 2020 Attainment	112%	$ 187,205	56.2%

(1)    Includes the quantitative effect of our NEOs’ applicable individual performance multiplier.
(2)    Represents direct expenses of the division or function, as applicable.
Discretionary Cash Bonuses
Each year, the Compensation Committee may supplement or substitute the APB Plan payout earned by our NEOs with discretionary cash bonuses that are awarded based on our CEO’s recommendations, other than with respect to himself, and the Compensation Committee’s assessment of individual contributions. Due to Mr. Brazeal’s significant contributions outside of the ordinary course of his responsibilities and in particular his role in managing various complex regulatory and
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public policy matters during Fiscal Year 2020, the Compensation Committee awarded Mr. Brazeal a cash bonus in the amount of $455,062.
Long-Term Incentive Compensation
Our equity awards serve as a long-term retention tool for our executives and are intended to reflect the value we place on their contribution to Broadcom. The philosophy behind our equity awards is to provide each executive with a strong incentive to remain with, and build value in, Broadcom over an extended period of time. The Compensation Committee believes that, for our CEO, a grant of PSU awards and, for our executives other than our CEO, a combination of service-based RSU awards and PSU awards promote these objectives. The service-based RSU awards provide an element of value that fluctuates based on our stock price, while the PSU awards create the motivation to improve performance and maximize our stock price and TSR, thereby more closely aligning the executives’ interests with those of our stockholders generally. The Compensation Committee has historically granted equity awards under our annual equity program to our NEOs, other than our CEO, in March of each year, with 50% in the form of service-based RSU awards and 50% in the form of PSU awards.
Our NEOs were not granted equity awards in Fiscal Year 2020. Our CEO last received an equity award in Fiscal Year 2017, which consisted of a long-term PSU award that may be earned, if at all, over two overlapping performance periods ending in 2020 and 2021. Our NEOs, other than our CEO, received Multi-Year Equity Awards in Fiscal Year 2019 and will not receive annual equity awards until at least 2023, except for outside the ordinary course of events related to promotion or retention. The Fiscal 2019 Multi-Year Equity Awards vest on the same basis as if four annual equity grants were made on March 15 of each year, beginning in 2019, with 50% in the form of service-based RSU awards and 50% in the form of PSU awards. See the “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Incentive Compensation” in our Proxy Statement filed with the SEC on February 18, 2020 for a detailed discussion of the Multi-Year Equity Awards.
After consultation with Compensia, the Compensation Committee approved in Fiscal Year 2021 the grant of equity awards to Mr. Krause, Dr. Kawwas and Ms. Spears in connection with their promotions, as described in “Additional Compensation Practices and Policies - Fiscal Year 2021 Compensation Actions” below. In addition, the independent directors approved in Fiscal Year 2021 the grant of a PSU award to Mr. Tan in consideration of the fact that Mr. Tan would no longer have any unvested equity awards after June 2021 and to continue to align Mr. Tan’s interests with the interests of our stockholders and to encourage his retention. The equity awards approved for Messrs. Tan and Krause and Dr. Kawwas are contingent upon stockholder approval of Proposal 3 to amend and restate our 2012 Plan at the Annual Meeting.
PSU Awards Earned for the 2017-2020, 2018-2020 and 2019-2020 Performance Periods
The PSU award granted to our CEO in Fiscal Year 2017 consist of an aggregate of 168,000 shares, which gives Mr. Tan the opportunity to earn up to 756,000 shares of common stock based on our Relative TSR and our absolute TSR, over two overlapping performance periods, consisting of one three-year performance period ending in 2020 (“Performance Period #1”) and one four-year performance period ending in 2021 (“Performance Period #2”). Following completion of each performance period, the independent directors determine the Relative TSR attained for the completed performance period and the shares earned under the PSU award.
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The table below sets forth the Relative TSR attainment and the number of shares earned by Mr. Tan under the PSU award for Performance Period #1, as determined by the independent directors.

Performance Period	2017-2020
Relative TSR Attainment	60th Percentile
Percentage of Target Shares Earned	181.95%
Shares Earned	152,838 shares

The PSU awards granted to our NEOs (other than our CEO) in Fiscal Years 2017, 2018 and 2019 are subject to four overlapping performance periods. Following completion of each performance period, the Compensation Committee determines the Relative TSR attained, and the shares earned under the applicable PSU award pursuant to the following calculation:
The Fiscal Year 2017 PSU awards are subject to four overlapping performance periods ending on each of March 14th of 2018, 2019, 2020 and 2021. The table below sets forth the Relative TSR attainment and the number of shares earned under the PSU award for each completed performance period, as determined by the Compensation Committee.

Performance Period	2017-2018	2017-2019	2017-2020
Relative TSR Attainment	57th Percentile	67th Percentile	59th Percentile
Percentage of Target Shares Earned	100%	100%	100%
Thomas H. Krause, Jr.	3,125 shares	3,125 shares	3,125 shares
Mark D. Brazeal	3,125 shares	3,125 shares	3,125 shares
Charlie B. Kawwas, Ph.D.	3,125 shares	3,125 shares	3,125 shares
Kirsten M. Spears	1,875 shares	1,875 shares	1,875 shares

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The Fiscal Year 2018 PSU awards are subject to four overlapping performance periods ending on each of March 1st of 2019, 2020, 2021 and 2022. The table below sets forth the Relative TSR attainment and the number of shares earned under the PSU award for each complete performance period, as determined by the Compensation Committee.

Performance Period	2018-2019	2018-2020
Relative TSR Attainment	71st Percentile	64th Percentile
Percentage of Target Shares Earned	100%	100%
Thomas H. Krause, Jr.	2,000 shares	2,000 shares
Mark D. Brazeal	1,675 shares	1,675 shares
Charlie B. Kawwas, Ph.D.	1,875 shares	1,875 shares
Kirsten M. Spears	1,250 shares	1,250 shares

The Fiscal Year 2019 PSU awards that commenced vesting in Fiscal Year 2019 are subject to four overlapping performance periods ending on each of March 1st of 2020, 2021, 2022 and 2023. The table below sets forth the Relative TSR attainment and the number of shares earned under the PSU award for the completed performance period, as determined by the Compensation Committee.

Performance Period	2019-2020
Relative TSR Attainment	48th Percentile
Percentage of Target Shares Earned	95.76%
Thomas H. Krause, Jr.	2,394 shares
Mark D. Brazeal	1,795 shares
Charlie B. Kawwas, Ph.D.	2,394 shares
Kirsten M. Spears	1,495 shares

Additional Compensation Practices and Policies
Employee Stock Purchase Plan
Executives employed by our participating subsidiaries, including all of our NEOs, may also participate in our Employee Stock Purchase Plan (the “ESPP”). Our ESPP provides eligible employees with the opportunity to acquire Broadcom common stock through periodic payroll deductions, at a 15% discount, based on a six-month “look-back” period. Our ESPP is structured in the U.S. as a qualified employee stock purchase plan under Section 423 of the Code. Our ESPP requires participants to hold their purchased shares of common stock for a minimum of six months after any purchase date, unless they cease to be eligible to participate in the ESPP in which case the shares of common stock become freely tradable, subject to applicable securities laws and our insider trading policy.
Other Compensation
The Compensation Committee provides modest perquisites and other personal benefits to our executives on a case-by-case basis. Typically, the Compensation Committee will provide a perquisite to an executive in limited circumstances, such as where it believes that such benefit is appropriate to assist the executive in the performance of the executive’s
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duties, to make the executive more efficient and effective, and for recruitment, motivation or retention purposes. For example, in Fiscal Year 2020, Mr. Tan received reimbursement for travel to his residence in Pennsylvania and a car service for business-related travel in the San Francisco Bay Area, both of which were approved by the independent directors. For additional information on the perquisites and other personal benefits provided to our NEOs in Fiscal Year 2020, see the “Fiscal Year 2020 Summary Compensation Table” below.
Severance and Change in Control Benefits
The Compensation Committee believes that severance and change in control arrangements are important parts of the overall compensation program for our NEOs. Severance arrangements provide a stable work environment and are used primarily to attract, retain and motivate individuals with the requisite experience and ability to drive our success. Change in control provisions help to secure the continued employment and dedication of our NEOs, to reduce any concern that they might have regarding their own continued employment prior to or following a change in control of Broadcom and to promote continuity of management during a corporate transaction.
Each of our NEOs is eligible for severance and change in control payments and benefits under their respective severance benefit agreement. The Compensation Committee provides such payments and benefits to our NEOs based on its review of severance practices at the companies in our compensation peer group and as the result of arms’ length negotiations at the time our NEOs enter into employment with Broadcom, when they are requested to take on additional responsibilities, or from time to time if deemed necessary or desirable to achieve parity with other NEOs or otherwise.
Our NEOs are entitled to severance payments and other benefits upon termination of employment without “cause” or for “good reason” (as each of those terms is defined in the applicable agreement) or in the event of permanent disability (a “qualifying termination”). In the event of a qualifying termination not involving a change in control of Broadcom, the severance benefit agreements generally provide for continued base salary (12 months in the case of Mr. Tan and nine months in the case of our other NEOs), an annual cash incentive bonus payment (100% in the case of Mr. Tan and 50% in the case of our other NEOs) and, other than in the case of Mr. Tan, health benefits continuation coverage (for six months).
In the event of a qualifying termination within 12 months following a change in control of Broadcom (or in the case of Mr. Tan, three months before or 12 months following such a change in control) (a “CIC qualifying termination”), the severance benefits agreements generally provide for continued base salary (24 months in the case of Mr. Tan and 12 months in the case of our other NEOs), an annual cash incentive bonus payment (200% in the case of Mr. Tan and 100% in the case of our other NEOs) and, other than in the case of Mr. Tan, health benefits continuation coverage (for 12 months).
In the event of a CIC qualifying termination, the severance benefit agreements also provide for acceleration of vesting of all outstanding service-based RSUs and acceleration of vesting of outstanding PSUs, with such vesting generally based on actual performance determined in accordance with the underlying equity award agreement. Effective Fiscal Year 2021, for each NEO except Mr. Brazeal, the severance benefit agreements specify that PSUs will vest at target performance levels except as otherwise provided in the applicable award agreement. Vesting of the equity awards held by our NEOs will generally only accelerate following a CIC qualifying termination, which is commonly referred to as a “double trigger” provision. We believe our double trigger change in control arrangements protects stockholder value by allowing us the opportunity to deliver a motivated management team to any potential acquirer. If we did not offer any such change in control arrangements, our NEOs could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, due to the possibility that they would lose the potential value of their unvested equity compensation upon an acquisition. Notwithstanding the foregoing, beginning in Fiscal Year 2021, Dr. Kawwas and Mr. Krause are eligible to receive equity acceleration benefits upon a qualifying termination that is not in connection with a change in control, as described in “Fiscal Year 2021 Compensation Actions” below.
For a summary of the material terms and conditions of these arrangements, as well as an estimate of the post-employment payments and benefits that our NEOs are eligible to receive, see “Executive Compensation – Severance and Change in Control Agreements with Named Executive Officers; Death and Permanent Disability Policies; Retirement” below.
Fiscal Year 2021 Compensation Actions
On December 10, 2020, the following promotions took effect:
•    Mr. Krause was appointed President of Infrastructure Software Group;
•    Dr. Kawwas was appointed Chief Operating Officer; and
•    Ms. Spears was appointed Vice President, Chief Financial Officer and Chief Accounting Officer.
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In connection with their promotions, Dr. Kawwas and Mr. Krause each entered into an amended and restated severance benefit agreement on December 10, 2020 (collectively, the “Kawwas and Krause Agreements”). Under the Kawwas and Krause Agreements, the annual base salary for each of Dr. Kawwas and Mr. Krause is $700,000, effective as of December 10, 2020 through December 15, 2023 (the “Continuation Period”). Additionally, for fiscal years 2021 through 2023, Dr. Kawwas and Mr. Krause will each be eligible to participate in the APB Plan at an annual target percentage of 100% of his eligible earnings, with payout based on corporate level metrics and individual performance.
Pursuant to the Kawwas and Krause Agreements, Dr. Kawwas and Mr. Krause will each be awarded a long-term equity incentive award with a target value of $15,000,000, consisting of 50% service-based RSUs (the “Promotion RSUs”) and 50% PSUs at target (the “Promotion PSUs”), effective as of December 15, 2020 and contingent upon stockholder approval of Proposal 3 to amend and restate our 2012 Plan at the Annual Meeting. The Promotion RSUs will vest over a three-year period, with one-third of the Promotion RSUs vesting on each anniversary of December 15, 2020, subject to Dr. Kawwas’s or Mr. Krause’s (as applicable) continued employment on the relevant vesting date. Dr. Kawwas and Mr. Krause may earn up to 200% of the target number of shares under their respective Promotion PSUs based on our Relative TSR and absolute TSR measured over the period beginning on November 2, 2020 and ending on October 29, 2023, as determined by the Compensation Committee. Subject to Dr. Kawwas’s or Mr. Krause’s (as applicable) continued employment with Broadcom on the vesting date and achievement of the performance goals, the Promotion PSUs will fully vest on October 29, 2023.
Under the Kawwas and Krause Agreements, if the employment of Dr. Kawwas or Mr. Krause (as applicable) is terminated without “cause” or for “good reason” (as each of those terms is defined in the Kawwas and Krause Agreements) during the Continuation Period and upon the timely execution and non-revocation of a general release of claims against Broadcom and its affiliates:
•    Each outstanding and unvested service-based RSUs held by him will be cancelled, effective on the date his employment terminates, and in exchange, he will be entitled to receive an amount in cash (less applicable tax withholdings) equal to: (x) that number of shares that would have vested under such RSUs had he remained continuously employed by Broadcom for an additional eighteen months following his termination, multiplied by (y) the closing price of Broadcom common stock on the date his employment terminates (or, if there is no closing price on such date, then the closing price on the last preceding trading date).
•    Each outstanding and unvested PSUs held by him will be cancelled, effective on the date his employment terminates, and in exchange, he will be entitled to receive an amount in cash (less applicable tax withholdings) equal to: (x) that number of shares that would have vested under such PSUs had he remained continuously employed by Broadcom for an additional eighteen months following his termination with any applicable performance conditions deemed to have been achieved at target performance, multiplied by (y) the closing price of Broadcom common stock on the date his employment terminates (or, if there is no closing price on such date, then the closing price on the last preceding trading date).
The payments described in the two preceding bullets are referred to herein as the “Continuation Period Termination Equity Acceleration Payments.”
If the Continuation Period termination is also a “covered termination” (as such term is defined in the Kawwas and Krause Agreements), Dr. Kawwas or Mr. Krause (as applicable) will be eligible to receive additional severance amounts and benefits under the Kawwas and Krause Agreements. The Continuation Period Termination Equity Acceleration Payments are in lieu of, and not in addition to, any similar accelerated vesting benefits provided under any agreement between Dr. Kawwas or Mr. Krause (as applicable) and Broadcom, provided that, if he is entitled to greater accelerated vesting benefits under a separate agreement with Broadcom, he will instead remain entitled to such benefits under such separate agreement. However, if his Continuation Period termination is a “covered termination” during a change in control period” (as such term is defined in the Kawwas and Krause Agreements), his outstanding unvested equity awards will instead be treated in accordance with the section titled “Covered Termination During a Change in Control Period” in the Kawwas and Krause Agreements and for any unvested PSUs that vest based upon the achievement of performance goals (other than average stock price) for which any performance period has not been completed, the performance goals applicable to each such performance period will be deemed met at target levels.
In connection with her promotion, Ms. Spears entered into a severance benefit agreement on December 10, 2020, pursuant to which she is eligible to receive certain severance benefits, as described in “Severance and Change in Control Agreements with Named Executive Officers; Death and Permanent Disability Policies; Retirement” below. Additionally, the Compensation Committee approved an increase in Ms. Spears’ annual base salary, from $332,964 to $400,000, and an increase in Ms. Spears’ target cash incentive bonus percentage under the APB Plan from 50% of eligible earnings to 100% of eligible earnings, in each case effective as of December 10, 2020. Ms. Spears was granted 13,000 service-based RSUs (the “Spears Promotion RSUs”) and 13,000 PSUs (the “Spears Promotion PSUs”) at target on December 15, 2020.
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The Spears Promotion RSUs will vest over four years at a rate of 25% per year on each anniversary of the grant date, subject to Ms. Spears’s continued employment with Broadcom on the relevant vesting date. The Spears PSUs are earned based on our Relative TSR and absolute TSR over four overlapping performance periods that begins on March 2, 2020 (the “Performance Period Commencement Date”) and ends on March 1 of the first, second, third and fourth calendar years that follow the Performance Period Commencement Date, respectively, as determined by the Compensation Committee. The number of shares that may be earned is capped at 25% of the target number of shares for each of the first three performance periods. In the aggregate, Ms. Spears may earn up to 200% of the target number of shares, provided that no shares will be earned for a performance period if our Relative TSR is not at or above the 25th percentile of the S&P 500 Index. Subject to Ms. Spears’ continued employment with Broadcom as of the vesting date and achievement of the performance goals, the Spears Promotion PSUs will vest on each anniversary of the grant date.
Mr. Tan also entered into an amended and restated severance benefit agreement on December 10, 2020. Pursuant to this agreement, Mr. Tan will be awarded long-term PSUs with a target value of $25,000,000 (the “Tan Fiscal Year 2021 PSU Award”), effective as of December 15, 2020 and contingent upon stockholder approval of Proposal 3 to amend and restate our 2012 Plan at the Annual Meeting, to continue to align Mr. Tan’s interests with the interests of our stockholders and to encourage his retention.
Pursuant to the terms of the Tan Fiscal Year 2021 PSU Award, Mr. Tan may earn up to 300% of the target number of shares based on our Relative TSR and absolute TSR performance measured over the period beginning on November 2, 2020 and ending on October 29, 2023 (the “Performance Period”), as determined by the independent members of the Board. Subject to Mr. Tan’s continued employment with Broadcom or its subsidiaries on the vesting date and achievement of the performance goals, the Tan Fiscal Year 2021 PSU Award will vest on October 29, 2023. However, if Mr. Tan retires from Broadcom on or after the last day of Fiscal Year 2021, the Performance Period will end on the date of his retirement notice and vest on his retirement date, subject to achievement of the performance goals. In the event of Mr. Tan’s employment terminates due to his death or permanent disability prior to October 29, 2023, 50% of the Tan Fiscal Year 2021 PSU Award will automatically vest with respect to the target number of shares. Following Fiscal Year 2021, Mr. Tan will be eligible to receive additional annual equity awards consistent with the terms of the Tan Fiscal Year 2021 PSU Award, which may be granted in the sole discretion of the independent members of the Board; provided that any such equity awards approved in fiscal year 2022 or 2023 will have a target value not less than the Tan Fiscal Year 2021 PSU Award.
The Tan Agreement also provides that, except as otherwise provided in an applicable award agreement, if a “change in control” (as such term is defined in the Tan Agreement) occurs and Mr. Tan holds PSUs that vest based upon the achievement of performance goals other than average stock price and for which any performance period has not been completed, then the performance goals applicable to each such performance period will be deemed met at target levels.
For additional information on these Fiscal Year 2021 compensation changes, see our Current Report on Form 8-K, filed with the SEC on December 10, 2020.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement, as required by Item 402(b) of Regulation S-K. Based upon such review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting and Broadcom’s Annual Report on Form 10-K for the Fiscal Year 2020.
COMPENSATION COMMITTEE
Eddy W. Hartenstein, Chairperson
Diane M. Bryant
Check Kian Low
Harry L. You

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EXECUTIVE COMPENSATION
Fiscal Year 2020 Summary Compensation Table
The following table sets forth information about compensation earned by our NEOs during Fiscal Years 2020, 2019 and 2018, except in the case of Ms. Spears who was not a NEO in Fiscal Years 2019 and 2018. Our NEOs consist of our CEO, our CFO, and each of our three other most highly compensated executive officers serving at the end of Fiscal Year 2020.

Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Hock E. Tan	2020	1,171,154	—	—	2,452,930	71,768(4)	3,695,852
President and Chief Executive Officer	2019	1,100,000	—	—	1,202,281	64,607	2,366,888
	2018	1,121,154	—	—	3,855,288	66,495	5,042,937

Thomas H. Krause, Jr.(3)	2020	471,154	—	—	527,638	17,100(5)	1,015,892
Chief Financial Officer	2019	400,000	—	17,073,150	355,443	16,800	17,845,393
	2018	407,692	200,000	6,168,190	541,042	16,500	7,333,425

Mark D. Brazeal	2020	485,577	455,062(6)	—	544,938	43,490(7)	1,529,067
Chief Legal Officer	2019	450,000	—	12,804,863	285,436	16,800	13,557,099
	2018	458,654	100,000	4,747,443	492,075	19,200	5,817,372

Charlie B. Kawwas, Ph.D.(3)	2020	496,691	—	—	518,478	17,100(5)	1,032,269
Senior Vice President and Chief Sales Officer	2019	488,529	—	17,073,150	351,418	16,800	17,929,897
	2018	497,924	200,000	5,860,388	686,715	16,500	7,261,527

Kirsten M. Spears(3)	2020	332,964	—	—	187,205	16,904(5)	537,073
Principal Accounting Officer, Vice President and Corporate Controller

(1)    Represents the grant date fair value of service-based RSUs and PSUs, determined in accordance with ASC 718. For Fiscal Year 2019, although the Multi-Year Equity Awards have four staggered vesting start dates of March 15, 2019, 2020, 2021 and 2022, under ASC 718 we are required to include the grant date fair value of all the Multi-Year Equity Awards in Fiscal Year 2019. As the PSUs are not subject to performance conditions as defined under ASC 718, the maximum grant date fair values for such awards do not differ from the fair values presented in this table. The amounts in this column do not reflect compensation actually received by the NEOs or the actual value that may be recognized by the NEOs. For a discussion of the valuation assumptions used in the calculations, see Note 2 to the Consolidated Financial Statements included in Part II, Item 8 of our 2020 Annual Report filed with the SEC on December 18, 2020.
(2)    Represents amounts paid under the APB Plan for each fiscal year. See the plan description in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Cash Incentive Bonus Plan” above.
(3)    Following the end of Fiscal Year 2020, Mr. Krause was appointed President of Infrastructure Software Group, Dr. Kawwas was appointed Chief Operating Officer, and Ms. Spears was appointed Vice President, Chief Financial Officer and Chief Accounting Officer.
(4)    Represents $1,817 in expense reimbursements for travel to Mr. Tan’s residence in Pennsylvania, a $17,100 Section 401(k) employer matching contribution, $19,766 for car service and $33,085 for temporary security services.
(5)    Represents Section 401(k) employer matching contributions.
(6)    Represents a discretionary cash bonus paid to Mr. Brazeal due to his contributions outside the regular scope of his responsibility, in particular his role in managing various complex regulatory and public policy matters during this fiscal year.
(7)    Represents $17,100 in Section 401(k) employer matching contribution and $26,390 for temporary security services.

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Fiscal Year 2020 Grants of Plan-Based Awards Table
The following table sets forth information regarding grants of plan-based awards during Fiscal Year 2020 to each of our NEOs. We did not grant equity awards to any of our NEOs in Fiscal Year 2020.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Hock E. Tan	292,308	2,338,462	5,261,539
Thomas H. Krause, Jr.	29,327	469,231	950,192
Mark D. Brazeal	30,288	484,615	981,346
Charlie B. Kawwas, Ph.D.	15,515	496,471	1,094,717
Kirsten M. Spears	10,405	166,482	337,126

(1)    Represents potential payouts under the APB Plan for Fiscal Year 2020. Target bonus amount for Fiscal Year 2020 were as follows, in each case, as a percentage of eligible earnings: Mr. Tan 200%, Mr. Krause 100%, Mr. Brazeal 100%, Dr. Kawwas 100% and Ms. Spears 50%. The threshold amount for Mr. Tan was 12.5% of his target bonus amount, calculated based on the achievement of a single corporate goal at 50% of the target for such goal and with the individual performance multiplier set at 50%. The threshold amount for each of Messrs. Krause and Brazeal and Ms. Spears was 6.25% of their respective target bonus amount, calculated based on the achievement of a single corporate or divisional goal at 25% of the target for such goal and with the individual performance multiplier set at 50%. The threshold amount for Dr. Kawwas was 3.13% of his target bonus amount, calculated based on the achievement of a single corporate or divisional goal at 12.5% of the target for such goal and with the individual performance multiplier set at 50%. The maximum bonus payable was 225% of the target bonus amount for Mr. Tan, which assumes maximum (150%) performance for each corporate goal and with the individual performance multiplier set at 150%.The maximum bonus payable was 202.5% of the target bonus amount for each of Messrs. Krause and Brazeal and Ms. Spears, which assumes maximum (150%) performance for each corporate goal and maximum (120%) for their divisional or functional goals and with the maximum individual performance multiplier set at 150%. The maximum bonus payable was 220.5% of the target bonus amount for Dr. Kawwas, which assumes maximum (150%) performance for each corporate goal and maximum (144%) for his divisional or functional goals and with the maximum individual performance multiplier set at 150%.

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Fiscal Year 2020 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information about stock options and RSU awards outstanding on November 1, 2020, the last day of Fiscal Year 2020, held by each of our NEOs.

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)	Multi-Year Equity Award Vest Start Date
Hock E. Tan	1/2/2014	312,500	—	52.65	1/1/2021	—	—	—	—
	12/15/2016	—	—			1,502(3)	525,144	—	—
	6/15/2017	—	—			—	—	603,162(4)	210,883,530

Thomas H. Krause, Jr.	11/15/2016	—	—			2,500(3)	874,075	—	—
	11/15/2016	—	—			2,500(5)	874,075	—	—
	12/15/2016	—	—			1,250(3)	437,038	—	—
	3/15/2017	—	—			3,125(3)	1,092,594	15,625(6)	5,462,969
	12/15/2017	—	—			2,500(3)	874,075	—	—
	3/15/2018	—	—			4,000(3)	1,398,520	12,000(7)	4,195,560
	1/15/2019	—	—			7,500(9)	2,622,225	17,60610)	6,155,586	3/15/2019
	1/15/2019	—	—			10,000(9)	3,496,300	20,000(11)	6,992,600	3/15/2020
	1/15/2019	—	—			10,000(9)	3,496,300	20,000(11)	6,992,600	3/15/2021
	1/15/2019	—	—			10,000(9)	3,496,300	20,000(11)	6,992,600	3/15/2022

Mark D. Brazeal	4/15/2017	—	—			3,125(3)	1,092,594	15,625(8)	5,462,969
	12/15/2017	—	—			1,500(3)	524,445	—	—
	3/15/2018	—	—			3,250(3)	1,136,298	9,750(7)	3,408,893
	1/15/2019	—	—			5,625(9)	1,966,669	13,205(10)	4,616,864	3/15/2019
	1/15/2019	—	—			7,500(9)	2,622,225	15,000(11)	5,244,450	3/15/2020
	1/15/2019	—	—			7,500(9)	2,622,225	15,000(11)	5,244,450	3/15/2021
	1/15/2019	—	—			7,500(9)	2,622,225	15,000(11)	5,244,450	3/15/2022

Charlie B. Kawwas, Ph.D.	12/15/2016	—	—			1,250(3)	437,038	—	—
	3/15/2017	—	—			3,125(3)	1,092,594	15,625(6)	5,462,969
	12/15/2017	—	—			2,500(3)	874,075	—	—
	3/15/2018	—	—			3,750(3)	1,311,113	11,250(7)	3,933,338
	1/15/2019	—	—			7,500(9)	2,622,225	17,606(10)	6,155,586	3/15/2019
	1/15/2019	—	—			10,000(9)	3,496,300	20,000(11)	6,992,600	3/15/2020
	1/15/2019	—	—			10,000(9)	3,496,300	20,000(11)	6,992,600	3/15/2021
	1/15/2019	—	—			10,000(9)	3,496,300	20,000(11)	6,992,600	3/15/2022

Kirsten M. Spears	12/15/2016	—	—			750(3)	262,223	—	—
	3/15/2017	—	—			1,875(3)	655,556	9,375(6)	3,277,781
	12/15/2017	—	—			1,500(3)	524,445	—	—
	3/15/2018	—	—			2,5003)	874,075	7,500(7)	2,622,225
	1/15/2019	—	—			4,687(9)	1,638,716	11,005(10)	3,847,678	3/15/2019
	1/15/2019	—	—			6,250(9)	2,185,188	12,500(11)	4,370,375	3/15/2020
	1/15/2019	—	—			6,250(9)	2,185,188	12,500(11)	4,370,375	3/15/2021
	1/15/2019	—	—			6,250(9)	2,185,188	12,500(11)	4,370,375	3/15/2022

(1)    The awards shown in these columns are awards granted under our Avago Plan unless otherwise noted.
(2)    The amounts shown in this column represent the number of shares of common stock that have not vested multiplied by $349.63, the closing price per share of common stock on October 30, 2020, the last trading day of Fiscal Year 2020.
(3)    Represents service-based RSU awards that vest at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment with Broadcom through the applicable vesting date.
(4)    Represents the PSU award granted in Fiscal Year 2017 based on attainment of the maximum performance level, given that the level of performance through November 1, 2020 is tracking at above target. This PSU award vests in two overlapping performance periods, one over a
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three-year performance period that ended in 2020 (“Performance Period #1”) and one over a four-year performance period ending in 2021 (“Performance Period #2,” together with Performance Period #1, the “Performance Periods”), with each commencing on June 15, 2017. The shares of common stock earned at the end of each Performance Period become fully vested on the last day of each Performance Period, subject to Mr. Tan’s continued employment with Broadcom through each such date. The number of shares of common stock earned during a Performance Period depends on the level of performance achieved based on our Relative TSR and our absolute TSR over the Performance Periods, as determined by the independent directors within 60 days following the end of each Performance Period. Based upon the level of performance achieved, a maximum of 756,000 shares of common stock may be earned under the PSU award. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled. Our Relative TSR for Performance Period #1 was at the 60th percentile and as a result, 91% of the total target PSU award was earned in Fiscal Year 2020 (i.e. 152,838 shares). The amount shown in the table reflects the shares that may be earned with respect to the remaining performance period.
(5)    Represents PSU awards that are scheduled to vest at the rate of 25% a year on each anniversary of the grant date, subject to the satisfaction of a share price contingency (set at the grant date) and the NEO’s continued employment with Broadcom through the applicable vesting date. No shares of common stock will vest until the average closing price per share of Broadcom common stock over a 20 consecutive trading day period is equal to or greater than 120% of the fair market value of a share of common stock on the grant date. The share price contingency for this PSU award was met prior to the fourth anniversary of the grant date and therefore all of the shares of common stock subject to the PSU have the potential to vest (assuming continued service through the applicable vesting date). If the share price contingency had not been met by the fourth anniversary of the grant date or the time the NEO ceases to provide services to Broadcom, the PSUs would not vest and the award would have expired or immediately terminated, as applicable.
(6)    Represents a PSU award based on attainment of the maximum performance level, given that the level of performance through November 1, 2020 is tracking at above target. The PSU award will vest at a rate of 25% per year on the last day of the performance period, subject to the NEO’s continued employment with Broadcom through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on the grant date and ending on each of March 14 of 2018, 2019, 2020 and 2021. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares of common stock for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled. Our Relative TSR for the first performance period was at the 57th percentile, for the second performance period was at the 67th percentile and for the third performance period was at the 59th percentile, and as a result, 25% of the PSU award was earned in each Fiscal Year 2018, Fiscal Year 2019 and Fiscal Year 2020, respectively. The amounts shown in the table reflect the shares that may be earned with respect to the remaining performance periods.
(7)    Represents a PSU award based on attainment of the maximum performance level, given that the level of performance through November 1, 2020 is tracking at above target. The PSU award will vest at a rate of 25% per year on each anniversary of the grant date, subject to the NEO’s continued employment with Broadcom through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2. 2018 and ending on each of March 1 of 2019, 2020, 2021 and 2022. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares of common stock for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled. Our Relative TSR for the first performance period was at the 71st percentile and for the second performance period was the 64th percentile, and as a result, 25% of the PSU award was earned in each Fiscal Year 2019 and Fiscal Year 2020, respectively. The amounts shown in the table reflect the shares that may be earned with respect to the remaining performance periods.
(8)    Represents a PSU award based on attainment of the maximum performance level, given that the level of performance through November 1, 2020 is tracking at above target. The PSU award will vest at a rate of 25% per year on the later of (i) each anniversary of the grant date and (ii) the last day of the performance period, subject to the NEO’s continued employment with Broadcom through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 15, 2017 and ending on each of March 14 of 2018, 2019, 2020 and 2021. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares of common stock for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled. Our Relative TSR for the first performance period was at the 57th percentile, for the second performance period was at the 67th percentile and for the third performance period was at the 59th percentile, and as a result, 25% of the PSU award was earned in each Fiscal Year 2018, Fiscal Year 2019 and Fiscal Year 2020, respectively. The amounts shown in the table reflect the shares that may be earned with respect to the remaining performance period.
(9)    Represents a service-based RSU Multi-Year Equity Award that will vest at a rate of 25% per year on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment with Broadcom through the relevant vesting date. The Multi-Year Equity Awards have staggered vesting start dates of March 15, 2019, 2020, 2021 and 2022.
(10)    Represents a PSU Multi-Year Award based on attainment of the maximum performance level, given that the level of performance through November 1, 2020 is tracking at above target. The PSU award will vest at a rate of 25% per year on each anniversary of the March 15, 2019, subject to the NEO’s continued employment with Broadcom through the applicable vesting date and subject to the achievement of specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The performance criteria is based on our Relative TSR over four performance periods beginning on March 2. 2019 and ending on each of March 1 of 2020, 2021, 2022 and 2023. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares of common stock for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled. Our Relative TSR for the first performance period was at the 48th percentile, and as a result, 23.9% of the PSU award was earned in Fiscal Year 2020.
(11)    Represents a PSU Multi-Year Equity Award based on attainment of the maximum performance level, given that the level of performance through November 1, 2020 is tracking at above target. The PSU award will vest at a rate of 25% per year on each anniversary of the applicable vesting start date, subject to the NEO’s continued employment with Broadcom through the applicable vesting date and subject to the achievement of
60    2021 Proxy Statement

specified performance goals over each performance period, as determined by the Compensation Committee within 60 days following the end of each performance period. The Multi-Year Equity Awards have staggered vesting start dates of March 15, 2020, 2021 and 2022. The performance criteria is based on our Relative TSR over four performance periods beginning on the March 2nd immediately prior to the applicable vesting start date and ending on the immediately following March 1st. The number of shares of common stock that may be earned is capped at one-quarter of the target number of shares of common stock for each of the first three performance periods. In the aggregate, the NEO may earn up to 200% of the total target number of shares of common stock for each PSU award, if during the fourth performance period our Relative TSR is at or above the 75th percentile of the S&P 500 and our absolute TSR is not negative. If the minimum performance criterion is not met, no shares of common stock will be issued and this award will be cancelled.
Fiscal Year 2020 Option Exercises and Stock Vested Table
The following table sets forth information regarding the exercise of stock options and the vesting of RSU awards during Fiscal Year 2020 by our NEOs. Stock option award value realized is calculated by subtracting the aggregate exercise price of the stock options exercised from the aggregate sale price. RSU award value realized is calculated by multiplying the number of shares of common stock shown in the table by the closing market price of our shares of common stock, as reported on the Nasdaq Global Select Market, on the date the RSUs vested. Value Realized on Exercise and Value Realized on Vesting represent long-term gain over multiple years of service by the NEO and are not considered as part of a NEO’s Fiscal Year 2020 compensation.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Hock E. Tan	1,666,666	461,996,048	154,340	48,379,304
Thomas H. Krause, Jr.	—	—	27,644	7,071,228
Mark D. Brazeal	—	—	13,920	3,466,367
Charlie B. Kawwas, Ph.D.	20,000	4,802,800	25,644	6,270,238
Kirsten M. Spears	15,750	3,854,648	14,808	3,590,130

(1)    These shares include shares vested under PSU awards granted in Fiscal Year 2017, Fiscal Year 2018 and Fiscal Year 2019.
Severance and Change in Control Agreements with Named Executive Officers; Death and Permanent Disability Policies; Retirement
Severance Benefit Agreements
In Fiscal Year 2020 each of our NEOs (other than Ms. Spears) was party to a severance benefits agreement with Broadcom. Ms. Spears entered into her severance benefit agreement with Broadcom in Fiscal Year 2021. These severance benefits agreements provide each NEO with a severance payment and other benefits in the event of the termination of the NEO’s employment without cause, because of death or permanent disability or a resignation by the NEO for “good reason” (a “qualifying termination”), provided that the NEO timely executes a general release of claims in Broadcom’s favor. If a qualifying termination takes place within 12 months following (or in the case of Mr. Tan, within three months prior to or 12 months following) a “change in control” (as defined in the severance benefits agreement) of Broadcom, Broadcom must provide the NEO with:

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage	Equity Award Vesting Acceleration(2)
Hock E. Tan	24 months	200%	—	100%
Thomas H. Krause, Jr.	12 months	100%	12 months	100%
Mark D. Brazeal	12 months	100%	12 months	100%
Charlie B. Kawwas, Ph.D.	12 months	100%	12 months	100%
Kirsten M. Spears	12 months	100%	12 months	100%

(1)    Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or prior year’s target bonus.
(2)    Upon a qualifying termination of a NEO’s employment in connection with a change in control of Broadcom, the NEO will receive full acceleration of all outstanding service-based RSUs, and acceleration of outstanding PSUs to the extent (i) the effective price per share paid by the acquirer meets or exceeds any share price contingency applicable to any share-price performance-based awards or (ii) other performance goals have been deemed satisfied, in the discretion of our Board, based on Broadcom’s performance through the date of the change in control, for all other types of
61    Broadcom Inc.

PSU awards. However, effective Fiscal Year 2021, for each NEO except Mr. Brazeal, the severance benefit agreements specify that PSUs will vest at target performance levels except as otherwise provided in the applicable award agreement.
If a qualifying termination takes place other than in connection with a “change in control” (as defined in the severance benefits agreement) of Broadcom, Broadcom must provide the NEO with:

Name	Continued Base Salary	Bonus(1)	Health Benefits Continuation Coverage
Hock E. Tan	12 months	100%	—
Thomas H. Krause, Jr.(2)	9 months	50%	6 months
Mark D. Brazeal	9 months	50%	6 months
Charlie B. Kawwas, Ph.D.(2)	9 months	50%	6 months
Kirsten M. Spears	9 months	50%	6 months

(1)    Bonus payments are calculated using the lesser of the NEO’s prior year’s actual bonus or prior year’s target bonus.
(2)     Under the Kawwas and Krause Agreements, which were entered into in Fiscal Year 2021, if Dr. Kawwas or Mr. Krause (in each case, as applicable) experiences a Continuation Period termination, the NEO will receive a cash amount in exchange for the NEO’s outstanding RSU and PSU awards (with applicable performance conditions associated with any such PSU awards deemed achieved at target performance) as if the NEO had remained continuously employed by Broadcom for an additional 18 months following his termination of employment, as further described in the “Compensation Discussion and Analysis — Additional Compensation Practices and Policies - Fiscal Year 2021 Compensation Actions” section.
The definition of “change in control” under the severance benefits agreements is the same as the definition of “change in control” under our Avago Plan, which includes acquisitions of more than 50% of our voting shares by any person or group, as well as the sale of all or substantially all of Broadcom’s assets.
The definition of “good reason” means any of the following: (A) a material reduction in the NEO’s salary (other than as part of a broad salary reduction program instituted because Broadcom is in financial distress); (B) a substantial reduction in the NEO’s duties and responsibilities; (C) the elimination or reduction of the NEO’s eligibility to participate in Broadcom’s benefit programs that is inconsistent with the eligibility of our executives to participate therein; (D) Broadcom informs the NEO of its intention to transfer the NEO’s primary workplace to a location that is more than 50 miles from the location of the NEO’s primary workplace as of such date; (E) Broadcom’s material breach of the severance benefits agreement that is not cured within 60 days written notice thereof; and (F) any serious chronic mental or physical illness of the NEO or a member of the NEO’s family that requires the NEO to terminate their employment because of substantial interference with the NEOs duties; provided, that at Broadcom’s request the NEO provides Broadcom with a written physician’s statement confirming the existence of such mental or physical illness. See “Compensation Discussion and Analysis — Additional Compensation Practices and Policies - Fiscal Year 2021 Compensation Actions” for additional benefits under the Kawwas and Krause Agreements.
Acceleration of Equity Awards in the Event of Death or Permanent Disability
Broadcom’s Death and Permanent Disability Policies provide for the full acceleration of vesting of equity awards that have started vesting upon an executive’s death or permanent disability of the executive’s outstanding and unvested equity awards that would otherwise vest solely based on the executive’s continued service, including PSU awards for which the performance criteria have been met as of the date of such death or permanent disability. However, pursuant to the terms of the Multi-Year Equity Awards, holders are not entitled to full acceleration of vesting of these awards except with respect to those awards for which the vesting start date has already occurred at the time of the applicable executive’s death or disability. The Death and Permanent Disability Policies apply in the event of the death or permanent disability of (i) any officer of Broadcom, as such term is defined in Exchange Act Rule 16a-1, and (i) any member of the CEO’s executive staff, including the NEOs, as determined by the CEO.
See “Compensation Discussion and Analysis — Additional Compensation Practices and Policies - Fiscal Year 2021 Compensation Actions” section above, for additional benefits under the Tan Agreement.
Retirement
As described in the “Compensation Discussion and Analysis — Additional Compensation Practices and Policies - Fiscal Year 2021 Compensation Actions” section above, if Mr. Tan retires from Broadcom on or after the last day of Fiscal Year 2021, the performance period for the Tan Fiscal Year 2021 PSU Award will end on the date of his retirement notice and vest on his retirement date, subject to achievement of the performance goals.
62    2021 Proxy Statement

Potential Payments and Benefits upon Certain Terminations of Employment in Connection with a Change in Control
The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements in effect as of the end of Fiscal Year 2020 in the event of a qualifying termination taking place within 12 months following a change in control of Broadcom (or in the case of Mr. Tan three months before or 12 months following a change in control of Broadcom). The amounts presented in the table assume an employment termination date of November 1, 2020 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage ($)(1)	Value of RSU/PSU Acceleration ($)(2)	Total ($)
Hock E. Tan	2,400,000	2,404,562	—	117,322,472(3)	122,127,034
Thomas H. Krause, Jr.	500,000	300,000	22,712	34,475,616(4)	35,298,327
Mark D. Brazeal	500,000	270,000	22,542	26,075,405(4)	26,867,948
Charlie B. Kawwas, Ph.D.	500,000	351,418	23,049	32,377,836(4)	33,252,303

(1)    Represents the cost of our subsidized continued healthcare benefits based on our current costs to provide such coverage.
(2)    The amounts in this column include, for each service-based RSUs and PSUs subject to a share price contingency that has been met, the number of shares of common stock that would have vested multiplied by $349.63, the closing price per share of Broadcom common stock on October 30, 2020, the last trading day of Fiscal Year 2020. As of such date, all share price contingencies have been met and the vesting of all such awards would have accelerated in the event of a qualifying termination.
(3)    This amount includes, for each PSU award for which the applicable performance goals have been deemed satisfied based on Broadcom’s actual performance immediately prior to October 30, 2020, the last trading day of Fiscal Year 2020, that would have accelerated, the number of shares of common stock that would have vested multiplied by $349.63, the closing price per share of Broadcom common stock on October 30, 2020. As of such date, 334,060 shares of common stock subject to the PSUs granted in Fiscal Year 2017 would have vested in the event of a qualifying termination.
(4)    This amount includes, for each PSU for which the applicable performance goals have been deemed satisfied based on our actual performance immediately prior to October 30, 2020, the last trading day of Fiscal Year 2020, that would have accelerated, the number of shares of common stock that would have vested multiplied by $349.63, the closing price per share of Broadcom common stock on October 30, 2020. As of such date, the following shares would have vested in the event of a qualifying termination: (A) 15,625 shares subject to the Fiscal Year 2017 PSUs for each of Messrs. Krause and Brazeal, and Dr. Kawwas (B) 12,000 shares for Mr. Krause, 9,750 shares for Mr. Brazeal and 11,250 shares for Dr. Kawwas, subject to the Fiscal Year 2018 PSU awards, (C) 17,606 shares for Mr. Krause, 13,205 shares for Mr. Brazeal and 17,606 shares for Dr. Kawwas, subject to the first PSU grant under the Multi-Year Equity Award with a vesting start date of March 15, 2019; and (D) 20,000 shares for Mr. Krause, 15,000 shares for Mr. Brazeal and 20,000 shares for Dr. Kawwas, subject to the second PSU grant under the Multi-Year Equity Award with a vesting start date of March 15, 2020.
Potential Payments and Benefits upon Certain Terminations of Employment
The following table reflects the potential payments and benefits to which our NEOs would be entitled under their severance benefits agreements in effect as of the end of Fiscal Year 2020, in the event of a qualifying termination taking place not in connection with a change in control of Broadcom. The amounts presented in the table assume an employment termination date of November 1, 2020 and that all eligibility requirements contemplated by the NEO’s respective agreements and our policies and practices, as applicable, were met.

Name	Cash Severance Base Salary ($)	Cash Severance Bonus ($)	Health Benefits Continuation Coverage ($)(1)	Total ($)
Hock E. Tan	1,200,000	1,202,281	—	2,402,281
Thomas H. Krause, Jr.	375,000	150,000	11,356	536,356
Mark D. Brazeal	375,000	135,000	11,271	521,271
Charlie B. Kawwas, Ph.D.	375,000	175,709	11,525	562,234

(1)    Represents the cost of the subsidized continued healthcare benefits, based on the current costs to provide such coverage.
63    Broadcom Inc.

Potential Payments under our Death and Permanent Disability Policies
The following table reflects the potential payments and benefits to which our NEOs would be entitled under the Death and Permanent Disability Policies in effect as of November 1, 2020, in the event of death or permanent disability. The amounts presented in the table assume a termination of employment date of November 1, 2020 and that all eligibility requirements contemplated by the Death and Permanent Disability Policies were met.

Name	Value of RSU/PSU Acceleration ($)(1)(2)
Hock E. Tan	15,209,604(3)
Thomas H. Krause, Jr.	11,668,901
Mark D. Brazeal	7,342,230
Charlie B. Kawwas, Ph.D.	9,833,344
Kirsten M. Spears	6,140,202

(1)    The amounts in this column include for each service-based RSU award and PSU award subject to a share price contingency that had been met, the number of shares of common stock that would have vested multiplied by $349.63, the closing price per share of Broadcom common stock on October 30, 2020, the last trading day of Fiscal Year 2020. As of such date, all share price contingencies had been met and the vesting of all such awards would have accelerated.
(2)    The amounts in this column do not include accelerations of the PSU awards subject to performance goals based on criteria other than share price contingencies, except as noted below, as these awards are not eligible for acceleration upon death or permanent disability.
(3)    This amount includes the acceleration of the PSU award granted in Fiscal Year 2017 with respect to 50% of the target number of shares of common stock for the performance period that is currently in effect multiplied by $349.63, the closing price per share of Broadcom common stock on October 30, 2020, the last trading day of Fiscal Year 2020.

64    2021 Proxy Statement

CEO PAY RATIO
In accordance with SEC rules, Broadcom is providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (the “Ratio”). For Fiscal Year 2020, the annual total compensation of our CEO, as reported in the “Fiscal Year 2020 Summary Compensation Table,” is $3,695,852 and the median of the annual total compensation of all our employees is $239,395. The Ratio is 15 to 1.
In Fiscal Year 2020, Mr. Tan did not receive an equity award, as his Fiscal Year 2017 PSU award was a long-term, multi-year award. Our median compensated employee was granted Multi-Year Equity Awards, which will vest on the same basis as four annual equity grants made on March 15 of each year, beginning in 2019. In order to better compare Mr. Tan’s annual total compensation to our median compensated employee, we are providing a supplemental pay ratio that includes (1) in the CEO’s 2020 annual total compensation an annualized value of Mr. Tan’s Fiscal Year 2017 PSU award, taking the 2017 grant date fair value of the award and annualizing it over four years, and (2) in the median employee’s 2020 annual total compensation the grant date fair value of the Multi-Year Equity Award with a vesting start date of March 15, 2020 and excluding the grant date fair value of the Multi-Year Equity Awards with vesting start dates in 2019, 2021 and 2022. This results in notional, total compensation for Fiscal Year 2020 of $28,276,563 for our CEO and $267,101 for our median employee. The supplemental ratio using this amount is 106 to 1.
In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with SEC executive compensation disclosure rules. This calculation is the same calculation used to determine the total compensation for purposes of the “Fiscal Year 2020 Summary Compensation Table” with respect to each of our NEOs.
To identify the median employee, we used the following methodology:
•    We collected compensation data from our human resources system of record for all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis, as of November 1, 2020, which was the last day of Fiscal Year 2020. Last year, our measuring date was also the last day of our fiscal year.
•    We annualized the compensation of all permanent full-time and part-time employees who we hired between November 4, 2019 and November 1, 2020. We applied an exchange rate used in our human resources system of record as of November 1, 2020 to convert all international currencies into U.S. dollars.
•    We used target total direct compensation as of November 1, 2020, as our consistently applied compensation measure. In this context, target total direct compensation means (1) the applicable annual base salary level in effect as of November 1, 2020, (2) the annual incentive cash target amount or commission target amount payable for service in Fiscal Year 2020, and (3) the approved value of the annual equity awards granted during Fiscal Year 2020.
The Ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, this pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

65    Broadcom Inc.

EQUITY COMPENSATION PLAN INFORMATION
Plans Approved by our Stockholders
Broadcom has two equity compensation plans that have been approved by our stockholders: the Avago Plan and the ESPP. The Avago Plan expired in July 2019 and no new grants may be made under the Avago Plan following such date. The ESPP has no expiration date.
Plans Not Approved by our Stockholders
As of November 1, 2020, Broadcom has two equity compensation plans that had not been approved by our stockholders pursuant to which we may continue to grant equity awards: the LSI Plan (which we assumed in connection with our acquisition of LSI Corporation) and the 2012 Plan (which we assumed in connection with our acquisition of Broadcom Corporation). Broadcom also assumed outstanding equity awards granted under the LSI Plan, the 2012 Plan, the Brocade 2009 Stock Plan, the Brocade Amended and Restated Inducement Award Plan, the CA, Inc. 2011 Incentive Plan and under other equity compensation plans or agreements that were assumed by Broadcom in connection with our acquisitions of LSI, Broadcom Corporation, Brocade and CA, and other companies that originally granted those awards.
The following table sets forth as of November 1, 2020 the number and weighted-average exercise price of shares of common stock to be issued upon the exercise of outstanding stock options and RSUs, and the number of securities remaining available for future issuance under all of our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation plans approved by stockholders	9,423,744(2)	$ 59.68	—
Employee stock purchase plans approved by stockholders			6,523,677
Equity compensation plans not approved by stockholders	23,124,959(3)	$ 74.71	98,763,757(4)(5)
Total	32,548,703	$ 62.35	105,287,434(5)

(1)    Shares of common stock issuable upon vesting of RSUs have been excluded from the calculation of the weighted average exercise price because they have no exercise price associated with them.
(2)    Represents 761,082 shares of common stock subject to outstanding stock options and 8,662,662 shares of common stock that may be issued upon vesting of outstanding RSUs and PSUs (assuming the maximum performance level for PSUs), in each case pursuant to equity awards issued under the Avago Plan.
(3)    Represents (i) 164,195 shares of common stock subject to outstanding stock options and 336,625 shares of common stock that may be issued upon the vesting of outstanding RSUs, all of which were awarded under the LSI Plan, (ii) 22,601,973 shares of common stock that may be issued upon the vesting of outstanding RSUs and PSUs (assuming the maximum performance level for PSUs), all of which were awarded under the 2012 Plan, and (iii) and 22,166 shares of common stock that may be issued upon the vesting of outstanding RSUs granted pursuant to other equity compensation plans and agreements assumed by Broadcom in connection with our acquisition of LSI, Broadcom Corporation, Brocade, CA and other companies that originally established those plans or agreements.
(4)    Represents shares of common stock available for issuance under the LSI Plan and the 2012 Plan, of which 904,227 shares of common stock and 95,488,245 shares of common stock, respectively, may be used for RSUs.
(5)    The 2012 Plan has an automatic annual share renewal provision pursuant to which the aggregate number of shares of common stock available for issuance under the 2012 Plan increases automatically on the first trading day of January each calendar year by 12,195,965 shares of common stock. In accordance with this provision, on January 4, 2021 (the first trading day in January 2021), the number of shares of common stock available for future issuance under the 2012 Plan increased by 12,195,965 shares of common stock, which is not reflected in the table. If stockholders approve Proposal 3 to amend and restate our 2012 Plan, the total number of shares of common stock remaining available for future issuances will be reduced and the automatic share renewal provision will not be in effect for future years.

For additional information regarding our equity compensation plans, please refer to Note 11 of Notes to Consolidated Financial Statements included in Part II, Item 8 of our 2020 Annual Report.
66    2021 Proxy Statement

STOCKHOLDER INFORMATION
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
The following table sets forth information about the beneficial ownership of Broadcom common stock as of February 8, 2021 for:
•    each named executive officer;
•    each of our directors and nominees for director; and
•    all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all common stock that they beneficially own.
Common stock subject to options that are currently exercisable or exercisable within 60 days of February 8, 2021 and RSUs that vest within 60 days of February 8, 2021 are deemed to be outstanding and to be beneficially owned by the person holding the equity award for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
In the table below, percentage ownership is based on 408,226,347 shares of common stock outstanding as of February 8, 2021.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Number of Shares Common Stock	Percentage of Common Stock
5% Stockholders:
Capital World Investors(2)	41,663,834	10.2%
333 South Hope Street, 55th Floor
55th Floor
Los Angeles, CA 90071
Capital International Investors(3)	34,864,563	8.5%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
The Vanguard Group(4)	33,773,019	8.3%
100 Vanguard Blvd.
Malvern, PA 19355
Capital Research Global Investors(5)	33,124,886	8.1%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
BlackRock, Inc.(6)	27,011,041	6.6%
55 East 52nd Street
New York, NY 10055
Named Executive Officers, Directors and Nominees:
Hock E. Tan	217,832	*
Thomas H. Krause, Jr.(7)	10,125	*
Mark D. Brazeal(8)	9,830	*
Charlie B. Kawwas, Ph.D.(9)	24,159	*
Kirsten M. Spears10)	6,303	*
Diane M. Bryant(11)	1,979	*
Gayla J. Delly(12)	2,775	*
Raul J. Fernandez(13)	1,351	*
Eddy W. Hartenstein(14)	32,432	*
Check Kian Low(15)	3,712	*
Justine F. Page(16)	2,602	*
Henry Samueli, Ph.D.(17)	9,286,971	2.3%
Harry L. You(18)	1,749	*
All 13 current executive officers and directors as a group(19)	9,601,820	2.4%

*    Represents beneficial ownership of less than 1%.
67    Broadcom Inc.

(1)    Amounts shown in the table above include securities held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)    Number of shares of common stock is based solely on information reported by Capital World Investors on the Schedule 13G/A filed with the SEC on February 16, 2021, reporting ownership as of December 31, 2020. According to such Schedule 13G/A, Capital World Investors has sole dispositive power over these shares and sole voting power over 41,611,523 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 8, 2021.
(3)    Number of shares of common stock is based solely on information reported by Capital International Investors on the Schedule 13G/A filed with the SEC on February 16, 2021, reporting ownership as of December 31, 2020. According to such Schedule 13G/A, Capital International Investors has sole dispositive power over these shares and sole voting power over 34,675,387 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 8, 2021.
(4)    Number of shares of common stock is based solely on information reported by The Vanguard Group on the Schedule 13G/A filed with the SEC on February 10, 2021, reporting ownership as of December 31, 2020. According to such Schedule 13G/A. The Vanguard Group has sole dispositive power over 31,956,295 of these shares, shared dispositive power over 1,816,724 of these shares and shared voting power over 695,045 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 8, 2021.
(5)    Number of shares of common stock is based solely on information reported by Capital Research Global Investors on the Schedule 13G/A filed with the SEC on February 16, 2021, reporting ownership as of December 31, 2020. According to such Schedule 13G/A, Capital Research Global Investors has sole dispositive power over these shares and sole voting power over 33,119,358 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 8, 2021.
(6)    Number of shares of common stock is based solely on information reported by BlackRock, Inc. on the Schedule 13G/A filed with the SEC on February 5, 2021, reporting ownership as of December 31, 2020. According to such Schedule 13G/A, BlackRock, Inc. has sole dispositive power over these shares and sole voting power over 24,062,381 of these shares. Ownership percentage assumes the stockholder continued to own the number of shares reflected in the table above on February 8, 2021.
(7)    Shares shown in the table above consist of shares that Mr. Krause has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1 and 14, 2021.
(8)    Shares shown in the table above include 5,375 shares that Mr. Brazeal has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1 and 14, 2021.
(9)    Shares shown in the table above include 10,000 shares that Dr. Kawwas has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1 and 14, 2021.
(10)    Shares shown in the table above include 6,251 shares that Ms. Spears has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs. These shares do not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1 and 14, 2021.
(11)    Shares shown in the table above include 32 shares held by The Diane M. Bryant Trust u/a/d 11/08/17 and 949 shares that Ms. Bryant has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs.
(12)    Shares shown in the table above include 949 shares that Ms. Delly has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs.
(13)    Shares shown in the table above include 949 shares that Mr. Fernandez has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs.
(14)    Shares shown in the table above include 22,892 shares held by The Hartenstein Family Trust and 949 shares that Mr. Hartenstein has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs.
(15)    Shares shown in the table above include 949 shares that Mr. Low has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs.
(16)    Shares shown in the table above include 949 shares that Ms. Page has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs.
(17)    The shares in the table include 1,225 shares that Dr. Samueli has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs, but does not include any shares that may be earned pursuant to PSUs for the performance periods ending March 1 and 14, 2021. Shares in the table also include (i) 4,444,484 shares held by D95GT LLC, (ii) 1,227,203 shares held by E95GT LLC, (iii) 459,690 shares held by H&S Portfolio II L.P., and (iv) 2,893,512 shares held by H&S Investments I L.P.. Dr. Samueli disclaims beneficial ownership of the shares held by H&S Portfolio II, L.P and H&S Investments I, L.P. (collectively, the “H&S Partnerships”) and D95GT LLC and E95GT LLC, except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of the H&S Partnerships and Dr. Samueli has an ownership interest in H&S Ventures LLC. Dr. Samueli has sole dispositive and voting power over the shares held by the H&S Partnerships, D95FT LLC and E95GT LLC.
(18)    Shares shown in the table above include 949 shares that Mr. You has the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs.
(19)    Shares shown in the table above include 39,619 shares that directors and executive officers have the right to acquire within 60 days after February 8, 2021 upon the vesting of RSUs. These shares do not include any shares that may be earned by our executive officers pursuant to their respective PSUs for the performance periods ending March 1 and 14, 2021.
68    2021 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Other than compensation and other arrangements described above under “Director Compensation,” “Executive Compensation” and as set forth below, since November 4, 2019, there was not, nor is there currently planned, any transaction or series of similar transactions to which Broadcom was or will be a party in which:
•    the amount involved exceeded or will exceed $120,000; and
•    any director, nominee, executive officer, holder of more than 5% of Broadcom common stock, or any member of their immediate family had or will have a direct or indirect material interest.
These types of transactions are referred to as “related party transactions.”
Procedures for Approval of Related Party Transactions
As provided by the Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee. The Audit Committee may delegate to one or more designated members of the committee the authority to pre-approve related party transactions, provided such approvals are presented to the Audit Committee at its next scheduled meeting. In approving or rejecting the proposed transaction, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Code of Ethics requires that directors, officers and employees make appropriate disclosure of potential conflicts of interest to (i) the NESG Committee or the Audit Committee, in the case of directors and officers, or (ii) to their supervisor, who will then seek authorization from our compliance officer, in the case of employees. Our Board has authority to approve related party transactions in lieu of the Audit Committee.
Other Relationships
From time to time in the ordinary course of business, on an arm’s length basis, Broadcom purchases from, and/or sells to, certain entities where one of our directors also serves or served as a director of that entity. During Fiscal Year 2020, Broadcom had business dealings with SIRUS XM Holdings, Inc., on whose board of directors Mr. Hartenstein serves as a director. Prior to Mr. Fernandez being considered as a candidate for director, Broadcom also entered into, on an arm’s length basis, an advertising and publicity sponsorship agreement, which expired in June 2020, with Monumental Sports & Entertainment, a private partnership in which Mr. Fernandez holds a minority interest and serves as Vice Chairman.

69    Broadcom Inc.

ADDITIONAL MEETING INFORMATION

When:	April 5, 2021	Time:	11:00 a.m. Pacific Time
Where:	1320 Ridder Park Drive San Jose, California 95131	Record Date:	February 8, 2021
This Proxy Statement is made available in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, or at any adjournments or postponements thereof. The Internet Notice, this Proxy Statement, the accompanying proxy card and our 2020 Annual Report were first made available to our stockholders on or about February 19, 2021.
Electronic Delivery of Our Stockholder Communications
We are furnishing the proxy materials, including this Proxy Statement and the 2020 Annual Report, to our stockholders by providing access to such documents on the Internet Notice instead of mailing printed copies. The Internet Notice provides instructions as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.
Meeting Attendance and Admission
You are invited to attend the Annual Meeting if you were a registered stockholder or a beneficial owner of Broadcom common stock on the Record Date. All stockholders must bring proof of identification. If you are a registered stockholder, your name will be verified against the list of registered stockholders prior to admittance to the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership on the Record Date. This can be any of the following:
•    the Internet Notice;
•    a proxy card;
•    a voting instruction card;
•    a brokerage statement or letter from a broker, bank or other nominee indicating ownership as of the Record Date; or
•    a legal proxy provided by your broker, bank or other nominee.
We are monitoring public health and travel safety concerns relating to COVID-19. If we determine that a change in the date, time or location of the Annual Meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release and additional proxy materials filed with the SEC and on our Investor Center page at http://investors.broadcom.com. Please check this website in advance of the meeting date if you are planning to attend in person, and we encourage you to vote your shares prior to the Annual Meeting
Quorum
Representation at the Annual Meeting of stockholders entitled to vote, in person or by proxy or representative and holding among them at least a majority of all issued and outstanding shares of common stock is required to constitute a quorum. Abstentions and “broker non-votes” are counted in determining whether a quorum is present at the Annual Meeting.
70    2021 Proxy Statement

Voting Rights
Only holders of Broadcom common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Broadcom common stock has one vote for each matter. As of the Record Date, Broadcom had 408,226,347 shares of common stock issued and outstanding.
If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a registered stockholder with respect to those shares.
If your shares of common stock are held by a broker, bank or other nominee, you are the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct the broker, bank or other nominee that holds your shares on how to vote them.
Voting Procedures
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. You may vote over the Internet, by telephone, by mail or in person.
•    Internet: Vote your shares at www.proxyvote.com.
•    Telephone: Call (800) 690-6903.
•    Mail: Complete, sign and date your proxy card and return it in the postage-paid envelope. You cannot vote by marking the Internet Notice and returning it.
•    At the Annual Meeting: The method or timing of your vote will not limit your right to vote in person at the Annual Meeting. However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.
Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on Sunday, April 4, 2021.
The shares voted by proxy over the Internet, telephonically or proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.
Voting Revocation
If you are a registered stockholder, you may revoke your proxy and change your vote:
•    by submitting a duly executed proxy card bearing a later date;
•    by granting a subsequent proxy over the Internet or by telephone;
•    by giving written notice of revocation to the Secretary of Broadcom prior to or at the Annual Meeting; or
•    by voting in person at the Annual Meeting.
Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting. If you are a beneficial owner, you may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your broker, bank or other nominee and submitting the legal proxy along with your ballot.
71    Broadcom Inc.

Board Recommendations, Required Vote and Effects of Abstentions and Broker Non-Votes
The following chart describes the proposals to be considered at the Annual Meeting, our Board’s recommendations, the vote required for each of the proposals, and the manner in which votes will be counted.
If you are a beneficial owner and do not provide specific voting instructions to your broker, bank or other nominee, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes,” on proposals other than the ratification of the appointment of PwC as our independent auditors. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Proposal	Voting Options	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
To elect each of the nine director nominees named for the next year	For Against Abstain	For each nominee	Affirmative vote of a majority of votes cast	None	None
To ratify the appointment of PwC to serve as our independent auditors	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	Broker has discretion to vote
To approve an amendment and restatement of our 2012 Stock Incentive Plan	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	None
To hold an advisory vote to approve compensation of our named executive officers	For Against Abstain	For	Affirmative vote of a majority of votes represented at the Annual Meeting and entitled to vote	Against	None
Uninstructed Votes
If you are a registered stockholder and you return your signed proxy card without giving specific voting instructions, your shares will be voted by the proxy holders - Hock E. Tan, Kirsten M. Spears and Mark D. Brazeal or any of them, with full power of substitution (together, the “Proxy Holders”) - as recommended by the Board (see table above).
If you are a beneficial owner and you do not provide specific voting instructions to your broker, bank or other nominee, your shares will not be voted, resulting in a “broker non-vote” and will have no effect on the Proposals except for Proposal 2 (see table above).
Inspector of Election
We have appointed a representative of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) as the inspector of elections of the Annual Meeting. Preliminary voting results will be announced at the Annual Meeting and the final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting.
Costs of Solicitation
Broadcom will bear the cost of soliciting proxies. We have retained D. F. King & Co., Inc., an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $15,000, plus reimbursement of reasonable expenses. Broadcom and/or our agents, including certain of our officers, directors and employees, may solicit proxies by mail, telephone, e-mail, fax or in person. No additional compensation will be paid to our officers, directors or employees for such services. Broadcom will reimburse banks, brokerage firms and other custodians, nominees, trustees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to and soliciting proxies from beneficial holders of Broadcom common stock.
72    2021 Proxy Statement

OTHER INFORMATION
Householding of Proxy Materials
We have adopted a procedure called “householding” under which one copy of the Internet Notice and, if applicable, our proxy materials will be delivered to multiple stockholders who share an address, unless contrary instructions from one or more stockholders are received.
Upon written request, Broadcom will promptly deliver a separate copy of the Internet Notice and, if applicable, the proxy materials to any stockholder at a shared address to which a single copy of any of these documents was delivered. To receive a separate copy of the Internet Notice and, if applicable, the proxy materials, registered stockholders may contact Broadridge at:
•    By Internet: www.proxyvote.com
•    By telephone: (800) 579-1639
•    By email: sendmaterial@proxyvote.com
In addition, if you are receiving multiple copies and would like to receive only one copy for your household, you should contact Broadridge at the address, telephone number or email address above. If you are a beneficial owner, you should contact your broker, bank or other nominee.
Stockholder Proposals and Director Nominations for the 2022 Annual Meeting
Proposals to be Included in the Proxy Materials
You may submit proposals for consideration at future annual stockholder meetings. To be considered for inclusion in the proxy materials for our annual meeting of stockholders to be held in 2022 (“2022 Annual Meeting”), your proposal (other than a proposal for director nomination) must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act and be received no later than October 22, 2021.
Proposals not to be Included in the Proxy Materials
Proposals for consideration at the 2022 Annual Meeting, but not for inclusion in the proxy materials, must be received no earlier than the close of business on December 6, 2021 and no later than the close of business on January 5, 2022. The proposal must be submitted by a stockholder of record and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.
Nominations for Election of Directors Using Proxy Access
A stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of Broadcom common stock (with such three-year period to include any period in which such stockholder continuously held ordinary shares of Broadcom Limited prior to April 4, 2018) representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on September 22, 2021 and no later than the close of business on October 22, 2021.
Nominations for Election of Directors not Included in the Proxy Materials
Director nominations that a stockholder intends to present at the 2022 Annual Meeting, but does not intend to have included in our proxy materials, must be received no earlier than the close of business on December 6, 2021 and no later than the close of business on January 5, 2022. Notice of director nominations must be submitted by a registered stockholder and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a registered stockholder.
73    Broadcom Inc.

Delivery Method for Stockholder Proposals and Director Nominations
Notices of stockholder proposals and the intent to nominate directors at the 2022 Annual Meeting, and all supporting materials required by our Bylaws, must be submitted by one of the following means:
•    By Mail: Broadcom Inc., 1320 Ridder Park Drive, San Jose, California 95131, Attention: Secretary
•    By Email: compliance.officer@broadcom.com
Broadcom reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Qualified director candidates suggested by holders of Broadcom common stock will be evaluated in the same manner as any other candidate for election to our Board (other than those standing for re-election).
Other Matters
Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters are properly presented for a vote, the enclosed proxy confers discretionary authority to the individuals named as Proxy Holders.
Accompanying this Proxy Statement is our 2020 Annual Report. This Proxy Statement incorporates by reference the information set forth in our 2020 Annual Report under the following headings: Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” Item 7A, “Quantitative and Qualitative Disclosures About Market Risk;” and Item 8, “Financial Statements and Supplementary Data.” Copies of this Proxy Statement and the 2020 Annual Report, as filed with the SEC, are also available on our website at www.broadcom.com or you can request a copy free of charge by calling Investor Relations at (408) 433-8000 or emailing investor.relations@broadcom.com.
Upon request, Broadcom will furnish without charge to each person to whom this Proxy Statement is delivered a copy of any exhibit listed in our 2020 Annual Report. You may request a copy, at no cost, by writing, telephoning or emailing us at:
Broadcom Inc.
Attn: Investor Relations
1320 Ridder Park Dive
San Jose, California 95131
Telephone: (408) 433-8000
Email: investor.relations@broadcom.com
To ensure timely delivery of any materials requested prior to the date of the Annual Meeting, you should request such materials no later than March 17, 2021.
By Order of the Board,

Hock E. Tan
Director, Chief Executive Officer and President

February 19, 2021
San Jose, California

74    2021 Proxy Statement

APPENDIX A
Reconciliation of Non-GAAP Financial Measures

	Fiscal Year Ended
	November 1, 2020	November 3, 2019	November 4, 2018
	(in millions)
Operating income on GAAP basis	$4,014	$3,444	$5,135
Acquisition-related purchase accounting revenue adjustment (1)	—	—	14
Purchase accounting effect on inventory	11	—	70
Amortization of acquisition-related intangible assets	6,220	5,212	3,545
Stock-based compensation expense	1,976	2,185	1,227
Restructuring, impairment and disposal charges	233	813	239
Litigation settlements	63	—	14
Acquisition-related costs	422	275	180
Operating income on non-GAAP basis	$12,939	$11,929	$10,424

Operating income on non-GAAP basis	$12,939
Provisions or accruals for anticipated payouts under APB Plan	549
Adjusted Operating income on non-GAAP basis	$13,488
Net cash provided by operating activities	$12,061	$9,697	$8,880
Purchases of property, plant and equipment	(463)	(432)	(635)
Free cash flow	$11,598	$9,265	$8,245

(1) Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.

Use of Non-GAAP Financial Measures
Non-GAAP results exclude acquisition-related revenue adjustments, amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory and litigation settlements. We believe this non-GAAP financial information provides additional insight into our on-going performance. Therefore, we provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of our on-going operations and enable more meaningful period to period comparisons.
Management does not believe that these items are reflective of our underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. The exclusion of these and other similar items from our GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The forgoing reconciliation includes a reconciliation of free cash flow to the most comparable GAAP cash flow measure, “Net cash provided by operating activities.” Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Our free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

A-1

APPENDIX B
BROADCOM INC.
2012 STOCK INCENTIVE PLAN
(amended and restated April 5, 2021)
ARTICLE ONE
GENERAL PROVISIONS
I.PURPOSE OF THE PLAN
This 2012 Stock Incentive Plan, formerly known as the Broadcom Corporation 2012 Stock Incentive Plan, was adopted by Broadcom Corporation’s Board of Directors on February 16, 2012 and was approved by Broadcom Corporation’s shareholders at the annual meeting of shareholders on May 15, 2012. The Plan was amended and restated by the Broadcom Corporation Board of Directors on February 13, 2014 and again on January 28, 2015, and was amended by the Board of Directors of Broadcom Limited and the Board on February 1, 2016 and on April 4, 2018, respectively. The Plan was subsequently amended and restated by the Board on February 5, 2021 (the “Board Approval Date”), subject to approval of the Corporation’s stockholders at the annual meeting of stockholders on April 5, 2021 (the “2021 Annual Meeting”). The Plan is intended to promote the interests of Broadcom Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.
II.STRUCTURE OF THE PLAN
A.The Plan is divided into two equity incentive programs:
•the Discretionary Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase Shares or stock appreciation rights tied to the value of such Shares, and
•the Stock Issuance Program, under which eligible persons may be issued Shares pursuant to restricted stock or restricted stock unit awards or other stock-based awards, made by and at the discretion of the Plan Administrator, that vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or under which Shares may be issued through direct purchase or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).
B.The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.
III.ADMINISTRATION OF THE PLAN
A.The Discretionary Grant and Stock Issuance Programs shall be administered by the Plan Administrator, provided, that, any discretionary Awards to members of the committee that serves as the Plan Administrator for such service must be authorized and approved by a disinterested majority of the Board.
B.Members of the committee appointed by the Board as the Plan Administrator shall serve for such period as the Board may determine and may be removed by the Board at any time.
C.The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any Award thereunder.
D.Service on the Compensation Committee, or other committee appointed by the Board as the Plan Administrator, shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee, or other committee appointed by the Board as the Plan Administrator, shall be liable for any act or omission made in good faith with respect to the Plan or any Award under the Plan.
IV.ELIGIBILITY
A.The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:
(i)Employees,
(ii)non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
(iii)Consultants who provide services to the Corporation (or any Parent or Subsidiary).
B.The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of Shares to be covered by each such Award, the status of any awarded option as either an Incentive Option or a Non-Statutory Option, the exercise price per Share in effect for each Award (subject to the limitations set forth in Article Two), the time or times when each Award is to vest and become exercisable, the maximum term for which the Award is to remain outstanding and such other terms of Awards as the Plan Administrator may deem appropriate in its discretion, and (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of Shares subject to each such Award, the vesting schedule (if any) applicable to the Shares subject to such Award, the cash consideration (if any) payable for such Shares and such other terms of Awards as the Plan Administrator may deem appropriate in its discretion.
C.The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program and to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.
V.STOCK SUBJECT TO THE PLAN
A.The Shares issuable under the Plan shall be authorized but unissued Shares, including Shares subject to Prior Awards and Shares repurchased by the Corporation on the open market. Subject to any additional Shares authorized by the vote of the Board and approved by the stockholders, the aggregate number of Shares reserved for issuance under the Plan from and after the Effective Date shall be (i) the number of Shares subject to outstanding Prior Awards, plus (ii) 20,000,000 Shares. The maximum number of Shares that may be issued pursuant to Incentive Options granted from and after the Effective Date shall equal the number of Shares available for grant under this Section V.A. of Article One, to the extent allowable under Section 422 of the Code and the rules thereunder.
B.No one person participating in the Plan may be granted Awards for more than 4,000,000 Shares in the aggregate per calendar year.
C.Shares subject to outstanding Awards under the Plan, which for purposes of this paragraph shall include Shares subject to outstanding Prior Awards, shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the Shares subject to those Awards. Unvested Shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per Share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of Shares reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. In addition, should the exercise price or base price of an

Award under the Plan be paid with Shares, the authorized reserve of Shares under the Plan shall be reduced only by the net number of Shares issued under the exercised Award. Should Shares otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, exercise, vesting or settlement of an Award under the Plan, the number of Shares available for issuance under the Plan shall be reduced only by the net number of Shares issued with respect to that Award.
D.Shares issued under awards granted by another entity (“other entity awards”) and assumed by the Corporation in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Corporation under awards substituted for other entity awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the Shares available for Awards under the Plan, nor shall Shares subject to such assumed or substituted other entity awards be added back to the Shares available for issuance under the Plan.
E.If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of Shares, exchange of Shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or should the value of outstanding Shares be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities and the exercise or base price per Share (or any other cash consideration payable per Share) in effect under each outstanding Award under the Discretionary Grant Program, and (iv) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per Share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
VI.CHANGE IN CONTROL
A.Unless otherwise provided in the applicable Award Agreement or another applicable agreement between the Optionee or the Participant and the Corporation or any Parent or Subsidiary, any Award that is outstanding immediately prior to a Change in Control will not vest, lapse (including, without limitation, with respect to forfeiture restrictions or rights of repurchase), and/or become exercisable (as applicable) solely as a result of the Change in Control, but will instead (i) be assumed by the Successor, (ii) continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iii) replaced with a cash retention program of the Successor that preserves the spread existing at the time of the Change in Control on the Shares as to which the Award is not otherwise at that time vested and exercisable, and such Award, as so assumed, continued or replaced, will vest, become exercisable or have any restrictions lapse pursuant to the terms of such Award in effect immediately prior to the Change in Control, subject to subsections (i)-(ii) below.
(i)A Performance-Based Award shall not be deemed to have been assumed, continued or replaced in accordance with Section VI.A of Article One unless the following conditions are satisfied: (i) Performance-Based Awards for which the Performance Period has been completed as of the date of the Change in Control but have not yet been paid will be assumed, continued or replaced based on actual performance during the Performance Period; and (ii) Performance-Based Awards for which the Performance Period has not been completed as of the date of the Change in Control will be deemed to have been achieved at one hundred percent (100%) of target levels for the entire Performance Period (and not pro rata); provided that, in each case, the Performance-Based Awards will continue to be subject to any time-based vesting conditions that were applicable to the Performance-Based Awards prior to their assumption, continuation, or replacement but they will not be subject to any performance goals or metrics following the consummation of the Change in Control.
(ii)The determination of whether an Award is assumed, continued or replaced in accordance with Section VI.A of Article One shall be made by the Plan Administrator, as constituted immediately before the applicable Change in Control, in its sole discretion.
B.No Assumption, Continuation or Replacement of Award. Unless otherwise provided in the applicable Award Agreement or another applicable agreement between the Optionee or the Participant and the Corporation or any Parent or Subsidiary, if for any reason outstanding Awards are not assumed, continued, or replaced pursuant to Section VI.A of Article One, such outstanding Awards will be subject to the following rules, in each case effective immediately prior to the Change in Control but conditioned upon completion of such Change in Control, with any corresponding payments made as soon as reasonably practicable after the Change in Control, but no later than within 30 days following the date of the Change in Control:
(i)Discretionary Grant Program Awards. All Awards made under the Discretionary Grant Program will become fully vested and exercisable. If an Optionee does not exercise all Awards made under the Discretionary Grant Program prior to the Change in Control, the Plan Administrator will pay such Optionee in exchange for the cancellation of each such unexercised Award the difference between the exercise price or base price per Share of such Award (as applicable) and the per Share consideration provided to other similarly situated shareholders in such Change in Control, with such payment to be made in cash and/or Shares at the Plan Administrator’s discretion (less applicable Withholding Taxes); provided, however that if any such payment is to be made in Shares, the Plan Administrator may in its discretion, provide such Optionees the consideration provided to similarly situated stockholders in such Change in Control; provided further, however, that if the exercise price or base price of such Award exceeds the aforementioned consideration provided, then such Award will be canceled and terminated without any payment.
(ii)Stock Issuance Program Awards that are not Performance-Based Awards. All restrictions imposed on Awards made under the Stock Issuance Program that are not performance-based will lapse and be of no further force and effect, such that all such Awards made under the Stock Issuance Program will become fully vested. Such Awards made under the Stock Issuance Program will be settled (if applicable) and paid in cash and/or Shares at the Plan Administrator’s discretion; provided, however that if any such payment is to be made in Shares, the Plan Administrator may in its discretion, provide such holders the consideration provided to other similarly situated stockholders in such Change in Control.
(iii)Performance-Based Awards. All Performance-Based Awards for which the Performance Period has been completed as of the date of the Change Control but have not yet been paid will vest and be paid in cash and/or Shares at such time at the Plan Administrator’s discretion, with all performance goals to be deemed achieved at actual performance. Moreover, unless otherwise provided in the applicable Award Agreement or another applicable agreement between the Optionee or the Participant and the Corporation or any Parent or Subsidiary, all Performance-Based Awards for which the Performance Period has not been completed as of the date of the Change in Control will, with respect to each applicable performance goal and other vesting criteria, be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, and vest and be paid out for the entire Performance Period (and not pro rata), with the manner of payment to be made in cash or Shares at the Plan Administrator’s discretion; provided, however that if any such payment is to be made in Shares, the Plan Administrator may in its reasonable discretion, provide such holders the consideration provided to other similarly situated stockholders in such Change in Control.
C.Other Change in Control Matters.
(i)Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the Successor or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.
(ii)Awards outstanding shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets, subject to Section V.E of Article One.
(iii)Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of Section VI of Article One may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award or Optionee or Participant without the prior written consent of the Optionee or Participant, unless for the purpose of complying with Applicable Laws or regulations.

ARTICLE TWO
DISCRETIONARY GRANT PROGRAM
I.OPTION TERMS
Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
A.Exercise Price.
(i)    The exercise price per Share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the option grant date. Notwithstanding the foregoing, options may be granted with an exercise price per Share of less than one hundred percent (100%) of the Fair Market Value per Share on the option grant date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:
(a)    cash,
(b)     Shares valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid any additional charges to the Corporation’s earnings for financial reporting purposes, or
(c)    to the extent the option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm (designated by the Corporation) to effect the immediate sale of the purchased Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds, as determined by the Corporation, to cover the aggregate exercise price payable for the purchased Shares plus all Withholding Taxes to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased Shares directly to such brokerage firm to complete the sale, or
(d)    if Optionee ceases Service for any reason other than Misconduct and the entire exercise period applicable to the option remaining after such cessation of Service falls within a trading blackout period which the Corporation may impose from time to time, the Plan Administrator may, in its discretion, permit the Corporation (either at the time the option is granted or at any time thereafter) to (a) automatically exercise such portion of the option which has not been exercised previously on the last business day of the exercise period and (b) automatically withhold on such day a number of Shares subject to the option having a Fair Market Value (measured as of the exercise date) equal to (i) the aggregate exercise price of the Shares with respect to which the option is being exercised and (ii) the amount necessary to satisfy Withholding Taxes; provided, that such automatic exercise shall only occur if the Fair Market Value per Share on the last business day of the exercise period of the option is equal to or greater than 101% of the exercise price per Share of the option and, provided, further, that the Plan Administrator shall have the discretionary authority to revoke or amend this Section I.A.2.iv. of this Article Two (and any related provisions in an applicable Award Agreement) at any time without the consent of Optionee.
Except to the extent the procedure set forth in either Section I.A.2.iii. or Section I.A.2.iv. of this Article Two is utilized, payment of the exercise price for the purchased Shares must be made on the Exercise Date.
B.Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date. An option shall not be exercisable for any fractional Shares.
C.Effect of Termination of Service.
(i)    The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
(a)Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option or as otherwise specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee, but no such option shall be exercisable after the expiration of the option term.
(b)Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance.
(c)Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two (regardless of whether Optionee’s Service is terminated for Misconduct), all those options shall terminate immediately and cease to be outstanding.
(d)During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested Shares for which that option is at the time exercisable. No additional Shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any Shares for which the option has not been exercised.
(ii)    The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
(a)extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or
(b)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional options in which the Optionee would have vested had the Optionee continued in Service.
D.Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the Shares subject to the option until such person shall have exercised the option, paid the exercise price for and become a holder of record of the purchased Shares.
E.Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested Shares. Should the Optionee cease Service while holding such unvested Shares, the Corporation shall have the right to repurchase, at the exercise price paid per Share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:
(i)Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.
(ii)Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
II.INCENTIVE OPTIONS
The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.
A.Eligibility. Incentive Options may be granted only to Employees.
B.Exercise Price. The exercise price per Share shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the option grant date.
C.Dollar Limitation. Notwithstanding any Award’s designation as an Incentive Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Corporation and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Incentive Options will be treated as Non-Statutory Options. For purposes of the foregoing limitation, options shall be deemed to become first exercisable in the applicable calendar year based on the chronological order in which they were granted, except to the extent otherwise provided under Applicable Laws or regulations.
D.10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per Share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
E.Grant Date Limitation. Incentive Options shall not be granted after ten (10) years following the Board Approval Date.
III.STOCK APPRECIATION RIGHTS
A.Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.
B.Types. Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), and (ii) standalone stock appreciation rights (“Standalone Rights”).
C.Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

(i)    One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for Shares or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of Shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested Shares. The base price per Share of any Tandem Rights shall be set in accordance with Section I.A.1 of Article Two and Sections II.B and D. of Article Two, as applicable.
(ii)    No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in Shares valued at Fair Market Value on the option surrender date, in cash, or partly in Shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
(iii)    If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant. No Tandem Rights shall have a maximum term in excess of ten (10) years measured from the grant date.
D.Standalone Rights. The following terms and conditions shall govern the grant and exercise of Standalone Rights under this Article Two:
(i)    One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Standalone Right not tied to any underlying option under this Discretionary Grant Program. The Standalone Right shall relate to a specified number of Shares and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Standalone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Standalone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (ii) the aggregate base price in effect for those Shares.
(ii)    The number of Shares underlying each Standalone Right and the base price in effect for those Shares shall be determined by the Plan Administrator in its sole discretion at the time the Standalone Right is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.
(iii)    Standalone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except by gift to one or more Family Members of the holder or to a trust established exclusively for the holder and/or such Family Members or pursuant to a domestic relations order covering the Standalone Right as marital property.
(iv)    The distribution with respect to an exercised Standalone Right may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
(v)    The holder of a Standalone Right shall have no stockholder rights with respect to the Shares subject to the Standalone Right unless and until such person shall have exercised the Standalone Right and become a holder of record of Shares issued upon the exercise of such Standalone Right.
E.Post-Service Exercise. The provisions governing the exercise of Tandem and Standalone Appreciation Rights following the cessation of the recipient’s Service or the recipient’s death shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.
F.Net Counting. Upon the exercise of any Tandem or Standalone Right under this Section III, the share reserve under Section V of Article One shall be reduced only by the net number of Shares actually issued by the

Corporation upon such exercise, and not by the gross number of Shares as to which such Tandem or Standalone Right is exercised.
G.    Repricing of Awards Made Under the Discretionary Grant Program. Without first obtaining approval of the stockholders of the Corporation, neither the Board nor the Plan Administrator shall approve either (a) the cancellation of Awards of outstanding stock options or stock appreciation rights and the grant in substitution therefore of new stock options or stock appreciation rights having a lower exercise price or base price, as the case may be, or (b) the amendment of outstanding Awards of stock options or stock appreciation rights to reduce the exercise price or base price, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Sections V.E or VI.A of Article One herein.
ARTICLE THREE
STOCK ISSUANCE PROGRAM
I.STOCK ISSUANCE TERMS
A.Issuances. Shares may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by an Award Agreement that complies with the terms specified below. Shares may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units, awarded by and at the discretion of the Plan Administrator, that entitle the recipients to receive the Shares underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.
B.Issue Price.
(i)    The price per Share at which Shares may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the issuance date.
(ii)    Shares may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:
(a)    cash;
(b)    past services rendered to the Corporation (or any Parent or Subsidiary); or
(c)    any other valid form of consideration permissible under the General Corporation Law of the State of Delaware at the time such Shares are issued.
C.Vesting Provisions.
(i)    Shares issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives and/or upon the Participant’s attainment of retirement eligibility (as defined in the applicable Award Agreement). The elements of the vesting schedule applicable to any unvested Shares issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Award Agreement. Shares may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units that entitle the recipients to receive the Shares underlying those awards and/or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the Participant’s attainment of retirement eligibility (as defined in the applicable Award Agreement) or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.
(ii)    The Plan Administrator shall also have the discretionary authority to structure one or more Awards under the Stock Issuance Program so that the Shares subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance goals, including, without limitation, goals based on total stockholder return. Such performance goals may be based upon the attainment of specified levels of the Corporation’s performance relative to the performance of other entities and may also be based on the performance of any or all of the Corporation’s business groups or divisions thereof or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.
(iii)    Any new, substituted or additional securities or other property that the Participant may have the right to receive with respect to the Participant’s unvested Shares by reason of any stock dividend, stock split, recapitalization, combination of Shares, exchange of Shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or a substantial reduction in the value of outstanding Shares as a result of a spin-off transaction or an extraordinary dividend or distribution, shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested Shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.
(iv)    The Participant shall have the right to vote unvested Shares issued to the Participant under the Stock Issuance Program. The Participant shall not have the right to vote the Shares subject to a restricted stock unit or share right award until that award vests and the Shares are actually issued thereunder. Dividend-equivalent units may be credited, either in cash or in actual or phantom Shares, on outstanding unvested Shares issued under the Stock Issuance Program or restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate, provided that any applicable dividend and dividend equivalent amounts with respect to unvested Shares or any Share underlying any Award may be accrued but not paid to a Participant until all conditions or restrictions relating to such Share have been satisfied or lapsed and shall be forfeited if all of such conditions or restrictions are never satisfied or lapse.
(v)    Except as otherwise provided in the Plan or the applicable Award Agreement, should the Participant cease to remain in Service while holding one or more unvested Shares issued under the Stock Issuance Program or a restricted stock unit award or share right award under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested Shares, then those Shares shall be immediately surrendered to the Corporation for cancellation, the Participant shall have no further stockholder rights with respect to those Shares, and/or no Shares or other consideration shall actually be issued to the Participant in satisfaction of such awards, as applicable. To the extent the surrendered Shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same amount and form of consideration as the Participant paid for the surrendered Shares.
(vi)    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested Shares that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Shares. The Plan Administrator shall also have the discretionary authority to issue vested Shares under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
ARTICLE FOUR
MISCELLANEOUS
I.TAX WITHHOLDING
A.Corporation’s obligation to deliver Shares upon the issuance, exercise or vesting of Awards under the Plan shall be subject to the satisfaction, as determined by the Corporation, of all Withholding Taxes. The

Corporation shall have the right to determine the manner in which Withholding Taxes are provided for, and need not apply the same manner of providing for Withholding Taxes for all Optionees or Participants.
B.In addition to the automatic withholding provision set forth in Section I.A.2.iv of Article Two, the Plan Administrator may, in its discretion, provide any or all Optionees or Participants to whom Awards are made under the Plan with the right to utilize the following methods to satisfy all or part of the Withholding Taxes to which those holders may become subject in connection with the issuance, exercise or vesting of those Awards.
(i)    Share Withholding. The election to have the Corporation withhold, from the Shares otherwise issuable upon the issuance, exercise or vesting of those Awards a portion of those Shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the Optionee or Participant and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on such individual’s behalf. The Shares so withheld shall not reduce the number of Shares authorized for issuance under the Plan.
(ii)    Share Delivery. The election to deliver to the Corporation, at the time the Award is issued, exercised or vests, one or more Shares previously acquired by such Optionee or Participant (other than in connection with the issuance, exercise or vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such holder. The Shares so delivered shall not be added to the Shares authorized for issuance under the Plan.
(iii)    Cash Payment by the Optionee or Participant. The election for the Optionee or Participant to tender to the Corporation a cash payment equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such holder.
II.COMPLIANCE WITH SECTION 409A OF THE CODE
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Optionee or Participant shall not be considered to have terminated Service with the Corporation, or a Parent or Subsidiary, for purposes of the Plan and no payment shall be due to the Optionee or Participant under the Plan or any Award until the Optionee or Participant would be considered to have incurred a “separation from service” from the Corporation, its Parent or any Subsidiary within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Corporation makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Optionee or the Participant (as applicable) shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
III.SHARE ESCROW/LEGENDS
Unvested Shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.
IV.EFFECTIVE DATE AND TERM OF THE PLAN
A.The Plan shall be effective immediately on the Effective Date.
B.The Plan shall terminate upon the earliest to occur of (i) the date on which all Shares available for issuance under the Plan shall have been issued as fully-vested Shares or (ii) the termination of all outstanding

Awards in connection with a Change in Control. All Awards outstanding at the time of Plan termination shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.
V.AMENDMENT OF THE PLAN
The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, stockholder approval will be required for any amendment to the Plan that (i) materially increases the number of Shares available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits accruing to the Optionees and Participants under the Plan or materially reduces the price at which Shares may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, (v) expands the types of awards available for issuance under the Plan, or (vi) would require stockholder approval under any Applicable Laws, rules or regulations. In addition, the Board may not amend the Plan to remove the requirement for stockholder approval of any form of repricing of Awards made under the Discretionary Grant Program, as specified in Section IV of Article Two.
VI.USE OF PROCEEDS
Any cash proceeds received by the Corporation from the sale of Shares under the Plan shall be used for general corporate purposes.
VII.REGULATORY APPROVALS
A.The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.
B.No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal, state and foreign securities and other laws or regulations, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.
VIII.NO EMPLOYMENT/SERVICE RIGHTS
Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
APPENDIX
The following definitions shall be in effect under the Plan:
A.Applicable Laws means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
B.Award shall mean any of the following stock or stock-based awards authorized for issuance or grant under the Plan: stock option, stock appreciation right, direct stock issuance, restricted stock or restricted stock unit award or other stock-based award.
C.Award Agreement shall mean the written or electronic agreement entered into by the Corporation and the Participant setting forth the terms and provisions applicable to each Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

D.Board shall mean the Corporation’s Board of Directors.
E.Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions, unless otherwise provided in the applicable Award Agreement or another applicable agreement between the Optionee or the Participant and the Corporation or any Parent or Subsidiary:
(i)a stockholder-approved merger or consolidation is consummated in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
(ii)a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or
(iii)the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders or pursuant to a private transaction or series of transactions with one or more of the Corporation’s stockholders, or
(iv)a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
F.Code shall mean the Internal Revenue Code of 1986, as amended.
G.Common Stock shall mean the Corporation’s common stock, par value $0.001 per Share.
H.Compensation Committee shall mean the Compensation Committee of the Board.
I.Consultant shall mean any natural person, including an advisor, engaged by the Corporation or any Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Corporation’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
J.Corporation shall mean Broadcom Inc., a Delaware corporation.
K.Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.
L.Effective Date shall mean April 5, 2021, the date the Plan was approved by the Corporation’s stockholders at the annual meeting of stockholders.
M.Eligible Director shall mean a Board member who is not, at the time of such determination, an employee of the Corporation (or any Parent or Subsidiary).
N.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
O.Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
P.Fair Market Value per Share on any relevant date shall be determined in accordance with the following provisions:

(i)If the Common Stock is at the time traded on the Nasdaq Global Select Market (or the Nasdaq Global Market), then the Fair Market Value shall be the closing selling price per Share at the close of regular trading hours (i.e. before after-hours trading begins) on the Nasdaq Global Select Market (or the Nasdaq Global Market) on the date in question, as such price is reported by the Nasdaq Global Select Market (or the Nasdaq Global Market) either as reported on the Nasdaq website (www.nasdaq.com), or otherwise. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(ii)If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per Share at the close of regular trading hours (i.e. before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
Q.Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.
R.Incentive Option shall mean an option that satisfies the requirements of Section 422 of the Code.
S.Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), the Optionee’s or Participant’s material failure to comply with or observe the Corporation’s rules or policies (including, without limitation, codes of conduct, employee handbooks or similar rules or policies, and including, without limitation policies prohibiting harassment (sexual or otherwise)), a material breach by the Optionee or Participant of any of the Optionee’s or Participant’s agreements with the Corporation or any Parent or Subsidiary, or any other intentional misconduct by such person adversely affecting the business or affairs or reputation of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
T.1934 Act shall mean the Securities Exchange Act of 1934, as amended.
U.Non-Statutory Option shall mean an option not intended to satisfy the requirements of Section 422 of the Code.
V.Optionee shall mean any person to whom an Award is granted under the Discretionary Grant Program.
W.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
X.Participant shall mean any person who is issued Shares or restricted stock units or other stock-based awards under the Stock Issuance Program.
Y.Performance-Based Awards shall mean Awards that are subject to performance vesting conditions.
Z.Performance Period shall mean the time period during which the performance vesting conditions applicable to Performance-Based Awards must be met.
AA.Plan shall mean the Corporation’s 2012 Stock Incentive Plan, as set forth in this document.
BB.    Plan Administrator shall mean the Compensation Committee or other committee appointed by the Board, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, provided that the independent directors of the Board may act as the Plan Administrator with regard to any Award to the Corporation’s Chief Executive Officer.

CC.    Prior Award shall mean, individually or collectively, an Award granted under the Plan prior to the amendment and restatement of the Plan on April 5, 2021.
DD.    Securities Act shall mean the Securities Act of 1933, as amended.
EE.    Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, an Eligible Director or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the Award made to such person. Service (as defined herein) shall include continued employment or service through any pre-termination notice period that is applicable to an Optionee or Participant serving in any of the foregoing capacities. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary, provided that, for the avoidance of doubt, the performance of services shall include continued employment or service through the period of time occurring during any pre-termination notice period that is applicable to such Optionee or Participant or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.
FF.    Shares shall mean shares of the Corporation’s Common Stock, par value $0.001 per share.
GG.    Stock Exchange shall mean the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange, or their successors.
HH.    Stock Issuance Program shall mean the stock issuance program in effect under Article Three.
II.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
JJ.    Successor shall mean, in the event of a Change in Control, the acquiring or succeeding entity (or an affiliate thereof).
KK.    10% Stockholder shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
LL.    Withholding Taxes shall mean the federal, state, local and non-U.S. income and employment taxes related to the issuance, exercise, vesting or settlement of the Award made to the Optionee or Participant under the Plan, in amounts determined by the Corporation in its discretion not to exceed the sum of all statutory maximum rates applicable in the Participant’s jurisdiction(s) (provided, in the case of a Participant who is an “officer” of the Corporation as defined in Rule 16a-1(f) promulgated pursuant to the 1934 Act, or any successor law (or any successor rule), that any withholding amount that exceeds the amount that is required to be withheld pursuant to the Withholding Taxes for such Participant is approved in advance by the Plan Administrator or the Board).

APPENDIX C
DIRECTIONS TO BROADCOM INC.
2021 Annual Meeting
Our offices located at
1320 Ridder Park Drive, San Jose, California
Coming North on US-880:
1.    Take Brokaw Road exit and turn right onto Brokaw Road and move into the left lane.
2.    Turn left onto Ridder Park Drive.
3.    Turn into the Broadcom campus, which is the second building on the right, at the main entrance sign.
Coming South on US-101:
1.    Exit onto US-880 North.
2.    Take Brokaw Road exit and turn right onto Brokaw Road and move into the left lane.
3.    Turn left onto Ridder Park Drive.
4.    Turn into the Broadcom campus, which is the second building on the right, at the main entrance sign.
Coming South on I-880:
1.    Take Brokaw Road exit and turn right onto Brokaw Road and move into the left lane.
2.    Turn left onto Ridder Park Drive.
3.    Turn into the Broadcom campus, which is the second building on the right, at the main entrance sign.

C-1